                                                                    EXHIBIT 19.1

REPORT ON THE OYU TOLGOI
EXPLORATION PROJECT
SOUTH GOBI REGION, MONGOLIA
PREPARED FOR
IVANHOE MINES LTD.

Author:-
D. George Cargill, Ph.D., P.Eng.
Consulting Geological Engineer

                                                                JANUARY 11, 2002
                                                                      [RPA LOGO]
                                                   ROSCOE POSTLE ASSOCIATES INC.
                                                               TORONTO, ONTARIO.
                                                                 VANCOUVER, B.C.

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ROSCOE POSTLE ASSOCIATES INC.

TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----
SUMMARY........................................................    1
    PROPERTY AND AGREEMENTS....................................    1
    ACCESS, INFRASTRUCTURE AND CLIMATE.........................    2
    GEOLOGICAL SETTING.........................................    3
    MINERALIZATION.............................................    3
    EXPLORATION WORK AND RESULTS...............................    4
    MINERAL RESOURCE ESTIMATES.................................    6
    PRELIMINARY METALLURGICAL TESTING..........................    7
    EXPLORATION POTENTIAL......................................    8
    CONCLUSIONS................................................    9
    RECOMMENDATIONS............................................   10
INTRODUCTION...................................................   11
TERMS OF REFERENCE.............................................   12
QUALIFICATIONS.................................................   13
CONDITIONS AND LIMITATIONS.....................................   14
PROPERTY DESCRIPTION, LOCATION AND AGREEMENTS..................   14
ACCESSIBILITY, CLIMATE, PHYSIOGRAPHY, LOCAL RESOURCES,
 INFRASTRUCTURE................................................   18
EXPLORATION IN MONGOLIA........................................   20
GEOLOGICAL SETTING.............................................   22
     REGIONAL GEOLOGY..........................................   22
     PROPERTY AND LOCAL GEOLOGY................................   23
     ALTERATION................................................   24
MINERALIZATION.................................................   25
     GENERAL DEPOSIT TYPES.....................................   25
         SUPERGENE.............................................   25
         HYPOGENE..............................................   27
     OYU TOLGOI MINERALIZATION.................................   30
         SOUTH OYU.............................................   30
         CENTRAL OYU...........................................   30
         NORTH OYU.............................................   31
EXPLORATION WORK AND RESULTS...................................   31
     HISTORY...................................................   31

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
    IVANHOE EXPLORATION APPROACH..............................    33
    IP SURVEYS................................................    35
    RESULTS TO DATE...........................................    36
        SOUTHWEST OYU.........................................    36
        SOUTHWEST OYU ZONE - SOUTHERN EXTENSION...............    39
        SOUTH OYU.............................................    39
        CENTRAL OYU...........................................    39
        OTHER TARGETS.........................................    40
    SAMPLING, ASSAYS AND DATA VERIFICATION....................    40
MINERAL RESOURCE ESTIMATES....................................    41
    CENTRAL OYU MINTERAL RESOURCE ESTIMATE....................    41
    SOUTHWEST OYU MINERAL RESOURCE ESTIMATE...................    43
    1999 BHP ESTIMATE.........................................    44
EXPLORATION POTENTIAL.........................................    44
PRELIMINARY METALLURGICAL TESTING.............................    46
CONCLUSIONS...................................................    52
RECOMMENDATIONS...............................................    53
        DELINEATION DRILLING..................................    53
        EXPLORATION DRILLING..................................    53
        DRILLING SUMMARY......................................    54
SOURCES OF INFORMATION........................................    56
SIGNATURE PAGE
CERTIFICATE OF QUALIFICATIONS

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LIST OF TABLES

                                                                                    PAGE
Table 1.    Tabulation of Exploration Licenses                                           16
Table 2.    Selected Characteristics of Gold-Rich Porphyry Copper Deposits               26
Tables 3, 4, 5                                                                   Appendix 5
Table 6.    Expenditures in US$ from Inception to December 31, 2001                      31
Table 7.    Southwest Oyu "Discovery Zone" Summary of Significant Intercepts             36
Table 8.    BHP's Preliminary Tonnage and Grade Estimate (after Kirwin, 1999)            39
Table 9     Ivanhoe's Preliminary Tonnage and Grade Estimate
             (after Forster , 2001)                                                      40
Table 10.   Samples For Metallurgical Testing (after Lake, 2001)                         46
Table 11.   Lakefield Head Assays (after Anon, 2001)                                     46
Table 12.   Copper Bearing and Pyrite Mineralogy (after Sarbutt, 2001)                   46
Table 13.   Lakefield Cleaner Flotation Results (After Sarbutt, 2001)                    47
Table 14.   Summary of Planned Drilling                                                  51

LIST OF FIGURES

                                                                          PAGE
Figure 1. Location Map                                                  Appendix 1
Figure 2. Property Map                                                  Appendix 1
Figure 3. Tectonics and Selected Deposits                               Appendix 1
Figure 4. Summary Diagram of Techno-Stratigraphic, Magmatic,
             and Mineralization History of the South Gobi Region        Appendix 1
Figure 5. Regional and District Geology                                 Appendix 1
Figure 6. Property Bedrock Geology                                      Appendix 1
Figure 7. Generalized Cross Section of a Weathered Porphyry Copper
             System                                                     Appendix 1
Figure 8. Gold and Copper Content and Tonnages of Principal Gold Rich
             Porphyry Copper Deposits.                                  Appendix 1
Figure 9. Generalized Section Showing Intrusive and Alteration
             Relationships Around Gold Rich Porphyry Copper Deposits    Appendix 1
Figure 10. Exploration Data from Different Levels in the System         Appendix 1
Figure 11. Cross Section at Oyu Tolgoi Central Zone Supergene Blanket   Appendix 1
Figure 12. Oyu Tolgoi IP Plot Chargeability in 2 mv/v Contours          Appendix 1
Figure 13. Oyu Tolgoi South Drill Hole and IP Chargeability Map         Appendix 1
Figure 14. Surface Plan, Southwest Oyu Zone                             Appendix 1
Figure 15  Geological Section, NE to SW, Southwest Oyu Zone             Appendix 1
Figure 16. Geological Section, NW to SE, Southwest Oyu Zone             Appendix 1

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LIST OF APPENDICES

APPENDIX 1 FIGURES

Figure 1.  Location Map
Figure 2.  Property Map
Figure 3.  Tectonics and Selected Deposits
Figure 4.  Summary Diagram of Techno-Stratigraphic, Magmatic,
             and Mineralization History of the South Gobi Region
Figure 5.  Regional and District Geology
Figure 6.  Property Bedrock Geology
Figure 7. Generalized Cross Section of a Weathered Porphyry Copper System Figure 8. Gold and Copper Content and Tonnages of Principal Gold Rich
             Porphyry Copper Deposits
Figure 9.  Generalized Section Showing Intrusive and Alteration Relationships
             Around Gold Rich Porphyry Copper Deposits
Figure 10. Exploration Data from Different Levels in the System
Figure 11. Cross Section at Oyu Tolgoi Central Zone Supergene Blanket
Figure 12. Oyu Tolgoi IP Plot Chargeability in 2 mv/v Contours
Figure 13. Oyu Tolgoi South Drill Hole and IP Chargeability Map
Figure 14. Surface Plan, Southwest Oyu Zone
Figure 15. Geological Section, NE to SW, Southwest Oyu Zone
Figure 16. Geological Section, NW to SE, Southwest Oyu Zone

APPENDIX 2 ASSAY PROTOCOLS FOR ANALABS MONGOLIA

APPENDIX 3 DOCUMENTS RELATING TO TITLE

   1  BHP Ivanhoe Agreement May 5, 2000.

   2 Original Certificate of Mineral Exploration #210, BHP Minerals International EMI (Amended for renewal to 2004).

   3 Three certificates of Mineral Exploration for the Modified Mineral Concession (Amended for Renewal to 2004).
          a.  66x1 2001-09-20
          b.  66x2 2001-09-21
          c.  66x3 2001-09-20

   4  Certificate of New Mineral Exploration License 3677 X, Jaukhlant Uul.

   5 Summary of Mongolian Mining Law, Canning Management Property Ltd.; October 1999.

   6 Lynch Idesh & Mahoney, Legal Opinion of Exploration Licenses, October 22, 2001 (Mongolian Properties Title Report).

   7  Central Oyu Boundary, Letter October 1, 2001 Ivanhoe - BHP.

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   8  Lynch Idesh & Mahoney, Supplement to "Mongolia Properties Title Report 22;
      October, 2001"; February 5, 2002.

   9 Lynch Idesh & Mahoney, Supplement to "Mongolia Properties Title Report dated 22 October 2001"; Water and Surface Rights; February 21, 2002.

APPENDIX 4 SAMPLING, ASSAYS AND VERIFICATION

     INTRODUCTION
     SAMPLING METHOD AND APPROACH
         Table 4.1   Assays From Hole OTRCD 150
     SAMPLE PREPARATION, ANALYSES AND SECURITY
     DATA VERIFICATION
         RPA Samples and Assays
         Table 4.2   Comparisons of Specific Gravity
         Table 4.3   Check Assays For Copper
         Table 4.4   Check Assays For Gold
         Table 4.5   Check Assays for Molybdenum
         Table 4.6   32 Element ICP Scan of the Pulp Samples
     REJECTS FROM RC SAMPLES
         Table 4.7   Check Assays of RC Rejects for Copper and Gold
     CHECK ASSAYS ON PULPS BY OTHER LABORATORIES
         First Set of Outside Check Assays
         Second Set of Outside Check Assays
         Third Set of Outside check Assays
         Figure 4.1  Duplicate Assays at Analabs for Copper
         Figure 4.2  Duplicate Assays at Analabs for Gold
         Figure 4.3  First Set of Re-Assays for Cu at Chemex
         Figure 4.4 (a)    First Set of Re-Assays for Au at Chemex
         Figure 4.4 (b)    First Set of Re-Assays for Au at Bondar Clegg
         Figure 4.5        First Set of Re-Assays for Mo at Chemex
         Figure 4.6        Second Set of Re-Assays for Cu at Bondar Clegg
         Figure 4.7        Second Set of Re-Assays for Au at Bondar Clegg
         Figure 4.8        Third Set of Re-Assays for Cu at Bondar Clegg
         Figure 4.9        Third Set of Re-Assays for Au at Bondar Clegg

APPENDIX 5 DRILLING SUMMARY TABLES
     Table 3.      Diamond Drill Holes
     Table 4.      Ivanhoe - 2000 - Reverse Circulation Drill Holes
     Table 5.      Ivanhoe - 2001 - Reverse Circulation and Diamond Drill Holes

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ROSCOE POSTLE ASSOCIATES INC.

SUMMARY

         Roscoe Postle Associates Inc. (RPA) has been requested by Mr. Malcolm Lake, P.Eng. Technical Director of Ivanhoe Mines Ltd. (Ivanhoe), to prepare a Technical Report on the Oyu Tolgoi Exploration Licenses (OT Licenses) in Southern Mongolia. This report is prepared in accordance with National Instrument 43-101 (NI 43-101). It is based on information gathered during a site visit, discussion with representatives of Ivanhoe, reports of work on the license by BHP Minerals International Exploration Inc. (BHP) and on published reports by Mongolian government geologists.

         The purpose of this report is to provide an independent review of the ongoing exploration program on the OT Licenses.

         From October 13 to October 23, 2001, RPA's representative, Dr. D. George Cargill, P.Eng., visited the project site in Mongolia, visited the Analabs assay laboratory in Ulaanbaatar and reviewed exploration information from earlier work by BHP and Ivanhoe. RPA found the data collection, presentation and interpretation by the Ivanhoe geologists to be of the highest standards and fully in accordance with industry practice.

PROPERTY AND AGREEMENTS

         The property is in the South Gobi region of Mongolia. The Option Agreement between Ivanhoe and BHP, May 5, 2000, covered Mineral Exploration License 66 X (MEL 66 X). In September 2000, Ivanhoe in conjunction with BHP made significant reductions in the area of MEL 66 X resulting in four non contiguous areas within the original license area. The license number 66 X went with the package of land covering the Oyu Tolgoi occurrence and the other packages received the license numbers 66 X-l, 66 X-2, and 66 X-3.

         As of September 10, 2001, Ivanhoe has obtained new MEL 3677 X (Jaukhlaut Uul) which covers 109,145 ha and includes 59,743 ha within the original BHP MEL. Land within the boundary of MEL 66 X is part of the Ivanhoe-BHP Agreement. The status of

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land outside the boundary is under discussion.

         Ivanhoe can earn a 100% interest in the property by expending a minimum of US$3.0 million by May 2003, paying BHP US$5.0 million and by putting up US$3.0 million to cover exploration for another three years. BHP will retain a 2% Net Smelter Return Royalty.

         The back-in rights can be exercised by BHP after the identification of a "Significant Mineral Occurrence" (SMO). If the SMO consists of at least 250 million tonnes of 1.0% Cu in a supergene deposit extractable by solvent extraction-electrowinning (SX-EW) and acid leaching methods, BHP will then have the right to re-purchase a 40% interest in the SMO. If the SMO consists of at least 300 million tonnes of hypogene mineralization grading 1.0 % Cu recoverable by conventional means, BHP will have the right to repurchase a 60% interest in the SMO. If the back-in rights are exercised, BHP will have to repay in cash three times the value of exploration expenditures made by Ivanhoe up to the date of the back-in. If the SMO is located in the Central Oyu, BHP will also have to repay the $5.0 million dollars originally paid by Ivanhoe to earn its interest.

ACCESS, INFRASTRUCTURE AND CLIMATE

         The Oyu Tolgoi License is 560 km by road and track south from Ulaanbaatar and 350 km west of the nearest railway station and large electric power line. Ivanhoe has constructed a 1,400 m airstrip which allows the property to be reached by small aircraft. The average elevation is 1,160 m above sea level and the property has gently undulating topography with less than 50 m of relief. There are cold winters (" -38EC) and warm summers (" 28EC) and about 129 mm per year of precipitation. The ground cover is described as a "semi-desert steppe", and the ground surface is used by local herders. Although there have been no formal studies of the availability of ground water several drill holes produce water at depths of 5 m to 10 m.

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GEOLOGICAL SETTING

         The property is in the Kazakh Mongol Belt, a mixture of arc and back arc rocks accreted to southern Mongolia in the early Paleozoic. Much of the Oyu Tolgoi area is covered by Cretaceous sediments and exposed Siluro-Devonian rocks are usually basalts and basaltic andesites intruded by feldspar hornblende porphyries (monzodiorites) which appear to be the mineralizing phase. There is also a monzonite porphyry with close spatial and temporal relations to the monzodiorite but which is unmineralized. Post mineral monzonite and syenite plutons, and rhyolite and andesite dikes cut the bodies of mineralization.

         Most of the Oyu Tolgoi Property area is covered by Cretaceous sediments and outcrops of Paleozoic rocks are sparse. The three areas of known mineralization, South Oyu which includes the Southwest Oyu discovery, Central Oyu and North Oyu, are marked by outcrops. At South Oyu detailed mapping and diamond drilling allow a preliminary three dimensional picture. The zone was primarily volcanic rocks intruded by a monzodiorite intrusion which carries the copper and gold. Mineralization is cut by post ore, rhyolite dikes and monzonite and syenitic plutons.

         The alteration at South Oyu consists of early magnetite rich K-silicate alteration cut by a sericite-chlorite assemblage cut by an advanced argillic alteration assemblage. This pattern is characteristic of a deep level of alteration. Alteration at Central and Northern Oyu is argillic and advanced argillic mineralization characteristic of a much higher level in the porphyry system.

MINERALIZATION

         There are both supergene copper and hypogene copper-gold deposits on the property. The supergene deposits are similar to the classic supergene deposits of the southwestern United States. The hypogene copper-gold deposit is similar to the copper-gold porphyry deposits of the southwest Pacific. Current information indicates that South Oyu and

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Southwest Oyu are hypogene deposits; North Oyu is primarily a hypogene deposit and Central Oyu is possibly a supergene deposit overlying a zone of hypogene mineralization. The three areas of known mineralization are North Oyu, Central Oyu and South Oyu. Alteration and mineralization at South Oyu is primarily hypogene, while at Central Oyu there is intense supergene alteration superimposed on the hypogene alteration. The alteration assemblages at South Oyu and Central Oyu indicate that Central Oyu is at a much higher level (" 1,000 m) in the porphyry copper system. North Oyu seems to be similar to Central Oyu in terms of alteration assemblages but lacks extensive supergene alteration.

EXPLORATION WORK AND RESULTS

         In 1995 The Magma Copper Company Ltd. (Magma) began a reconnaissance program for copper which was continued by BHP in 1996. Oyu Tolgoi was recognized as a leached cap on a porphyry system. In 1997 BHP acquired the exploration license and drilled 6 holes (1,000 m). In 1998 BHP drilled 17 more holes (2,800 m). In 1999 BHP, after a detailed review, recommended, but did not carry out additional work.

         In 2000 Ivanhoe optioned the Oyu Tolgoi License from BHP and drilled 109 reverse circulation (RC) drill holes to delineate a chalcocite blanket at Central Oyu. This blanket was not large enough for a stand alone operation in this location.

         In 2001 Ivanhoe started a drilling program comprising RC holes, diamond drill (DD) holes and diamond drill holes with reverse circulation pre-collars
(RCD) to test supergene and hypogene targets on South Oyu. After making a long intersection of high grade hypogene copper and gold in OTRCD 150, Ivanhoe paused the drilling for a number of weeks and carried out induced polarization (IP) and magnetic surveys over an area 4 km by 3 km which included Oyu North, Central and South. Ivanhoe has been using the preliminary IP maps which highlighted the high grade zone intersected in OTRCD 150 as the basis for its ongoing drilling program. Ivanhoe expanded its diamond drill program and by January 11, 2002 Ivanhoe had completed 23 RC holes for 2,890 m, 3 RCD holes for 1,747 m and 24 diamond drill holes for 13,626.7 m, and drilling is ongoing.

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         Drilling in the South Oyu, Southwest Oyu zone, has established a dike-like body of syenodiorite porphyry at the centre of a significant zone of copper, gold and erratic molybdenum mineralization. The mineralization is mostly in altered mafic volcanics, but some phases of the intrusive are also mineralized. The zone is cut by closely related but poorly mineralized monzonite porphyry, and much younger post mineral rhyolite and andesite dikes, and plutons and dikes of syenite porphyry. The higher grade parts of this zone are created by the superposition of several stages of mineralization.

         The most significant hypogene mineralization at the present time is from the "Discovery Zone" in the Southwest Oyu Zone. The best drill results are listed below.

                  CORE
HOLE NO.       LENGTH (M)      INCLINATION      AUG/T        CU%
-------------------------------------------------------------------
   150             508            -55degrees    1.17         0.81
   160             288            -55degrees    1.68         0.80
   161             358            -55degrees    1.70         0.71
   162             190            -55degrees    1.76         0.75
   166             478            -55degrees    1.38         0.74
   171             100            -55degrees    1.29         0.67
   172             116            -55degrees    2.35         0.88
   173              24            -55degrees    1.32         0.82
   174              74            -55degrees    0.45         0.58
   175             138            -45degrees    0.35         0.45
   176             146            -55degrees    1.49         0.76
   177             192            -55degrees    1.10         0.56
   178             128            -45degrees    1.01         0.59
   179              14            -55degrees    0.32         0.57
   180             208            -55degrees    3.29         1.05
   183             454            -70degrees    1.71         0.92
   184                      Incomplete assays

         Additional hypogene mineralization has been intersected in South Oyu and in the extensions of Southwest Oyu but they have not yet been systematically drill tested.

         IP surveys have also produced untested targets for hypogene mineralization in Central Oyu and at the Far North and Airstrip anomalies.

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         Ivanhoe has made a major effort to create a program of uniform core sampling and logging. They have also instituted programs to get the maximum amount of information from the core by measuring specific gravity, magnetic susceptibility, RQD, and fracture orientations on oriented drill cores. As an initial data verification technique they routinely insert blanks and previously assayed material into the sample stream. RPA believes that Ivanhoe's approach to sampling the drill core is consistent with industry standards.

         RPA collected and independently assayed samples of drill core at the site which yielded similar results to those reported by Ivanhoe. RPA also obtained rejects of RC drilling which yielded assays similar to those obtained by Ivanhoe.

         In addition, RPA examined Ivanhoe's duplicate assays run by Analabs in Mongolia, and three groups of duplicate assays sent by Ivanhoe to assay laboratories in Vancouver. The duplicate assays indicate good reproducibility for copper and acceptable results for gold although Analabs' gold results are slightly higher than the Vancouver laboratories. Duplicate assays of molybdenum were inconsistent and more work is needed.

MINERAL RESOURCE ESTIMATES

         In November 2000, Ivanhoe estimated a Mineral Resource for the Central Oyu supergene zone based on 109 RC holes drilled in the summer of 2000. The Central Oyu supergene copper zone is separate and distinct from the Southwest Oyu copper-gold zone currently being delineated by Ivanhoe, which is hypogene in nature.

         RPA has reviewed and verified the 2000 Ivanhoe Mineral Resource estimate for the Central Oyu supergene zone and considers it to be an Inferred Mineral Resource in accordance with the CIM standards. Although Ivanhoe considers the Central Oyu supergene zone to be under-explored and therefore uneconomic for a stand alone mining operation, RPA considers that it has reasonable prospects for economic extraction in combination with or as a satellite operation to other mineral deposits.

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         The Central Oyu super gene Inferred Resources total 39.2 million tonnes at an average grade of 0.73% Cu. Drill holes are spaced 100 m to 200 m apart. A cut-off grade of 0.20% Cu was used. The supergene zone is an essentially continuous blanket of supergene copper mineralization which covers an area approximately 1,100 m north-south by 600 m east-west. It extends to a depth of 40 m to 80 m in most places and has been drilled to a maximum depth of about 120
m. In RPA's opinion, the Central Oyu supergene zone Mineral Resource should be considered a preliminary estimate at this time.

         In December 2001, Ivanhoe commissioned an independent Mineral Resource estimate of the Southwest Oyu zone by AMEC E&C Services Limited (formerly MRDI). As of the date of this Technical Report, AMEC was in the process of preparing the estimate. The significant zone of hypogene copper-gold mineralization discovered at the Southwest Oyo zone is distinct geologically and physically separate from the nearby Central Oyu zone of supergene mineralization. The exploration potential of the Southwest Oyu zone is for much larger tonnage at significant grades of copper and gold than the Central Oyu Mineral Resource tonnage reported above.

         In 1999, BHP prepared a preliminary estimate of tonnes and grade for the Oyu Tolgoi Project based on only 24 diamond drill holes. Since that time, another 159 holes have been drilled and, in RPA's view, the 1999 BHP estimate is completely out of date and not relevant to this Technical Report.

PRELIMINARY METALLURGICAL TESTING

         Preliminary metallurgical tests of six composite samples of drill core by Lakefield Laboratories (Lakefield) in Ontario show good recoveries of copper and gold by froth flotation from hypogene and supergene mineralization. Some molybdenum was recovered with the copper concentrates. Lakefield's preliminary column testing indicated copper extraction in the range of 65% to 82% for a sample from the chalcocite blanket of Central Oyu and 5% to 6% for a sample from the covellite zone of Central Oyu.

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         Preliminary comminution tests were carried out on seven samples at
MinnovEX Technologies Inc. (MinnovEX) in Toronto. Based on this very limited and preliminary work, the rock would be classified as "hard", but is significantly softer than the hardest ores in the MinnovEX database. More testwork is needed on more widespread and representative samples before final conclusions can be drawn.

EXPLORATION POTENTIAL

         Comparison of results to date with existing models for gold-rich copper porphyry deposits suggests that there are different levels of hypogene deposit outcropping on the property.

         Central Oyu has a blanket of shallow supergene enriched copper mineralization defined by RC drilling. The area offers significant exploration potential for additional deeper supergene blankets. The induced polarization
(IP) anomalies suggest that there may also be potential for hypogene mineralization beneath the enrichment blankets.

         At Southwest Oyu a body of relatively high grade copper-gold-molybdenum mineralization has been discovered. The pattern of IP anomalies extending to the southeast, the southwest and the northwest indicate potential for more similar mineralization.

         The IP survey has detected two other target areas further north. One is situated near the airstrip where a strong induced polarization (IP) anomaly corresponds to anomalous values detected in 3 RC drill holes. The other one is situated on the northern rim of a circular IP anomaly.

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CONCLUSIONS

         - The Oyu Tolgoi Property contains a gold-rich porphyry copper deposit (Southwest Oyu Zone) of the circum-Pacific type.

         - The Oyu Tolgoi Property has excellent potential for a large tonnage of hypogene porphyry copper-gold mineralization of similar grades to those found at Southwest Oyu Zone.

         - RPA believes that additional drilling to test the potential at South Oyu including Southwest Oyu zone, Central Oyu, the Airstrip Anomaly and the Far North Anomaly is fully justified.

         - Ivanhoe's 2000 Mineral Resource estimate of the Central Oyu supergene mineralization has been reviewed and verified by RPA, and totals 39.2 million tonnes at 0.73% Cu classified as Inferred Mineral Resource.

         - BHP's 1999 estimate of hypogene and supergene mineralization was done before the Ivanhoe reverse circulation and diamond drilling programs and, therefore, is completely out of date.

         - Preliminary metallurgical testing shows good recovery for copper and gold by froth flotation from both hypogene and supergene mineralization. Additional testing showed good copper recoveries from a sample from the supergene chalcocite zone by bacterial column leaching.

         - Work is needed to determine where the molybdenum occurs and how to assay for it. It is also necessary to find out where and how rhenium occurs with the molybdenum. Rhenium is a potentially highly valuable byproduct.

         - Gold is associated with sulphide minerals in the zones of high copper values. The gold is a critically important metal in this deposit and its mode of occurrence and distribution need to be investigated in detail.

         - A systematic compilation and interpretation of all the geological, geophysical and drilling data is needed to guide future exploration strategy.

         - RPA found the data collection, storage and interpretation systems followed by Ivanhoe were very high quality and equal to the best industry practices.

         - RPA is of the opinion that all the geologists, foreign and Mongolian workers on the project, were highly qualified professionals.

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RECOMMENDATIONS

         Based on our field observations and our review of exploration results to date, RPA makes the following recommendations:

         - Carry out a systematic review and integration of all the available data sets for the property.

         - Re-analyze existing drill hole samples for a wider range of elements. Available samples provide the basis for a lithogeochemical exploration program for the cost of assays.

         -   Analyze core samples from the mineralized zone for molybdenum.

         - Initiate a detailed study of the mode of occurrence and distribution of gold.

         - Initiate a study of the presence and distribution of rhenium in the molybdenum.

         - Initiate a scoping study to establish what tonnage and grade constitutes an economic deposit in this location. This study should determine to what extent a deposit such as Southwest Oyu zone could be mined using underground mining methods in addition to an open pit.

         - Sample the new types of mineralized zones, such as the quartz-magnetite breccias, for additional metallurgical testing.

         - Carry out a two phase drilling program. The first phase will require 27 diamond drill holes totaling some 21,000 m, and at a cost of about US$3.4 million. The second phase, which will be contingent upon the results of the first phase, will involve a maximum of 17 drill holes totaling some 13,800 m at a cost of about US$2.2 million.

                                       10

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ROSCOE POSTLE ASSOCIATES INC.

INTRODUCTION

         Roscoe Postle Associates Inc. (RPA) has been requested by Mr. Malcolm Lake, P.Eng., Technical Director of Ivanhoe Mines Ltd. (Ivanhoe), to prepare a Technical Report on the Oyu Tolgoi Exploration Project ("Project") in Southern Mongolia. This report is prepared in accordance with National Instrument 43-101 (NI 43-101). The purpose of this report is to provide an independent review of the ongoing exploration work on the Project.

         Ivanhoe is a Canadian company listed on the Toronto Stock Exchange
(TSE) and the Australian Stock Exchange (ASX) involved with mineral exploration and development in Asia, with a corporate office in Vancouver, Canada.

         This report is based on information gathered during a site visit, discussions with representatives of Ivanhoe, reports of work on the license by BHP Minerals International Exploration Inc. (BHP), now BHP Billiton, and on published reports by Mongolian Government geologists.

         From October 13 to October 23, 2001, RPA's representative, Dr. D. George Cargill, P.Eng., visited the project site in Mongolia, visited the Analabs assay laboratory in Ulaanbaatar and reviewed exploration information from earlier work by Ivanhoe and the previous property holder, BHP. RPA found the data collection, storage, and interpretation by Ivanhoe to be of the highest standards and fully in accordance with industry practice.

         Ivanhoe's exploration team consists of a few Australian and Canadian geologists and a group of Mongolian geologists. The expatriate geologists have a great deal of experience in porphyry copper exploration and delineation drilling, particularly on porphyry copper-gold deposits of the southwest Pacific. The Mongolian geologists, who previously worked with Magma and BHP, are highly trained professionals who are enthusiastically expanding their expertise in this type of deposit by learning from the expatriate geologists.

         The data presented in this report is complete up to January 11, 2002. The metric system is used throughout and currency is in US$.

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ROSCOE POSTLE ASSOCIATES INC.

TERMS OF REFERENCE

         On September 20, 2001, RPA was contacted by Mr. Malcolm Lake, Technical Director of Ivanhoe, to submit a proposal for a Technical Review of the Oyu Tolgoi project as well as field procedures of the current exploration program. On September 24, 2001, RPA submitted the proposal and on October 1, 2001, RPA signed an agreement with Ivanhoe to carry out this assignment.

         RPA proceeded with this assignment as described below:

         - Obtained and reviewed some relevant information prior to the site visit.

         - Carried out a site visit to the Oyu Tolgoi Project (Oct. 13 to Oct. 23, 2001).

         - Discussed the ongoing exploration program with appropriate personnel on site and in Ulaanbaatar.

         - Reviewed the exploration methodology and commented on the Quality Control and Quality Assurance (QA/QC) systems in the current exploration program. This included a review of the procedures for core logging, sampling, assay sample preparation, geotechnical data acquisition and assaying for Cu, Au and Mo.

         - Carried out independent sampling and assaying of diamond drill core. RC chips were shipped to RPA by Ivanhoe for independent assaying in Canada.

         - Assessed the exploration results to date and the mineral potential of the Oyu Tolgoi Property.

         - Collected data and reviewed documents supporting the ownership and property status. RPA did not do an in-depth review and verification of the property ownership which requires additional work by a legal firm (see Appendix 3).

         - Recommended additional exploration work in selected areas of the project.

         - Recommended the future direction of exploration and possible methods of acquisition, storage and processing of exploration data.

         - Uploaded the drill hole and sampling database into RPA's system using Genicom software.

         -   Plotted drill sections showing geological data and assays.

         - Checked and digitized the mineralized zones as interpreted by Ivanhoe field geologists.

                                       12
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ROSCOE POSTLE ASSOCIATES INC.

QUALIFICATIONS

         Roscoe Postle Associates Inc. (RPA) is an independent firm of Geological and Mining Consultants with offices in Toronto and in Vancouver. Since its establishment in 1985, RPA has carried out several hundred consulting assignments for more than two hundred clients, including major mining companies, junior mining and exploration companies, financial institutions, governments, law firms and individual investors. Our clients are principally Canadian, American and European companies.

         Our business primarily involves providing independent opinions on ore reserves, technical aspects and economics of mining projects, valuation of mining and exploration properties and prefeasibility work. Our personnel and associates have worked on projects located in all parts of Canada, the United States, Russia, Latin America, Australia, and in other countries in Africa and Asia. For chartered banks and offshore banks, we have carried out a number of due diligence and project monitoring assignments.

         Our personnel are Senior Geologists and Mining Engineers with extensive experience in the mining and exploration industries. The two principals of the company, William E. Roscoe, Ph.D., P.Eng. (Geologist), and John T. Postle, P.Eng. (Mining Engineer), have considerable experience in their respective fields.

         Since 1997, RPA has had a strategic alliance with Hatch Associates (Hatch) an international engineering and consulting firm based in Mississauga, Ontario, which specializes in mineral processing, construction and environmental as well as the business and marketing aspects of mining projects.

         D. George Cargill, Ph.D., P.Eng., Consulting Geologist associated with RPA, prepared the technical report on the Oyu Tolgoi Property. Dr. Cargill's experience with porphyry-type Cu-Mo-Au mineralization includes:

                                       13
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 ROSCOE POSTLE ASSOCIATES INC.

         - Geological consulting to the Island Copper Operating Division both as an internal consultant for BHP-Utah International Inc. and as an Independent Consultant.

         - Examination of North American porphyry Cu-Mo exploration properties for potential investment. This was an ongoing process for BHP and similar work has been done for several other companies as an Independent Consultant.

         - Review of the exploration potential and the exploration methodology for the porphyry copper properties on northern Vancouver Island for BHP.

         - Review of Mineral Resources and exploration potential of the Hushamau Deposit for Jordex Exploration.

         - Evaluation of the potential of gold deposits for bulk mining in Brazil, West Africa, East Africa and eastern China.

         -   Resource estimate, Magushan copper deposit, China

CONDITIONS AND LIMITATIONS

         This report has been prepared by RPA for Ivanhoe and shall not be used nor relied upon by any other party nor for any other purpose without the written consent of RPA.

         In the preparation of this report, RPA relied on certain information. This includes reports and data supplied by Ivanhoe, data generated by Magma and BHP, and reports by Lakefield Research. RPA relied on title documents provided by Ivanhoe and did not investigate mineral title, nor did we investigate surface rights, water rights or the like.

PROPERTY DESCRIPTION, LOCATION AND AGREEMENTS

         The property is in the South Gobi region of Mongolia with its geographic centre at 106(degree)45'E, 43(degree)37'30"N (Figure 1). It is about 560 km south of the capital city of Ulaanbaatar and less than 100 km north of the border with China.

         The property consists of Mineral Exploration License 210 originally issued to BHP in February 1997, under the previous version of the Mongolian mining law (Figure 2). In

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ROSCOE POSTLE ASSOCIATES INC.

July 1997 when the current Mining Law was proclaimed the original license became Mineral Exploration License 66 X (MEL 66 X). Essentially the original agreement received endorsements to bring it under the new Mining Law. BHP made some very minor changes to the area but it remained about the same. The original agreement between Ivanhoe and BHP dated May 5, 2000 covered MEL 66 X and the specifications for the license are outlined in an attachment to the agreement. A copy of the agreement for MEL 66 X is in Appendix 3.

         The option agreement between BHP and Ivanhoe requires a minimum exploration expenditure of US$3.0 million by May 5, 2003. On completion of this work commitment Ivanhoe can exercise its option to acquire a 100% interest by paying BHP US$5.0 million and putting up a US$3.0 million bond to cover additional exploration expenditures over the subsequent three year period. Ivanhoe may at its option make the US$5.0 million payment to BHP in two allotments of US$1.0 million on the Earn-In Date (May 5, 2003) and US$4.0 million on the first anniversary of the Earn-In Date. After all financial and work obligations have been met by Ivanhoe, BHP will retain a 2% Net Smelter Returns Royalty and back-in rights.

         The back-in rights can be exercised by BHP after the identification of a "Significant Mineral Occurrence" (SMO). If the SMO consists of at least 250 million tonnes of 1.0% Cu in a supergene deposit extractable by solvent extraction-electrowinning (SX-EW) and acid leaching methods, BHP will then have the right to re-purchase a 40% interest in the SMO. If the SMO consists of at least 300 million tonnes of hypogene mineralization grading 1.0 % Cu recoverable by conventional means, BHP will have the right to repurchase a 60% interest in the SMO. If the back-in rights are exercised, BHP will have to repay in cash three times the value of exploration expenditures made by Ivanhoe up to the date of the back-in. If the SMO is located in the Central Oyu, BHP will also have to repay the US$5.0 million dollars originally paid by Ivanhoe to earn its interest.

         In September 2000 Ivanhoe in conjunction with BHP made significant reductions in the area of MEL 66 X. These reductions were proposed by Ivanhoe and agreed to by BHP. The reductions created four non-contiguous areas within the original license area (Table 1).

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ROSCOE POSTLE ASSOCIATES INC.

The package of land covering the Project retained the designation MEL 66 X and the other packages received the license numbers MEL 66 X-l, 66 X-2, and 66 X-3 (Figure 2). The new land packages received new certificates but the Oyu Tolgoi package retained the amended certificate for MEL 66 X. Copies of the new Mineral Exploration Licenses are included in Appendix 3.

     Ivanhoe's applications for the extensions of the terms of the four mineral exploration licenses: #66 X, 66 X-l, 66 X-2 and 660 X-3 were accepted. The new expiry date for each of the licenses is February 17, 2004.

     As of September 10, 2001 Ivanhoe Mines Mongolia Inc., a wholly owned subsidiary of Ivanhoe Mines Ltd., received a new mineral exploration license, MEL 3677 X (Jaukhlant Uul) that is valid for a three year term. This license covers an area of 109,145 ha (Figure 2) of which 59,743 ha are within the original BHP MEL #210 and 49,402 ha are outside.

     The location of the Central Oyu exploration area is significant under the terms and conditions of the Ivanhoe-BHP agreement (Appendix 3) but it was not completely defined in the agreement. Ivanhoe and BHP have recently defined the area as:

       LONGITUDE                       LATITUDE
------------------------------------------------------
106degrees 50'49.330"           43degrees 00'36.467"
106degrees 51'37.896"           43degrees 00'35.680"
106degrees 51'38.679"           43degrees 01'01.601"
106degrees 51'50.107"           43degrees 01'02.388"

     Ivanhoe asked Lynch, Idesh & Mahoney, a law firm in Ulaanbaatar, to comment on the status of the original license and to advise them on the procedures for transferring the original license and other licenses from BHP to Ivanhoe pursuant to the Earn-In Agreement and any amendments to the Earn-In Agreement. A memorandum dated October 22, 2001 is included in Appendix 3.

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ROSCOE POSTLE ASSOCIATES INC.

                                     TABLE 1
                       TABULATION OF EXPLORATION LICENCES

                     IVANHOE MINES LTD. - OYU TOLGOI PROJECT

           MEL CORNER
          CO-ORDINATES                                                           SURFACE
         LONGITUDE (1)                LATITUDE (1)                                 AREA
ORIGINAL LICENSE 66 X
106degrees 30'E                     43degrees 08'N                              135,987 ha
107degrees 0'E                      43degrees 08'N
107degrees 0'E                      42degrees 50'N
106degrees 30'E                     42degrees 50'N
NEW LICENSE 66 X (OYU TOLGOI AREA)
106degrees 47'30"                   42degrees 58'30"                              8,496 ha
106degrees 47'30"                   43degrees 03'00"
106degrees 55'00'E                  43degrees '03'00"
106degrees 55'00'E                  42degrees 58'30"
NEW LICENSE 66 X -1
106degrees 38'00"                   42degrees 54'00"                              4,537 ha
106degrees 38'00"                   42degrees 57'00"
106degrees 44'00"                   42degrees 57'00"
106degrees 44'00"                   42degrees 54'00"
NEW LICENSE 66 X -2
106degrees 51'30"                   42degrees 55'30"                              1,764 ha
106degrees 51'30"                   42degrees 57'30"
106degrees 55'00"                   42degrees 57'30"
106degrees 55'00"                   42degrees 55'30"
NEW LICENSE 66 X -3
106degrees 30'00"                   42degrees 54'00"                              9,070 ha
106degrees 30'00"                   43degrees 00'00"
106degrees 36'00"                   43degrees 00'00"
106degrees 36'00"                   42degrees 54'00"
NEW LICENSE 3677 X within the original Oyu Tolgoi MEL #210 (Licensed Area)
106degrees 30'00"                   42degrees 54'00"                             59,743 ha
106degrees 36'00"                   42degrees 54'00"
106degrees 36'00"                   42degrees 55'30"

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ROSCOE POSTLE ASSOCIATES INC.

           MEL CORNER
          CO-ORDINATES                                                           SURFACE
         LONGITUDE (1)                 LATITUDE (1)                                AREA
106degrees 38'00"                   42degrees 55'30"
106degrees 38'00"                   42degrees 54'00"
106degrees 44'00"                   42degrees 54'00"
106degrees 44'00"                   42degrees 55'00"
107degrees 00'00"                   42degrees 55'00"
107degrees 00'00"                   42degrees 47'00"
106degrees 30'00"                   42degrees 47'00"
106degrees 30'00"                   42degrees 54'00"
NEW LICENSE 3677 X outside the Original Oyu Tolgoi Licensed Area (MEL #210)
106degrees 30'00"                   42degrees 47'00"                             49,402 ha
107degrees 00'00"                   42degrees 47'00"
107degrees 00'00"                   43degrees 08'00"
107degrees 05'00"                   43degrees 08'00"
107degrees 05'00"                   43degrees 04'00"
107degrees 02'00"                   43degrees 04'00"
107degrees 02'00"                   43degrees 00'00"
107degrees 06'00"                   43degrees 00'00"
107degrees 06'00"                   42degrees 44'30"
106degrees 30'00"                   42degrees 44'30"
106degrees 30'00"                   42degrees 47'00"

(1) Latitudes and longitudes quoted above are based on the "Krasovsky 1942" ellipsoid and reflect the locations on Mongolian mineral tenement licenses

ACCESSIBILITY, CLIMATE, PHYSIOGRAPHY, LOCAL RESOURCES, INFRASTRUCTURE

     The Oyu Tolgoi License is 560 km by road and track from the Mongolian capital of Ulaanbaatar (Figure 1). It is 240 km from the Aimag (state) capital at Dalanzadgad which is a town of 12,500 people. It has a telephone link with the capital and its own electric generating and heating plants. There are twice a week flights from Dalanzadgad to Ulaanbaatar. The property is 350 km west of the nearest railway station and large electric power line at Sainshand.

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ROSCOE POSTLE ASSOCIATES INC.

     Ivanhoe has constructed a gravel airstrip (1,400 m) at the Project which allows the property to be reached by small aircraft from Ulaanbaatar

     The property is reached by a combination of roads and tracks, or by air. About 50 km south of Ulaanbaatar the roads change into tracks. There are, however, large trucks operating on these tracks and heavy loads can be moved slowly. RPA traveled to the property via a road north of the camp to Ulaanbaatar. It seemed relatively busy with a number of small vehicles going past the camp towards the Chinese border.

     The property has an average elevation of 1,160 m above sea level. It has a relatively flat to gently undulating topography with less than 50 m of relief.

     Lochingiin (1999) described the cover of the area as a "semi-desert steppe" where vegetation covers between 20 and 25 % of the ground surface. Livestock grazing and plant gathering have a strong impact on the amount of plant cover because growth in this dry region is extremely slow.

     Climate information (Lochingiin, 1999) comes from the weather station at Dalanzadgad. This station reports that, for the five months from November to March, temperatures range from -2EC to -30EC; for the four months April, May, September and October, temperatures range from -11 EC to +20EC and for the three months June, July, and August temperatures range from +5EC to 28EC. The mean annual precipitation from 1938 to 1960 is 129 mm per year. The area is also very windy particularly during the spring (March, April, May). There are about 100 days per year described as having a "strong" wind.

     Although the weather is severe it is no worse than most of Canada. With care it should be possible to work on a year round basis.

     Surface and water rights are described in the "Supplement to Mongolia Properties Title Report" of Lynch, Idesh & Mahoney attached in Appendix 3. The land is used by one or

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ROSCOE POSTLE ASSOCIATES INC.

more livestock herders. They move their animals from one good pasture to another. They will move a long way, as far as the next Aimag (or state) looking for good grazing.

     Water rights are held by the Khan Bogd Soum (County) and the operator pays the Soum annually for water used and for the use of its roads.

     Since the nearest power line is 350 km away it will be necessary to generate power at the site. Quantity and availability of ground water has not been investigated, although many drill holes are producing water 5 m to 10 m below the surface and there seems to be abundant water in shallow, hand dug wells.

     Most of the technical work at the property has been done by highly trained Mongolian geologists supported by Australian and Canadian experts on porphyry copper-gold deposits. Very good technical people are locally available. The large open pit porphyry copper mine at Erdnet, northwest of Ulaanbaatar, has trained a large number of people at different phases of mining.

     Since the area is essentially flat there should not be any difficulty in locating buildings and storage areas for mining operations.

EXPLORATION IN MONGOLIA

     Mineral exploration in Mongolia is regulated at the federal and Soum (County) levels. A more complete summary of the operating environment in Mongolia is in the Mongolian Properties Title Report of Lynch, Idesh & Mahoney in Appendix 3. The federal government grants and regulates mineral exploration and mining licenses. Mineral exploration licenses can be issued to individuals or legal entities for a 3 year period with provision to be renewed twice, each for a 2 year period. No expenditure obligations are applicable, however, an annual license fee is applicable as well as annual reports on work carried out and environmental protection reports. Work reports are submitted to the federal government.

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ROSCOE POSTLE ASSOCIATES INC.

     In January after submitting the 2001 work reports, Ivanhoe requested the extension of the MEL 66 X, 66 X-l, 66 X-2, and 66 X-3 for a second 2 year period. This extension was granted on February 17, 2002 until February 17, 2004. It is the second and last extension allowed for exploration licenses. In February 2004 the MELs will have to be converted to mining licenses.

     At the same time Ivanhoe submitted the 2001 work reports they submitted the 2002 work plans and the 2001 environmental clearances from the Khan Bogd Soum. The 2001 work reports were accepted by the office of Geological and Mining Cadastral and by the State Inspection Office of Industry and Commerce. Ivanhoe reported that they had received approval at the same time for the 2002 work programs on the four licenses. At present Ivanhoe must submit its 2002 Environmental Work Plans to the Khan Bogd Soum before February 17, 2002 and pay the rent for the exploration license by September 30, 2002.

     The new Oyu Tolgoi mining exploration license MEL 3677 X is held in the name of Ivanhoe Mines Mongolia Inc. The portion of this license that was within the old BHP MEL #210 is part of the BHP-Ivanhoe agreement. The status of the part that is outside the old BHP MEL #210 is subject to discussion between BHP and Ivanhoe. The new license has an anniversary and rent due date of September 10th 2002.

     Environmental matters are regulated by the Khan Bogd Soum. The original environmental protection submission and a total environmental performance bond were presented by BHP in 1998. In theory this bond should be refunded each year if the company's performance is satisfactory. Since the projects was ongoing, however, the Khan Bogd Soum has issued environmental clearances each year without returning or renewing the bond. The operator of the project, Ivanhoe, also pays the Khan Bogd Soum for water and road use each year. Payments are computed at the end of each calendar year on the basis of road and water use. The environmental performance bond and the payments for water and road use are very small by North American standards.

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ROSCOE POSTLE ASSOCIATES INC.

GEOLOGICAL SETTING

REGIONAL GEOLOGY

     Yakubchuk et al (2001) place Oyu Tolgoi in the Barga Terrain in the South Mongolian Belt within the Altaids, an orogenic collage between the Siberian and North China Cratons (Figure 3). The South Mongolian Belt consists of arc and back arc rift related rocks accreted to southern Mongolia in the early Paleozoic. In the Late Paleozoic (Perello et al, in press) southern Mongolia underwent a period of Basin and Range style rifting, accompanied by bimodal volcanism. In the Early Mesozoic continental sediments were deposited in thrust controlled basins. Late Mesozoic geology was dominated by lacustrine sedimentation and some of the formations are famous sources of vertebrate fossils. The Late Cretaceous was marked by the onset of arid conditions which have continued until the present.

     The regional geology summarized by Perello et al (2001) consists of Siluro-Carboniferous sedimentary and volcanic sequences dominated by terrigenous sediments and intermediate to felsic volcanic rocks. These sequences are intruded by Devonian syenite and granite and by Carboniferous diorite, granite, granodiorite, and syenite bodies ranging in size from dikes to batholiths. The Permian peralkaline granite complex at Hanbogd, about 40 km east of the property, intrudes Siluro Devonian volcanic and sedimentary rocks (Figures 4 and 5).

     The regional structure is complex. It is characterized by sinistral, strike-slip faults, following northwest to east-west trends. However there are minor faults following northeast to north-south trends. Lateral fault offsets of several kilometers are apparent on regional maps and airphotos. Faulting affects all the rock units except the Permian Hanbogd complex.

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ROSCOE POSTLE ASSOCIATES INC.

PROPERTY AND LOCAL GEOLOGY

     Much of the area around Oyu Tolgoi is covered by Cretaceous sediments (Figures 4 and 5) which consist of pebbly gravel, sandy silt, sand and clay. It is a flat-lying sequence with an average thickness of 15 m to 20 m. These sedimentary units are usually assigned a shallow lacustrine setting and sequences of similar character which are widespread in the South Gobi region and believed Late Cretaceous to Paleocene in age. The Siluro-Devonian rocks exposed at Oyu Tolgoi are mostly basalts and basaltic andesites. Remnant pillow structures suggest a shallow aqueous deposition. There are outcrops of tuffaceous siltstone along the southern border of the area and drill intersections of thinly-laminated to thick bedded, fine grained sandstone, siltstone carbonaceous claystone, and conglomerate suggest a substantial part of the section consists of sedimentary rocks. There are post ore syenite plutons in the south eastern part of the area and smaller syenite bodies occur all over the area. Other post-mineralization dikes include rhyolite and andesite dikes which have been traced hundreds of meters along strike.

     At the Southwest Oyu zone where there is new detailed mapping (Figure 6), as well as a great deal of diamond drilling, it is possible to put together a better three dimensional picture. The zone was primarily intermediate volcanics, intruded by several phases of the monzo-diorite intrusions which carry the copper and gold mineralization. There are barren monzonite porphyries closely spatially associated with the mineralized monzo-diorite. Both the altered volcanics and some monzo-diorite intrusions are mineralized. Alteration and mineralization are cut off by post-ore rhyolite dikes and syenite plutons.

     The three areas of known mineralization, South Oyu (including Southwest Oyu zone), Central Oyu and North Oyu, are marked by outcrops. The most detailed published information on the relations between hydrothermal alteration and mineralization is by Perello et al. (2001). Their work was based on the mapping and limited, widely spaced diamond drilling done by BHP. Their picture appears correct in general but will be greatly modified by detailed mapping and diamond drill data from Ivanhoe's current program.

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ROSCOE POSTLE ASSOCIATES INC.

ALTERATION

     At South Oyu, Perello et al. (2001) identified three main hydrothermal events: First was an early phase of magnetite rich, K-silicate alteration which largely destroyed the original rock textures when minerals are replaced by K-feldspar and biotite. The intermediate event was retrograde, magnetite-destructive sericite-chlorite alteration. This event is characterized by abundant chlorite and sericite with associated copper sulphides and pyrite. This type of alteration is called pervasive but it may be caused by coalescing vein envelopes on closely spaced veins. The third event is advanced argillic alteration associated with easily recognized structures cross-cutting the intermediate argillic alteration.

     At Central Oyu most alteration is in the argillic facies and consists of a quartz-sericite (argillic) alteration grading into propyllitic mineral assemblage. Perello et al. (2001), reported early K-silicate alteration relicts within higher grade alteration. In the center of the argillic alteration there is a quartz-alunite zone (advanced argillic alteration facies) associated with a hydrothermal (?) breccia. Subsequent mapping by Ivanhoe has raised questions on the origin of the breccia but the alteration assemblage has not been changed. To further complicate the picture at Central Oyu Tolgoi, there is a blanket of supergene mineralization, chalcocite and covellite, superimposed on the hypogene alteration and mineralization.

     At North Oyu the alteration is in the argillic and advanced argillic facies similar to the alteration at Central Oyu.

     Alteration zoning in high level volcanic environments can be very complex. The orderly progression of alteration facies, defined in the porphyry copper deposits of the southwestern United States (Lowell and Guilbert, 1970) tends to be disrupted. Alteration facies are telescoped, overprinted and change much more abruptly than they do in the southwestern United States. The alteration patterns defined by Perello et al (2001), suggest that North and Central Oyu are at a higher level (" 1000 m) in the alteration system than those at South Oyu. At this level alteration spreads a significant distance from the hydrothermal centre. It is easiest to interpret the two areas of mineralization as separate

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ROSCOE POSTLE ASSOCIATES INC.

intrusive centers but they could be parts of the same sheet separated by faulting and/or erosion. The shape of the alteration pattern of Central Oyu Tolgoi suggests that the altered block was tilted so the ground surface represents an oblique slice through the system.

     The patterns at South Oyu suggest centers of alteration at South Oyu Tolgoi and another at Southwest Oyu. However, these could be the same intrusive center offset on a northeast trending fault. The mineral assemblages are consistent with the K-silicate facies which occurs deep in the porphyry system.

MINERALIZATION

     The section comprises two parts; the first part describes general porphyry copper deposit types - supergene and hypogene, in order to provide a background for interpretation of the Oyu Tolgoi mineralized zones and their potential. The second part provides a description of the Oyu Tolgoi zones discovered to date, drawn largely from Perello et al (2001).

GENERAL DEPOSIT TYPES

     There are both supergene copper and hypogene copper-gold deposits on the property. Current information indicates that South Oyu and Southwest Oyu are strictly hypogene deposits; North Oyu is primarily a hypogene deposit; Central Oyu is primarily a supergene deposit overlying a zone of hypogene mineralization (Figures 5 and 6).

SUPERGENE

     The initial exploration by Ivanhoe delineated the chalcocite blanket beneath a leached cap. Supergene enrichment is a complex process and every enrichment blanket has unique features. Titley (1994) presented the following summary of the process.

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                    "Through supergene processes, hypogene copper mineralization of the shallow levels in the original system was moved downward to be precipitated at greater concentrations in generally flat lying discoid "blankets" that are probably conformable with ancient water tables. The process occurs at high levels in the original system where pyrite occurs in sufficient abundance to produce acid and where correspondingly, a great abundance of fractures allows flow of significant amounts of the supergene fluids. Production of acid is encouraged by silicification and advanced argillic alteration which reduces the quantity of minerals in the rocks with will react with or neutralize acid. Production of acid results in solution of hypogene copper sulfides, the copper-bearing, sulfate dominant (oxidized) solutions moving to an environment where copper and sulfur are reduced to form chalcocite."

     Enrichment processes take place through several stages, each reflecting changes in base level, perhaps as adjustments to uplift. When compared with hypogene grades beneath the blankets, enrichment factors of three to six times in polycyclic enrichment are seen in the enriched ores.

     Figure 7, a generalized cross section through a typical southwestern U.S. weathered porphyry system (Titley, 1994), shows several important points. First is that movement of the water table can produce two or more blankets separated by thick beds of lower grade material. It would be interesting to know more about the zones that the RC holes at Oyu Tolgoi finish in. Are they hypogene mineralization underlying the blanket or layers of waste within the blanket? Second, although the generalized system shows that the enrichment blanket is distributed symmetrically over the disseminated (hypogene) copper mineralization, real blankets seldom have this pattern. The locations of supergene blanket are functions of (1) fracturing, (2) post alteration rock composition, (3) location of groundwater, and (4) flow direction of the groundwater.

     The leached cap and the enrichment blanket mark a zone of hypogene alteration, but they do not usually exactly correspond with it.

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HYPOGENE

     Hypogene copper-gold porphyry deposits have been reviewed by Sillitoe
(1993). He summarized the characteristics of twenty-nine deposits (Table 2 and Figures 8 and 9). The average gold and copper values for 8 holes at South Oyu are plotted on Figure 8 to show how they compare to the other deposits. Table 2 compares South Oyu to Sillitoe's other deposits for the nine most important factors.

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                                     TABLE 2
         SELECTED CHARACTERISTICS OF GOLD-RICH PORPHYRY COPPER DEPOSITS
                             (AFTER SILLITOE, 1993)
                     IVANHOE MINES LTD. - OYU TOLGOI PROJECT

                                                    HOST     PETRO-    AGE    COEVAL   CU-AU W.  ADVANCED   ABUNDANT   QUARTZ
NAME, LOCATION                     AU (t) SETTING Porphyry chemistry  (Ma)  volcanics K-silicate argilitic magnatite/ stockwork
Goonumbla, NSW, Australia
                                       51       C    Qmonz       KCA    439    Y           Y         N          N         Y
Panguna, Paupua New Guinea            766      IA   Di-Qdi        CA    439    Y           Y         N          Y         Y
Ok Tedi, Papua New Guinea             368       C     Monz       KCA    3.4    N           Y         N          N         Y
Grasberg, Indonesia                   703       C       Di        CA    1.2    Y           Y         N          Y         Y
Capang Kiri, Indonesia                 81      IA      Qdi        CA      3    Y           Y         Y          Y         Y
Sugai Mak, Indonesia                   20      IA       Di        CA    2.9    Y           Y         Y          Y         Y
Mamut, Malaysia                        90      IA    Qmonz       KCA    2.9    N           Y         N          N         Y
Kingking, Philippines                 122      IA       Di        CA    Mio    Y           Y         N          Y         Y
Amacan, Philippines                    46      IA      Qdi        CA    Mio    Y           Y         N          N         Y
Dizon, Philippines                     98      IA      Qdi        CA    Mio    Y           Y         Y          Y         Y
Santo Tomas II, Philippines           200      IA       Di        CA    1.4    N           Y         N          Y         Y
Guinaoang, Philippines                200      IA      Qdi        CA    3.5    Y           Y         Y          Y         Y
Lepanto Far Southeast, Philippines    441      IA      Qdi        CA  3.5(?)   Y           Y         Y          Y         Y
Galore Creek, BC, Canada               50     AIA     Syen         A    198    Y           Y         N          Y         N
Morrison, BC, Canada                   29       C      Qdi        CA     52    Y           Y         N          Y         Y
Bell Copper, BC, Canada                23       C      Qdi        CA     51    Y           Y         N          Y         Y
Mount Milligan, BC, Canada            192     AIA     Monz         A    Jur    Y           Y         N          Y         N
Mount Polley, BC, Canada               29     AIA     Monz         A    184    Y           Y         N          Y         N
Fish Lake, BC, Canada                  24       C      Qdi        CA     77    Y           Y         N          Y         Y
Island Copper, BC, Canada              57     AIA  Rhyodac        CA    180    Y           Y         Y          Y         Y
Afton, BC, Canada                      18     AIA       Di         A    198    Y           Y         N          Y         N
Bingham, Utah, U.S.A.                 900       C    Qmonz       KCA     39    Y           Y         N          N         Y
Dos Pobres, Arizona, U.S.A.           160       C       Gc        CA  47-52    Y           Y         N          Y         Y
Tanama, Puerto Rico                    72      IA      Qdi        CA  41-44    Y           Y         N          Y         Y
Bajo de La Alumbrera, Argentina       211       C      Dac       KCA      8    Y           Y         N          Y         Y
Marte, Chile                           66       C       Di        CA     13    Y           Y         Y          Y         Y
    Lobo, Chile                       128       C       Di        CA     13    Y           Y         Y          Y         Y
Skouries, Greece                       51       C     Syen         A     18    N           Y         N          Y         Y
Saindak, Pakistan                      28       C      Qdi        CA  19-20    Y           Y         N          Y         Y
Oyu Tolgoi South                        ?      IA     Monz         ?    411    Y           Y         N          Y         Y

                                                         ABBREVIATIONS
SETTING:                         HOST PORPHYRY:                           PETROCHEMISTRY
AIA        accreted island arc   Dac                 dacite               A                               alkalic
C          continental margin    Di                  dirote               CA                              calc-alkalic
IA         island arc            Gd                  granodiorite         KCA                             high K calc-alkalic
                                 Monz                monzonite            AGE
                                 Qdi                 quartz diorite       Jur               Jurassic
                                 Qmonz               quartz monzonite     Mio               Miocene
                                 Rhyodac             rhyodacite
                                 Syen                syenite

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     Figure 10 shows the variations in lithogeochemical, magnetic susceptibility and chargeability at different levels in the system. When interpreting the exploration data from Oyu Tolgoi, it is important to remember that the patterns from different levels in the system can be very different.

     Sillitoe (1993) originally selected gold-rich deposit on the basis of containing more than 0.4 g/t Au but included a few lower grade deposits which contained large amounts of gold. He pointed out gold-rich porphyry copper deposits are not a discrete deposit type but represented the gold-rich end of the porphyry copper spectrum. There are some characteristics, however, that help set them apart. Some 80% of the gold-rich deposits contain appreciably more hydrothermal magnetite. Gold-rich systems have calc-silicates, amphibole, pyroxene and garnet, in addition to potassium silicate alteration (biotite, K feldspar) associated with their central ore zones.

     Gold-rich porphyry copper deposits occur in volcano-plutonic arcs of all ages worldwide and are preserved where erosion levels are shallow (<4 km). Islandarc and continental margins seem equally favorable. Deposits are associated with a wide range of rock composition, calc-alkalic as well as alkalic. While only gold-rich deposits accompany alkalic stocks, most gold-rich deposits accompany low potassium calc-alkalic plutons. Another aspect of gold-rich porphyry copper deposits not mentioned by Sillitoe (1993) is the presence of anomalous quantities of rhenium in the associated molybdenite. Rhenium in sufficient quantities is a valuable byproduct and greatly increases the value of the molybdenite concentrate. The quantity and distribution of rhenium in the molybdenite at Southwest Oyu should be established.

     Southwest Oyu is a gold-rich porphyry copper deposit as defined by Sillitoe
(1993). It formed in a volcanic-plutonic arc, probably an island arc which was accreted to southern Mongolia in the early Paleozoic as part of the South Mongolian Belt. The entire volcanic plutonic arc that hosts the Southwest Oyu deposit now exists as discrete terrain, the Barga Terrain.

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     Oyu Tolgoi mineralization can be divided into deep level, South Oyu which would correspond to Level C in Figure 9, North Oyu and Central Oyu lie somewhere between Level A and Level B in Figure 9. North Oyu seems to be deeper than Central Oyu but there is not a significant difference.

OYU TOLGOI MINERALIZATION

SOUTH OYU

     Most Cu-Au-Mo mineralization at Southwest Oyu zone is in intensely veined (stockwork and sheeted) magnetite-rich, pyrite-poor assemblages dominated by quartz, chalcopyrite, bornite and traces of molybdenum in andesite and feldspar hornblende porphyry (monzodiorite). Perello et al. (2001) divided the mineralization into an early stage, pyrite poor and associated with K-silicate, mostly biotite, alteration and a second stage which overprints and crosscuts the first. Molybdenite seems to be associated with the second stage. Distribution of gold is not understood. The gold has not been observed with microscope or scanning electron microscope (SEM) methods. The correlation between gold and copper grades however suggests that it is in the form of attachments to or inclusions in copper sulphides. This theory is supported by the way gold was recovered with copper sulphide minerals in Ivanhoe's preliminary metallurgical work (Lake, personal communication). Molybdenum grades are erratic and the overall distribution is not understood. Ivanhoe's preliminary metallurgical work indicates that at least some of the molybdenum is enriched in rhenium (Lake, personal communication). Highvalues of rhenium in molybdenum is a feature of some goldrich porphyry copper deposits.

     Geochemical analyses run by XRAL Laboratories Ltd. (XRAL) in Toronto for RPA indicate that the South Oyu mineralization has anomalous values of molybdenum (21 ppm to 165 ppm), arsenic(<2 ppm to 588 ppm) and silver(1.5 ppm to 2.7 ppm).

CENTRAL OYU

     Known copper mineralization is dominated by a supergene copper blanket (Figure 11). Rock chip samples across the leached cap contain anomalous concentrations of Cu (0.1%

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to 1.2%), Au (0.05 ppm to 2.68 ppm) and As (200 ppm to 1,740 ppm). Relict
sulphides are mostly pyrite, but include chalcopyrite, bornite, chalcocite and covellite. Supergene mineralization extends from surface to approximately 120 m below surface. The uppr 20 m to 40 m of the enrichment blanket is made up of chalcocite with minor covellite and digenite as coatings on pyrite and traces of chalcopyrite. The lower parts of the blanket which have lower copper grades are dominated by covellite. The upper chalcocite and lower covellite zones are a standard feature of enrichment blankets (Chavez, 2000). Hypogene copper mineralization consists of tennantite, chalcocite, covellite bornite and traces of chalcopyrite, arsenosulvanite, and sulvanite. Distribution of gold is not well known. Most of the system contains <30 ppb Au but there are erratic values of 0.1 ppm to 1 ppm Au. The best gold values are in the chalcocite zone over an alunite rich breccia.

     Molybdenum mineralization is equally erratic. Anomalousmolybdenum values (10 ppm to 70 ppm) characterize the zone but samples as high as 0.08% Mo have been found associated with the alunite rich breccia.

NORTH OYU

     Copper mineralization occurs in breccias at depths" 100 m below surface. Some supergene chalcocite and covellite were observed but the higher grade intercepts are associated with veins containing pyrite, chalcopyrite, bornite, tennatite, traces of covellite and chalcocite, which appear to be hypogene. Gold values are usually low (10 ppb to 30 ppb) but sometimes higher (40 ppb to 90 ppb) in copper-rich zones. Molybdenum values are usually low (<0.0001% Mo).

EXPLORATION WORK AND RESULTS

HISTORY

     In 1995 the Magma Copper Company Ltd. (Magma) began a reconnaissance program which examined more than 60 copper occurrences in all parts of Mongolia. In 1996,

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Magma was acquired by BHP but the reconnaissance program continued in western and southern Mongolia. Central Oyu was recognized as a leached capping on a porphyry copper system in September 1996. A number of old diggings and small amounts of slags found in the area indicate that there was small scale mining in ancient (Bronze Age?) times.

     In February 1997 a mineral exploration licence "Oyu Tolgoi Exploration Licence" (MEL 210) covering the area was obtained by BHP. In April of the same year the South Oyu area was identified as a prospective area. In the summer of 1997 BHP completed a program of mapping, rocks and soil sampling, and IP and magnetic geophysics. By October 1997 BHP had drilled six diamond drill holes (1,001.2 m) to test Central Oyu for an enrichment blanket and the hypogene mineralization at South Oyu for copper mineralization.

     In 1998 BHP drilled an additional 17 diamond drill holes (2,800m) to continue testing the exploration targets defined in 1997. In 1999 BHP completed a detailed economic review which recommended additional drilling and continued exploration on the property. BHP did no additional work on the area however.

     In 2000, Ivanhoe signed an option to earn a 100% interest in the Oyu Tolgoi Exploration License from BHP, and completed a RC program consisting of 109 holes (8,828 m). The program targeted a chalcocite blanket cut by one of BHP's diamond drill holes. At the end of the RC program Ivanhoe decided that the chalcocite blanket was neither large enough nor high-grade enough to be economic in this location. Forster (2000) made an unpublished estimate of the size of the enrichment blanket (See Mineral Resource Estimates).

     In 2001, Ivanhoe began a program which consisted of both RC and diamond drill holes. It was designed to test South Oyu for a chalcocite blanket and hypogene mineralization. After the discovery of a high grade hypogene mineralization in OTRCD 150 in Southwest Oyu zone, Ivanhoe expanded its planned drill program By December 31, 2001, Ivanhoe had spent about US$4.4 million (Table 6).

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     As of January 11, 2002, Ivanhoe had completed 23 RC holes for 2,890 m, 3
RCD holes for 1,747 m and 24 DD holes for 13,627 m and diamond drilling was in progress.

                                     TABLE 6

             EXPENDITURES IN US$ FROM INCEPTION TO DECEMBER 31, 2001
                     IVANHOE MINES LTD. - OYU TOLGOI PROJECT

                                   INCEPTION TO    MAY 1, 2001 TO      DEC. 1, 2001 TO
                                  APRIL 30, 2001   NOV. 30, 2001        DEC. 31, 2001       TOTAL
TOTAL EXPENDITURES
Expenditures                        1,107,183         2,415,347           595,695         4,197,194
Overhead 5%                            55,359           120,767            29,735           209,860
TOTAL                               1,168,542         2,536,114           624,430         4,407,054

EXPENDITURES ALLOCATED
Central Oyu                           796,192            77,452             - 0 -           878,472
Outside Central Oyu                   366,350         2,458,663           624,430         3,528,582
TOTAL                               1,162,542         2,536,114           624,430         4,407,054

METRES DRILLED, RC, RCD AND DD
Central Oyu                             6,107               450                 ?                 ?
Outside Central Oyu                     2,810            14,285                 ?                 ?
TOTAL                                   8,917            14,735             1,978            25,630

IVANHOE EXPLORATION APPROACH

     The Oyu Tolgoi property contains a copper-gold system of the circum Pacific type, where high level plutons intrude the volcanic pile. The system is Paleozoic and, therefore, much older than most systems of this type around the Pacific Ocean.

     Initial drilling results by BHP suggested a broad area of low grade copper mineralization with smaller zones, both hypogene and supergene, of higher grade mineralization. The broad zone of low grade mineralization is broken by northwest and northeast trending faults, post mineralization syenite plutons and post mineralization rhyolite dikes. The mineralizing event seems to have been one phase of a long lived intrusive system.

     The leached and silicified cap indicates the Central Oyu and North Oyu are at a much higher level (+/-1,000 m) in the porphyry system than South Oyu and Southwest Oyu zone.

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The combined anomalous soil geochemistry, IP, geology and RC samples indicates a major porphyry system in this area. The lateral extent of the intense alteration suggests the current ground surface is an oblique slice through the original system. Intrusive plutons associated with this system may not be vertical like the ones in South Oyu. There are two exploration targets in this area. First is a deep enrichment zone below the RC holes. Second is a richer hypogene zone associated with an IP chargeability anomaly.

     The large circular structure marked by IP chargeability north of Central Oyu could be a ring dike in a caldera system. If this is the case mineralization associated with this structure could offer an important clue to significant bodies of mineralization. It is important that the Airstrip and Far North anomalies be tested at an early stage in the drilling program.

     In 2000, Ivanhoe carried out a RC program to delineate a chalcocite blanket intersected in one of BHP's diamond drill holes. This program consisted of 109 RC holes totaling 8,828 m. The 80 m to 130 m holes were targeted to delineate supergene mineralization that might be amenable to a heap leaching SX-EW process similar to the one used at Ivanhoe's Monywa copper mine in Myanmar.

     In 2001, Ivanhoe drilled 23 RC holes (2,890 m) and, by January 11, 2002, had completed 3 combined diamond drill (RCD) holes (1,747 m) and 24 diamond drill (DD) holes (13,627 m). RCD holes start as reverse circulation holes and change to diamond drill holes. The initial part of the drilling program was with RC holes to test the supergene and the hypogene potential of the South Oyu area.

     A long intersection of high grade hypogene copper and gold mineralization was encountered in OTRCD 150 (508 m averaging 0.81% Cu and 1.17 g/t Au). Ivanhoe paused the drilling for a number of weeks and undertook a surface program magnetic and induced polarization (IP) surveys which covered the three outcrop areas at North Oyu, Central Oyu and South Oyu an area of roughly 4 km by 3 km. The magnetics were done in two surveys each covering an area of 2 km by 3 km. The southern part of the area was surveyed by Ivanhoe on north-south lines, 25 m apart with stations 5 m apart. The

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northern area was surveyed by a contractor on east-west lines, 50 m apart with stations at 5 m intervals. In RPA's opinion, these surveys were conducted according to standard industry practice.

     Ivanhoe changed from exploring for a shallow supergene enrichment blanket with Reverse Circulation (RC) drilling to testing for deep hypogene mineralization with conventional diamond drilling (DD). The holes begin with very largediameter drill core (PQ or NTW) and the core size is reduced down the hole (HQ or BTW). This approach ensures that enough core is acquired for good samples along the entire length of the hole. Large diamond drill core also ensures high core recoveries (>90%).

IP SURVEYS

     Delta Geoscience Ltd. conducted an extensive IP and resistivity survey of the Project (Hendrickson, G. A., 2002). Twelve square kilometers were evaluated with 124 km of initial lines and 122 km of fill-in lines from September 8 to October 10, 2001. This survey evaluated the extent and strength of known zones of porphyry-style copper-gold mineralization, and explored the surrounding areas at depth.In RPA's opinion, this survey was conducted according to standard industry practice.


     Effective penetration of 400 m to 500 m beneath rocks with low resistivities required a high powered IP system to obtain a good signal to noise response. This survey used an Iris 10 kw transmitter coupled to a 12 kw motor generator. Two Iris IP-6 receivers recorded all IP and resistivity data. The IP survey used a gradient array, which has important advantages in horizontal resolution and depth of penetration. Basic grid coverage used a current electrode separation of 3,000 m and a potential electrode separation of 50 m. Anomalies of interest were evaluated by different current electrode arrays spaced at 4,000 m, 3,000 m, 1,600 m, 800 m. The average focus depth of the system is 0.16 of the current electrode separation.

     Geophysical data were presented to Ivanhoe as colour contour plans (1:20,000), colour depth sections (1:20,000), and ASCII files.

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     The survey defined four very significant anomalies and several other, smaller associated anomalies. The main anomalies are: South Oyu, Southwest Oyuzone, Central Oyu and Far North Oyu (Figures 12 and 13). South Oyu, Southwest Oyu zone and Central Oyu show a good contrast to background and excellent depth extent. Far North Oyu shows an IP pattern characteristic of a target buried beneath a cap of unpolarized material.

     Flat lying zones of supergene mineralization are difficult to recognize in IP surveys designed to detect large buried targets. It is important to evaluate the tops of significant porphyry systems with smaller arrays designed to search for supergene mineralization. Responses characteristic of supergene mineralization were observed in some sections across South Oyu and Central Oyu.

     The low resistivities on the north and south flanks of Central Oyu are typical of advanced argillic alteration(Hendrickson, 2002). These zones of very low resistivities can mask the IP response of deeper sulphide mineralization. Southwest Oyuzone does not have significant associated advanced argillic alteration. Both Southwest Oyuzone and South Oyu are regions of high resistivity, probably related to silicification along east-west trending structures.

RESULTS TO DATE

SOUTHWEST OYU

     The four drilling campaigns (BHP 1997 and 1998; Ivanhoe 2000 and 2001-2002) are summarized in Tables 3, 4, and 5 in Appendix 5. Table 5 includes holes drilled and sampled by Ivanhoe up to January 11, 2002. Summaries of all the assay results for diamond drilling by BHP and Ivanhoe are presented on Ivanhoe's website (www@Ivanhoemines.com).

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     The most important drilling is Ivanhoe's 20012002 campaign (Figure 13). The discovery of a wide zone of good grade copper and gold mineralization in hole OTRCD 150 (508 m of 1.17 g/t Au and 0.81 % Cu) focused attention on the Southwest Oyu Zone.

     The Cu-Au mineralization intersected to date is of the porphyry copper type. It consists of disseminated sulphides and sulphides related to stockwork and shatter zones. Individual samples of the mineralization do not follow any orientation. However, the regions of mineralization have an orientation. Ivanhoe has explored the orientation of the regions of mineralization by drilling on two sets of sections at right angles to each other and presenting the results on both the sections and on plans at right angles to the sections. Ivanhoe's approach is standard industry practice to establish the shape of the mineralized body.

     Drilling in this area began on the same northeast trending section as OTRCD 150 and on two parallel sections 100 m northwest and 100 m southeast of the discovery hole. In addition holes have been drilled at right angles to the discovery drill hole. Figures 13 shows the collar locations for the drill holes superimposed on an IP chargeability map. Figure 14 shows the drill pattern in more detail and the geological interpretation. Figure 15 and 16 show drill intersections and geolagical interpretations on sections at right angles to each other.

     Drill results suggest that the mineralization is related to a monzodiorite porphyry stock intruding mafic volcanic rocks. Some geologists believe this intrusive is coeval with the volcanics. There are zones of breccia both cutting the monzonite stock and in the altered mineralized volcanic rocks around the margins of the monzonite. RPAsuggests that the breccia formed a carapace around the intrusive body. The mineralized zone is both in the intrusive and in the mafic volcanic wallrocks. The mineralized zone is intruded by barren monzonite and monzonite porphyry plutons and syenite and rhyolite ikes.

     Table 7 is a summary of drill hole intersections in Southwest Oyu zone. Intersection lengths are controlled by cut-off grades used which can be varied to produce long lower grade or short higher grade intersections. The drill holes in Table 7and Figures 15 and 16

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show a wide mineralized zone with a narrower high grade zone within it. The mineralized zone shows good continuity from about 50 m below surface to a depth of 600 m. The current drill data suggest that gold to copper ratios and gold and copper grades increase with depth. Hole OTD 174 cuts the mineralized zone beyond the limits of the IP anomaly (Figure 13).

                                     TABLE 7

                     IVANHOE MINES LTD. - OYU TOLGOI PROJECT
                         SOUTHWEST OYU "DISCOVERY ZONE"
                        SUMMARY OF SIGNIFICANT INTERCEPTS

HOLE NO.          CORE LENGTH        INCLINATION          AU G/T        CU %
  150                  508           -55degrees            1.17         0.81
  160                  288           -55degrees            1.68         0.80
  161                  358           -55                   1.70         0.71
  162                  190           -55                   1.76         0.75
  166                  478           -55                   1.38         0.74
  171                  100           -55                   1.29         0.67
  172                  116           -55                   2.35         0.88
  173                   24           -55                   1.32         0.82
  174                   74           -55                   0.45         0.58
  175                  138           -45                   0.35         0.45
  176                  146           -55                   1.49         0.76
  177                 1.92           -55degrees            1.10         0.56
  178                  128           -45                   1.01         0.59
  179                   14           -55degrees            0.32         0.57
  180                  120           -55                   3.44         1.37
  183                  454           -70                   1.71         0.92
  184                            Assays incomplete

     Ivanhoe was concerned that abundant magnetite associated with the copper gold mineralization in some holes might affect the down hole survey instruments. Ivanhoe changed to using an IDS International gyroscopic logging system for new holes and re-surveyed earlier deep drill holes. Of the five holes surveyed by both methods only OTD 180 has shown a significant difference in the location as detected by the two survey systems.

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SOUTHWEST OYU ZONE - SOUTHERN EXTENSION

     The Southern Extension of Southwest Oyu zone was drilled to test a continuation of the mineralization to the southwest inferred by IP results and to follow up on BHP' s Hole 005 which intersected 142 m of 0.93 g/t Au and 0.53% Cu. The results of this drilling are summarized below.

        SOUTHWEST OYU ZONE- SOUTHERN EXTENSION

HOLE NO.          CORE LENGTH (m)    AU G/T      CU %
--------          --------------     ------      ----
 165                   466            0.31       0.41
 167                   318            0.52       0.49
 168                   382            0.30       0.21

SOUTH OYU

     Drilling in the South Oyu target area was designed to test adjacent magnetic and IP anomalies underlying outcrops of copper oxide mineralization. RC drilling by Ivanhoe outlined an area of higher grade copper oxide and gold mineralization in shallow holes. The results of the diamond drilling are summarized below.

     More recently OTD 186 was started west of OTD 149 to test a magnetic anomaly on the flanks of the chargeability anomaly (Figure B). Assays have not yet been received.

                    SOUTH OYU ZONE

HOLE NO.          CORE LENGTH (m)    AU G/T      CU %
--------          --------------     ------      ----
  149                   76            0.38       0.49
  164                  120            0.26       0.43
  170                 88.1            0.16       0.28
  186                   60            0.52       0.45

CENTRAL OYU

     OTD 187 was started in the Central Oyu area to test a zone of Cu-Au mineralization found by RCD drilling. The hole was laid out trending southwith a 55degrees dip and a planned depth of 750 m. Ivanhoe anticipates that this hole will intersect a thick zone of chalcocite as well as testing for hypogene mineralization beneath the supergene blanket.

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     OTC 188 is designed to test a zone of >1% Cu mineralization found in RCD
119. This corresponds to a northeast trending linear on the IP chargeability map.

OTHER TARGETS

     IP survey combined with magnetic surveys and reverse circulation (RC) drilling have established other targets at North Oyu, Airstrip Anomaly and Far North Oyu.

SAMPLING, ASSAYS AND DATA VERIFICATION

     Sampling of the drill core by Ivanhoe is consistent with industry standards. When RPA visited the exploration site, split core was sent to Analab's facilities in Ulaanbaatar for crushing, grinding and assaying. Ivanhoe was routinely adding blanks and duplicates to the sample stream at the site.

     In Ulaanbaatar samples were crushed and 500 g splits from the samples were pulverized. Pulps were assayed by fire assay using an Atomic Absorption (AA) finish. Base metals, usually copper and molybdenum, were assayed using AA analysis. Analabs uses internal standards to maintain consistent results.

     RPA collected independent samples of drill core which were assayed by XRAL in Toronto and yielded copper and gold assays similar to those obtained by Ivanhoe. RPA also obtained from Ivanhoe samples of rejects from RC drilling which were also assayed at XRAL and yielded assays similar to those obtained by Ivanhoe.

     RPA examined four duplicate sets of assays run by Ivanhoe as a check on the laboratory's consistency. The first set were duplicate gold assays and copper assays of quarter core assayed at Analabs. Both types of assay showed excellent reproducibility.

     The second set were duplicates of 56 pulps from RCD samples assayed at Bondar Clegg. Copper assays were essentially the same; Analabs had higher values for gold than Chemex and Bondar Clegg; molybdenum assays were similar at Bondar Clegg and

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Chemex but different at Analabs. The third set was a set of pulps from 26core samples assayed at Analabs and Bondar Clegg for copper, gold and molybdenum. The duplicate assays correspond very well for copper. The gold values are acceptable but are slightly higher than those from the North American laboratories. The duplicate molybdenum values are inconsistent and additional work is needed. The fourth set was a set of pulps from 180 core samples analyzed at Analabs and Bondar Clegg for copper and gold. Duplicate assays for both elements were acceptable.

     Details of the sampling, assaying, check assaying and RPA's checks are given in Appendices 2 and 4.

MINERAL RESOURCE ESTIMATES

CENTRAL OYU MINTERAL RESOURCE ESTIMATE

     In November 2000, Ivanhoe (Forster, 2000) estimated a Mineral Resource for the Central Oyu supergene zone based on 109 RC holes drilled in the summer of 2000 (Lo Grasso, 2000). This estimate was done for internal corporate purposes by Charles N. Forster, P.Geo., of Ivanhoe. The Central Oyu supergene copper zone is separate and distinct from the Southwest Oyu copper-gold zone currently being delineated by Ivanhoe, which is hypogene in nature.

     RPA has reviewed the 2000 Ivanhoe Mineral Resource estimate for the Central Oyu supergene zone (Table 9), made some minor modifications, and considers it to be an Inferred Mineral Resource in accordance with the CIM standards (Anon.
2000). Although Ivanhoe considers the Central Oyu supergene zone to be under-explored and therefore uneconomic for a standalone mining operation, RPA considers that it has reasonable prospects for economic extraction in combination with or as a satellite operation to other mineral deposits.

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                                     TABLE 9
                     IVANHOE MINES LTD. - OYU TOLGOI PROJECT
                 CENTRAL OYU SUPERGENE MINERAL RESOURCE ESTIMATE

CATEGORY          MILLIONS OF TONNES     GRADE % TOTAL CU
Inferred                  39.2                 0.73

     Key assumptions, parameters, methods, and other information relevant to the 2000 Ivanhoe Mineral Resource estimate are as follows:

     - The database used for the estimate is in keeping with industry standards.

     - D. George Cargill, Ph.D., P.Eng., has reviewed and verified the Central Oyu Mineral Resource estimate.

     - Original assays for total copper were done at Analabs in Ulaanbaatar. No acid soluble or cyanide soluble copper assays were done but may be warranted in the future. Lo Grosso (2000) reports that total copper check assays were done at Indo Assay Lab in Indonesia, and that results were reported to be acceptable. Checks on assay values over 1% Cu were within 5% to 10% of the original assays and for assay values less than 1% were within 10% to 20%. RPA had check assays carried out at XRAL laboratory in Canada on nine samples from the Central Oyu zone. The check assays gave reasonable correlation with the original assays.

     - Vertical reverse circulation holes were used for the Ivanhoe Mineral Resource estimate. Although a few diamond drill holes were within the resource area, they were not used. The RC holes were spaced 100 m to 200 m apart along east-west section lines 100 m to 200 m apart. The Central Oyu zone consists of an essentially continuous blanket of supergene copper mineralization which covers an area approximately 1,100 m north-south by 600 m east-west. In places the supergene zone consists of two layers (Main and Upper Zones) separated by waste material. The deeper Main Zone predominates and extends to a depth of 40 m to 80 m in most places. It has been drilled to a maximum depth of about 120 m.

     - For the Mineral Resource estimate, Ivanhoe used a cut-off grade of 0.2% Cu. In RPA's view, this is an appropriate cutoff grade for this type of resource estimate.

     - Ivanhoe used a polygonal estimation method, whereby drill hole intercepts on plan were assigned an area of influence midway to adjacent drill holes up to a maximum of 100 m. Polygon areas were measured by planimeter and multiplied by drill hole intersection length and by a density factor of 2.3 tonnes per cubic metre to derive tonnage. This density factor is appropriate. Tonnages were summed and the grades for each intersection were weighted by tonnage to determine the average grade of the Mineral Resource.

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     -    The Oyu Tolgoi Project is still at the exploration stage and it is too early to assess the possible effect on the resource estimate of factors such as environmental, permitting, legal, title, taxation, socio-economic, marketing, political, or other potential issues. At this time, however, RPA has no reason to believe that any of these potential issues will be an impediment to development of the Project.

     - The geometry of the Central Oyu supergene zone lends itself readily to open pit mining with a low strip ratio.

     - Metallurgical testwork was carried out recently on three samples from Central Oyu, as discussed in a later section. The copper minerals reported to be in the samples are enargite, covellite and digenite. Flotation tests gave good copper recoveries (82%) for sample S4 ("chalcocite zone") and sample S6 ("covellite zone"). Column leach and bottle roll tests on sample S4 gave 62% to 82% copper recovery and on sample S6 ("covellite zone") gave 5% to 25% copper recovery.

     - Infrastructure is sparse in the area of the Oyu Tolgoi Project and any mining operation would need suitable infrastructure to be developed.

     - In RPA's opinion, the Central Oyu supergene zone estimate should be classified as an Inferred Mineral Resource. It should be considered a preliminary estimate at this time. It has been done by a manual method and may be done in future as a computerized block model.

SOUTHWEST OYU MINERAL RESOURCE ESTIMATE

     As noted earlier in this Technical Report, significant hypogene copper-gold mineralization has been discovered at Southwest Oyo. This is distinct geologically and physically separate from the nearby Central Oyu zone of supergene mineralization. The two zones are about one kilometre apart. The exploration potential of Southwest Oyu is for much larger tonnage at significant grades of copper and gold than the Central Oyu Mineral Resource tonnage reported above. For this reason, the primary emphasis of the current drilling program is on Southwest Oyu and the Central Oyu supergene zone is of secondary importance at this time, although there is exploration potential for hypogene mineralization beneath it.

     In December 2001, Ivanhoe commissioned an independent Mineral Resource estimate of the Southwest Oyu zone by AMEC E&C Services Limited (formerly MRDI). As of the date of this Technical Report, AMEC was in the process of preparing the estimate.

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1999 BMP ESTIMATE

     In 1999, BHP prepared a preliminary estimate of tonnes and grade for the Oyu Tolgoi Project (Kirwin, 1999). This estimate has not been reviewed by RPA. It was based on only 24 diamond drill holes (3,815 m) and may not qualify as a Mineral Resource, but has been published in a scientific paper (Perello et al, 2001). Since the time of the BHP estimate, another 109 RC holes (8,913 m) were drilled in 2000; and 23 RC holes (2,890 m), 3 RCD holes (1,747 m) and 24 diamond core holes (13,627 m) were drilled in 2001 and 2002. In RPA's view, the 1999 BHP estimate is completely out of date and not relevant to this Technical Report.

EXPLORATION POTENTIAL

     As discussed elsewhere in the report, significant goldrich porphyry copper mineralization has been discovered on the Oyu Tolgoiproperty. In RPA's opinion data collected by Ivanhoe and BHP meets industry standards and can be relied upon to develop an exploration model. In RPA's view there is considerable potential to expand the known mineralization. The main potential is for higher grade hypogene sulphide mineralization but potential also exists for more supergene mineralization.

     The Oyu Tolgoi property contains one or more porphyry copper-gold systems of the circum-Pacific type. Sillitoe (1993) compiled the tonnages and grades for 31 deposits of this type which give an idea of the range of tonnage and grades (Figure 9). More recent studies have established some larger higher grade deposits. For example, Pennington et al., (1998) give a tonnage of 1,758 million tonnes at 112 % Cu, 1.20 g/t Au and 3.25 g/tAg for the Grasberg deposit. One notable aspect of these deposits is that the cited grades are all average grades and there are significant zones of gold enrichment in many of them.

     Sillitoe's generalized cross section (Figure 10) compiles the geological characteristics of thirty deposits and provides a useful framework for interpreting the various pieces of information from the Oyu Tolgoi property.

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     The three regions, North Oyu, Central Oyu and South Oyu, can be categorized on the basis of geology, mineralization and wallrock alteration into two groups. North Oyu and Central Oyu represent a high level of the system, characterized by a mixture of argillic and advanced argillic wallrock alteration. They could correspond to an elevation between Level A and Level B in Figure 10. South Oyu is characterized by Ksilicate (biotite) alteration and should be in the vicinity of Level C on Figure 10.

     Surface mapping of the zones indicates that copper sulphide mineralization occurs in both volcanic rocks and in the intrusives. The zones of mineralization, however, are separated by barren intrusives and cut by barren dikes.

     South Oyu and Southwest Oyu zone (Figure 13) have similar geology, geophysical patterns and sulphide mineralization. The initial drilling suggests that the three dimensional geology is also similar and they represent the same zone offset by a northeast trending fault. The northwest and southwest chargeability anomalies which extend from Southwest Oyu zone may also be similar but have a distinctly reduced chargeability response. The area with the best chance of having mineralization similar to Southwest Oyu zone is South Oyu. The second best areas would be the northwest and southwest chargeability trends extending off Southwest Oyu zone. The different character of the chargeability anomalies could represent less sulphide mineralization or mineralization at a deeper level.

     Central Oyu is characterized by a shallow blanket of supergene alteration overlying a deeper zone of lower grade hypogene mineralization. There are two exploration targets in this area. First is a deeper blanket of supergene alteration. The shallow supergene blanket is defined by shallow RC drill holes which are believed to end in lower grade hypogene mineralization. Some porphyry deposits, however, have more than one level of supergene alteration blanket separated by relatively low grade zones. In the Central Oyu RC drilling program for supergene mineralization, no tests were made for a deeper enrichment blanket.

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     The second exploration target at Central Oyu is a zone of higher grade hypogene mineralization within the broad zone of lower grade mineralization. The first area which might fit this model is a deep IP anomaly. This type of target is worth pursuing. Some RC drill holes have anomalous copper values below the supergene blanket. These are excellent geochemical anomalies for hypogene mineralization. Another exploration approach would be to analyze the chips from the RC drill holes for a wider range of elements to look for geochemical pathfinders. Another would be to process the IP and magnetic results. The combination of IP and rock geochemistry could provide additional targets.

     Central Oyu is at the southern end of a large doughnut shaped chargeability anomaly about 1 km in diameter (Figure 12).

     The preliminary evaluation of the IP results identified two strong anomalies:

          - Airstrip Anomaly which is near the airstrip. It has been tested by three RC holes with anomalous copper values in and near the IP anomaly.

          - Far North Anomaly directly north of the Central Oyu and North Oyu areas. RC holes near the anomaly do not contain anomalous copper values.

PRELIMINARY METALLURGICAL TESTING

     In August 2001, Ivanhoe sent six composite samples of drill core to Lakefield Research (Lakefield) for metallurgical testing. The samples came from:

          -    The "Discovery Zone" Southwest Oyu zone, two samples

          -    The Bornite Zone, South Oyu

          -    The Chalcocite, Covellite and Deep CovelliteZones, Central Oyu.

     The characteristics of these samples and the metallurgical tests requested are summarized on Table 10. Table 11 is a summary of the head assays given by Lakefield. The most significant difference between the Lakefield heads assay and the Ivanhoe composite assay for the core is for the gold value in sample S-2. Although Lakefield's

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value is less than half the value obtained by Ivanhoe, it is still the highest gold value for the six samples.

     Lakefield issued a report dated December 12, 2001 summarizing the results of the froth flotation tests (Sarbutt, 2001). The mineralogy of the six samples is summarized in Table 13. The main copper bearing mineral in S1 and S-2 is chalcopyrite. S-3 contains approximately equal amounts of chalcopyrite and bornite. Sample S4 contains similar amounts of covellite and digenite. The "Chalcocite Zone" is primarily digenite/covellite. Samples S-5 and S-6 contain covellite with trace to minor amounts of chalcopyrite, bornite, digenite and chalcocite. Samples S-4, S-5 and S-6 also contained enargite.

     Lakefield believes that all six samples can be classified as "moderately complex" sulphide ores. The most common texture among the samples is granular intergrowth with minor amounts of complicated intergrowth textures between the economic copper minerals, pyrite and non-opaque minerals. In all the samples minor amounts of copper bearing minerals are fine-grained to very fine-grained with complex textures (intergrowths, inclusions, veinlets, infills) in pyrite and non-opaque gangue minerals.

     The shape of the mineral textures and their size in all the samples suggests a primary grind at 60 microns is required to achieve greater than 75% liberation of the copper bearing minerals. A grind to 30-40 microns is necessary to liberate the medium-grained locked particles and a grind of less than 20 microns is necessary to liberate the extremely fine grained particles.

     Results of selected tests on each of the composites is summarized in Table
12. For the two chalcopyrite samples, S-1 and S-2, concentrate grades of 26% to 30% Cu were achieved with copper recoveries of 81% to 91%. Copper recovery appears to be related to copper grade. Gold recovery was similar for both samples at 76% to 77% in the final concentrate and 88% to 90% in the rougher despite S-2 having twice the gold grade. S-2 has about twice the pyrite content as S-1 and the similar gold recoveries may be a result of this.

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     S-3, a chalcopyrite/bornite sample with low pyrite content gave a high grade copper concentrate at high recovery. Gold recovery at 66% was also reasonable given the low head grade.

     S-4, with digenite and covellite as the main copper mineralization and comparatively high pyrite content (10%), responded poorly in the cleaner flotation and gave a concentrate grade of 20% Cu. There is a strong association between digenite and pyrite and rimming of the pyrite with digenite.

     S-6, with covellite as the major copper mineral and a pyrite content of 10%, responded well with a high grade copper concentrate at a reasonable recovery.

     A concentrate from each sample was submitted for an ICP scan and some qualitative analysis. Molybdenum content was 0.6% Mo in the S-2 concentrate and ranged from 0.01% to 0.15% in the other samples. Arsenic content increased from 0.3% to 0.5% As in the concentrates from S-4 and S-6 where enargite had been noted. Other potential penalty elements, antimony, zinc and mercury, were low.

     Lakefield issued a report dated January 17, (Dymov, 2002) summarizing the results of the preliminary column lach tests for samples S-4 "Chalcocite Zone" and S-5 "Covellite Zone".

     Preliminary bottle-roll tests were conducted on the samples and additional bacterial Fe(3+) leach tests were conducted on the finely ground residues to estimate the "ultimate" Cu extraction. Tests were conducted on samples of a 1/2 inch and-10 mesh rock sample at pH 1.3 for 20 days. The results were as follows:

SAMPLE S-4 62% TO 72% COPPER EXTRACTION

     - leaving a residue of 0.4% to 0.5% Cu with an acid consumption of 12 to 18 kg/t

     - Bacterial/Fe(+3) leach resulted in 93% Cu extraction with a residue assaying 0.11% Cu.

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SAMPLE S-5 25% TO 10% COPPER EXTRACTION

     -    leaving residue assaying 0.7% Cu with acid consumption 3 to 6 kg/t

     - Bacterial/fe(+3) leach resulted in 59% overall Cu extraction with a residue assaying 0.3% Cu.

     Three columns for each sample were used for the preliminary tests. Columns used samples crushed to <1/2 in. and <1.0 in. A synthetic raffinate solution was used to irrigate the columns in a single "pass-through" mode. Columns were inoculated with a mixed bacterial culture on a daily basis under an ambient temperature. They were operated for 80 days.

     The results indicated a projected copper extraction for sample S-4 in the range of 65% to 82% Cu but only 5% to 6% Cu for Sample S-5.

     Ivanhoe had preliminary comminution tests done in late 2001 and early 2002 on seven samples of Oyu Tolgoi material, mostly andesitic porphyry from the Southwest Oyu zone. The work was done by MinnovEX Technologies Inc. (MinnovEX) of Toronto, Canada. In general, the rock would be classified as "hard" based on the test results on these preliminary samples. However, the rock is significantly softer than the hardest ores in the MinnovEX database. These results are preliminary in that they are based on a very small number of samples. More testwork is required on more widely dispersed and representative samples before final conclusions on hardness can be drawn.

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                                    TABLE 10
                     IVANHOE MINES LTD. - OYU TOLGOI PROJECT

              SAMPLES FOR METALLURGICAL TESTING (AFTER LAKE, 2001)

              DDH/                                  WEIGHT
SAMPLE     INTERVAL(m)            ZONE               (kg)     Cu (%)    Au (g/t)     TEST WORK
-------    -----------    ----------------------    ------    ------    --------    -----------
 S-1       DDH 150        Southwest Oyu zone          76       0.61       0.75      Flotation
           112-115 m      Andesite Porphyry

 S-2       DDH 150        Southwest Oyu zone          73       1.02       3.95      Flotation
           310-350 m      Syeno diorite Porphyry

 S-3       DDH 149        South Oyu                   50       1.84       0.22      Flotation
           73-117 m       Bornite Zone

 S-4       DDH 159        Central Oyu                100       1.46        ---      Flotation &
           47-79 m        Chalcocite Blanket                                        Column
                                                                                    Leach

 S-5       DDH 159        Central Oyu                 36       0.80        ---      Column
           110-136 m      Covellite Zone                                            Leach

 S-6       DDH 159        Central Oyu                 36       0.79       0.10      Flotation
           1 84-220 m     Deep Covellite Zone

                                    TABLE 11
                     IVANHOE MINES LTD. - OYU TOLGOI PROJECT

                LAKEFIELD HEAD ASSAYS (AFTER SARBOTT ET AL, 2001)

    ELEMENT       S-1     S-2     S-3     S-4     S-5
--------------   -----   -----   -----   -----   ------
Cu%               0.69    1.06    1.84    1.46     0.81
Cu (ox) as Cu%   0.008   0.007   0.089   0.052    0.019

Au g/t            0.73    1.38    0.22     ---     0.11
Fe %              8.19    3.95    9.95     ---     5.11
 S %               1.5    2.91    1.46    7.65     6.19

                                    TABLE 12
                     IVANHOE MINES LTD. - OYU TOLGOI PROJECT

        COPPER BEARING AND PYRITE MINERALOGY (AFTER SARBOTT ET AL, 2001)

                                                                                         APPROX.
SAMPLE    CHALCOPYRITE    ENARGITE    COVELLITE    DIGENITE    BORNITE    CHALCOCITE     PYRITE
------    ------------    --------    ---------    --------    -------    ----------    --------
 S-1           3%           ---         trace       trace       trace        ---           3%
 S-2           3%           ---          ---          --        <0.2%        ---           6%
 S-3           3%           ---         trace       trace          2%       trace         <1%
 S-4          trace         0.2%         <1%         <2%        trace        ---          10%
 S-5          trace        <0.3%        2.5%        trace       trace        ---          10%
 S-6          trace        <0.3%          2%        0.3%        trace       trace         10%

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                                    TABLE 13
                     IVANHOE MINES LTD. - OYU TOLGOI PROJECT
         LAKEFIELD CLEANER FLOTATION RESULTS (AFTER SARBOTT ET AL, 2001)

                GRIND    REGRIND
TEST            K(80)    K(80)       ROUGHER      CLEANER                           WT     ASSAY %,g/t       % DIST.
 NO.   SAMPLE   MICRON   MICRON    COLL.    Ph      Ph            PRODUCT            %     CU       AU     CU     AU
----------------------------------------------------------------------------------------------------------------------
 51      S1      101       10      NaEX    10.4    10.7     Cu 3rd Cleaner Conc.     2.0    25.9   24.8   84.9   76.6
                                                            Cu Rougher Conc         11.2    5.03   5.15   93.5   90.3
                                                            Cu Rougher Tailing      88.8    0.04   0.07    6.5    9.7
                                                                Head (calc)        100.0    0.60   0.64
 50      S2       92       10      NaEX    10.1    10.7     Cu 3rd Cleaner Conc.     3.0    30.4   33.4   91.4   76.1
                                                            Cu Rougher Conc         15.7   60.02   7.26   96.0   87.7
                                                            Cu Rougher Tailing      84.3   0.047   0.19    4.0   12.3
                                                                Head (calc)        100.0    0.99   1.30
 39      S3       96        9      3477    11.6    11.8     Cu 3rd Cleaner Conc.     4.0    37.4   3.65   90.1   66.7
                                                            Cu Rougher Conc         27.8    5.86   0.68   98.4   86.8
                                                            Cu Rougher Tailing      72.2   0.037   0.04    1.6   13.2
                                                                Head (calc)        100.0    1.65   0.22
 49      S4       71       17      3477    11.9     +12     Cu 3rd Cleaner Conc.     5.5    20.0   1.79   82.1   65.3
                                                            Cu Rougher Conc         30.2    4.22   0.43   94.3   86.2
                                                            Cu Rougher Tailing      69.8    0.11   0.03    5.7   13.8
                                                                Head (calc)        100.0    1.35   0.15
 45      S6       97       15      NaEX     9.1    10.5     Cu 3rd Cleaner Conc.     1.3    46.4   1.63   82.9   19.8
                                                            Cu Rougher Conc          7.7    8.61   0.51   93.4   37.9
                                                            Cu Rougher Tailing      92.3   0.051   0.07    6.6   62.1
                                                                Head (calc)        100.0    0.71   0.10

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CONCLUSIONS

     -    The Property contains a gold-rich porphyry copper deposit (Southwest
          Zone) of the circum-Pacific type.

     - The Property has excellent potential for a large tonnage of hypogene porphyry copper-gold mineralization of similar grades to those found at Southwest Oyu.

     - RPA believes that additional drilling to test the potential at Southwest Oyu zone and South Oyu, Central Oyu, the Airstrip Anomaly and the Far North Anomaly is fully justified.

     - Ivanhoe's 2000 Mineral Resource estimate of the Central Oyu supergene mineralization has been reviewed and verified by RPA, and totals 39.2 million tonnes at 0.73% Cu classified as Inferred Mineral Resource.

     - BHP's 1999 estimate of hypogene and supergene mineralization was done before the Ivanhoe reverse circulation and diamond drilling programs and therefore is completely out of date.

     - Preliminary metallurgical testing shows good recovery for copper and gold by froth flotation from both hypogene and supergene mineralization. Additional testing showed good copper recoveries from a sample from the supergene chalcocite zone by bacterial column leaching.

     - Work is needed to determine where the molybdenum occurs and how to assay for it. It is also necessary to find out where and how rhenium occurs with the molybdenum. Rhenium is a potentially highly valuable by product.

     - Gold is associated with sulphide minerals in the zones of high copper values. Assays show a strong correlation between gold and copper grades. The gold is a critically important metal in this deposit and its mode of occurrence and distribution need to be investigated in detail.

     - A systematic compilation and interpretation of all the geological, geophysical and drilling data is needed to guide future exploration strategy.

     - RPA found the data collection, storage and interpretation systems followed by Ivanhoe were very high quality and equal to the best industry practices.

     - RPA is of the opinion that all the geologists, foreign and Mongolian workers on the project, were highly qualified professionals.

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ROSCOE POSTLE ASSOCIATES INC.

RECOMMENDATIONS

     Based on our field observations and our review of exploration results to date, RPA makes the following recommendations:

     - Carry out a systematic review and integration of all the available data sets for the property.

     - Re-analyse existing drill hole samples for a wider range of elements. Available samples provide the basis for a lithogeochemical exploration program for the cost of assays.

     -    Analyse core samples from the mineralized intervals for molybdenum.

     - Initiate a detailed study of the mode of occurrence and distribution of gold.

     - Initiate a study of the presence and distribution of rhenium in the molybdenum.

     - Initiate a scoping study to establish what tonnage and grade constitutes an economic deposit in this location. This study must determine if a deposit similar to Southwest Oyu zone could be mined using underground mining methods.

     - Sample the new types of mineralized zones, such as the quartz-magnetite breccias for additional metallurgical testing.

DELINEATION DRILLING

SOUTHWEST OYU ZONE

     -    Definite 4 diamond drill holes for 4,800 m

     - A vertical hole OTD-189 for 1,200 m to test the high gradeCu-Au zone at depth and to provide a pilot hole for directional drilling to delineate deep mineralization.

     - Three additional steep angle holes up to 1,200 m to test depth extent of high grade Cu-Au mineralization

EXPLORATION DRILLING

SOUTHWEST OYU ZONE

     -    Definite 1 diamond drill hole for 1,000 m

     -    Contingent 3 diamond drill holes for 2,400 m.

               - Approximately 3 holes to test IP anomaly centered under collar of OTD 180 and 1 to drill parallel at-55 degrees C to OCD 180 to test the zone that OTD 180 was supposed to test before it deviated to the east

                                       53

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ROSCOE POSTLE ASSOCIATES INC.

SOUTH OYU-SOUTHWEST OYU ZONE

     - Definite 4 diamond drill holes for 2,400 m Contingent 4 diamond drill holes for 4,000 m.

     - Approximately 8 holes to test and delineate IP anomaly along strike of drill hole OTD 167.

SOUTH OYU

     -    Contingent 3 diamond drill holes for 1,800 m.

     -    Contingent 2 diamond drill holes for 1,600 m.

               Assuming better grades than visual estimates, Ivanhoe would need 5 holes around OTD 186 to define zone of mineralization.

CENTRAL OYU

     -    Definite 6 diamond drillholes for 3,600 m.

     -    Definite 4 deep diamond drill holes for 4,800 m

     -    Contingent 5 diamond drill holes for 4,000 m.

               Holes required to test the hypogene potential of the Central Oyu area.

AIRSTRIP

     -    Definite 2 diamond drillholes for 1,200 m.

               Showing IP and 14 m zone of mineralization in R Chole.

 FAR NORTH

     -    Definite 2 diamond drillholes for 1,200 m.

               Large, strong chargeability anomaly and 3 R Choles with no mineralization.

MISCELLANEOUS TARGETS

     -    4 diamond drill holes for 2,000 m.

DRILLING SUMMARY

     Definite     21,000 m
     Contingent   13,800 m

     The costs of diamond drilling in this location as estimated by Ivanhoe are outlined below.

               Direct Drilling                       US$80.00/m
               Total Drilling                        US$150.00/m
               Assaying                              US$12.00/m
               TOTAL DRILLING/ASSAYING COST          US$162.00/m

                                       54

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ROSCOE POSTLE ASSOCIATES INC.

     Using this cost estimate, the first phase of the drilling program(definite holes) should require 27 diamond drill holes totaling 21,000 m at a cost of about US$3.4 million dollars. The second phase of the drilling which will be contingent upon the results of the first will involve a maximum of 17 drill holes totaling 13,800 m at a cost of about US$2.2 million. The two phases of drilling and their costs are summarized in Table 14.

                                    TABLE 14
                     IVANHOE MINES LTD. - OYU TOLGOI PROJECT
                           SUMMARY OF PLANNED DRILLING

                                               CONTINGENT
                         DEFINITE DRILLING      DRILLING      TOTAL DRILLING
       AREA                 (m/# HOLES)       (m/# HOLES)       (m/ # HOLES)
--------------------     -----------------    ------------    --------------
DELINEATION DRILLING

SOUTHWEST OYU                  4,800(4)                0           4,800(4)

EXPLORATION DRILLING

Southwest Oyu Zone             1,000(1)            2,400(3)        3,400(4)
South-Southwest                2,400(4)            4,000(4)        6,400(8)
South Oyu                          0               3,400(5)        3,400(5)
Central Oyu                    8,400(10)           4,000(5)       12,400(15)

Airstrip                       1,200(2)              ---           1,200(2)

FAR NORTH                      1,200(2)              ---           1,200(2)
Miscellaneous                  2,000(4)              ---           2,000(4)

            SUBTOTAL          21,000(27)          13,800(17)      34,800(44)

Costs @ US$162/m          $3,402,000          $2,208,000      $5,610,000

                                       55

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ROSCOE POSTLE ASSOCIATES INC.

SOURCES OF INFORMATION

Anon, 1997, Brief Information of Mongolian Commodities, Geological Information
     Centre, Mineral Resources Authority of Mongolia, pp. 1-6.

Anon, 2000, CIM Standards on Mineral Reserves and Resources " Definitions and
     Guidelines; CIM Bull., October 2000, pp. 53-61.

Anon, 2001, New Horizons for Discovery and Exploration in Mongolia: Unpublished
     Report for Ivanhoe Mines Limited.

Anon, 2001, New Drill Results Confirm and Expand Discovery at Turquoise Hill
     Copper Gold Project in Mongolia, News Release Nov 26, 2001.

Chavez, W. X., 2000, Supergene Oxidation of Copper Deposits: Zoning and
     Distribution of Copper Oxide Minerals; SEG Newsletter, No 41.

Cooke, D. R., et al., Australian and Western Pacific paphyry Cu-Au deposits:
     AGSO Journal of Australian Geology & Geophysics, No 17(4), pp. 97-104.

Crane, D. and Planter, C, 2001, Oyu Tolgoi Project, South Gobi - Mongolia,
     Interpretation Geology Map: Unpublished Map for Ivanhoe Mines Limited.

Dymou, I., 2002, Results of Preliminary Bacterial Heap Leach Test Results:
     Unpublished Letter Report, Lakefield Research.

Forster, C. N., 2000, Mineral Resources for the Oyu Tolgoi Copper - Gold
     Deposit, Mongolia: Unpublished Report for Ivanhoe Mines Limited, pp. 1-19.

Forster, C.N., 2001, Third Quarter Report, Oyu Tolgoi Project, Mongolia:
     Unpublished Report Ivanhoe Mines Limited.

Forster, C.N., 2001, Review of Core Handling Facilities: Unpublished Report,
     Ivanhoe Mines Limited.

Forster, C.N., 2001, Oyu Tolgoi Project, Geological Plans and Sections, Ivanhoe
     Mines Limited Website (Ivanhoemines.com).

Giammatikopoulos, P.O., 2001, Process Mineralogy of 1st Cleaner Concentrates from F16 (S2), F22 (S3) and F35 (S6) from the Oyu Deposit in Mongolia. Unpublished Report by Lakefield Research.

Hendrickson, G.A., 2002, Geophysical Report on the Oyu Tolgoi Project Mongolia for Ivanhoe Mines Ltd., Unpublished Report by Delta Geoscience Ltd., pp. 1-13.

                                       56

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ROSCOE POSTLE ASSOCIATES INC.

Kirwin, D.J., 1999, Technical Notes concerning BHP's Oyu Tolgoi Prqpct, South
     Gobi Mongolia: Unpublished Report Ivanhoe Mines Ltd.

Lake, M., 2001, Status Summary of Oyu Tolgoi Flotation: Unpublished Report
     Ivanhoe Mines Ltd.

Lang, J.R., et al., 2000, An Exploration Model for Intrusion Related Gold
     Systems: SEG Newsletter, No 40, Jan. 2000.

Lochingiin, U., et al, 1999, Preliminary Baseline Environmental And
     Socioeconomic Studies for Oyu Tolgoi, and Tavan Tolgoi Licence Areas in
     Mongolia: Unpublished report for BHP, by Environmental Consulting & Assessment Company, pp.1-105.

Lowell, J. D., and Guilbert, J.M., 1970, Lateral and vertical alteration, mineralization zoning in porphyry ore deposits Econ. Geol., v. 65, pp. 373-408.

Panther, C., 2001, Preliminary Geological Plan and Sections, Unpublished Figures for Ivanhoe Mines Limited.

Pennington, J., Suwardy, E., and Kavaleris, I., 1998, Grasberg: 'A Vertical Mile of Copper and Gold Ore': Unpublished paper presented at the Lacey Symposium, Townsville, Australia.

Perello, J., et al., 2001, Oyu Tolgoi, Mongolia: Siluro-Devonian Porphyry
     Cu-Au-(Mo) and High Sulfidation Epithermal Cu Mineralization with a Cretaceous Chalcocite Blanket: Econ. Geol.: Vol. 96, No. 6, pp. 1407-1428.

Sarbutt, K.W., 2001, The Recovery of Copper and Gold from Oyu Tolgoi Project
     Samples by Flotation. Unpublished Report by Lakefield Research.

Sillitoe, R.H., 1993, Gold-rich Porphyry Copper Deposits: Geological Model and
     Exploration Implications: in Kirkham, R.V., Sinclair, W.D., Thorpe, R.I. and Dule, J.M., eds., Mineral Deposit Modeling: Geological Association of Canada, Special Paper 40, pp. 465 - 478.

Titley, S. R., 1994, An abridged overview of some features of porphyry copper deposits in the American Southwest; USGS Research on Mineral Resources 1994- Part B - Guidebook for Field Trips, pp. 15-23.

Yakubchuk, A., et al., 2001, The Altaides: Tectonic Evolution and Metallogeny:
     SEG Newsletter, No. 46, July 2001.

                                       57

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ROSCOE POSTLE ASSOCIATES INC.

SIGNATURE PAGE

REPORT ON OYU TOLGOI EXPLORATION PROJECT SOUTH GOBI, MONGOLIA

PREPARED FOR:
IVANHOE MINES LTD.

PREPARED BY:

________________________________
D. George Cargill, Ph.D., P.Eng.
Consulting Geological Engineer
February 22, 2002                                              January 11, 2002

                                       58

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ROSCOE POSTLE ASSOCIATES INC.

CERTIFICATE OF QUALIFICATIONS

     As an author of this report entitled "Report on the Oyu Tolgoi Exploration Licence South Gobi Region, Mongolia" Prepared for Ivanhoe Mines Ltd. and dated January 11, 2002, I hereby make the following statements:

     A. My name is Donald George Cargill and I am a Consulting Geological Engineer associates with Roscoe Postle Associates Inc. My office address is Suite 1210, 55 University Avenue, Toronto, Ontario M5J 2H7.

     B.   I have received the following degrees in Geological Sciences:
              B.A.Sc. 1967 - University of Toronto, Toronto, Ontario
              M.Sc. 1970 - Queens University, Kingston, Ontario
              Ph.D., 1975 - University of British Columbia, Vancouver, B.C.

     C. I am registered as a Professional Engineer in the Provinces of Ontario and B.C. I am also:

          A member of the Canadian Institute of Mining, Metallurgy and Petroleum
          (CIM)
          A Member of the Prospectors and Developers Association of Canada
          (PDAC)
          A Fellow of the Society of Economic Geologists

     D.   I am a qualified person for the purposes of National Instrument
          43-101.

     E. This report is based on a visit to the Oyu Tolgoi Property in Mongolia from October 13 to October 23, 2001, on my personal review of technical reports and other data supplied by the Issuer, on discussions with the Issuer and its representatives, and on information available from technical publications. My relevant experience for the purpose of this report is:

               - Geological consulting to the Island Copper Operating Division both as an internal consultant for BHP-Utah International Inc. (BHP) and as an Independent Consultant

               - Examination of the exploration potential and the exploration methodology for the porphyry copper properties on northern Vancouver Island for BHP.

               - Review of Mineral Resources and exploration potential of the Hushamau Deposit for Jordex Exploration

               - Evaluation of the potential of gold deposits for bulk mining in Brazil, West Africa, East Africa and eastern China.

               -    Resource estimate, Magushan copper deposit, China.

                                       59

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ROSCOE POSTLE ASSOCIATES INC.

     F. I have been practicing as a professional geologist for over thirty years.

     G.   I am responsible for all the sections in this Report.

     H. I am not aware of any material fact or material change with respect to the subject matter of this report, which is not reflected in "the Report" the omission to disclose which makes this report misleading.

     I.   I am independent of the Issuer applying the tests set out in section
          1.5 of National Instrument 43-101.

     J. I have read National Instrument 43-101 and Form 43-101F1, and this report has been prepared in compliance with National Instrument 43-101 and Form 43-101F1.

Dated at Toronto, Ontario
January 11, 2002                                D. George Cargill, Ph.D., P.Eng.
                                                Consulting Geological Engineer

                                       60

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ROSCOE POSTLE ASSOCIATES INC.

APPENDIX 1

FIGURES

     Figure 1.  Location Map

     Figure 2.  Property Map

     Figure 3.  Tectonics and Selected Deposits

     Figure 4.  Summary Diagram of Techno-Stratigraphic, Magmatic, and
                Mineralization History of the South Gobi Region

     Figure 5.  Regional and District Geology

     Figure 6.  Property Bedrock Geology

     Figure 7.  Generalized Cross Section of a Weathered Porphyry Copper System

     Figure 8.  Gold and Copper Content and Tonnages of Principal Gold Rich
                Porphyry Copper Deposits

     Figure 9.  Generalized Section Showing Intrusive and Alteration
                Relationships Around Gold Rich Porphyry Copper Deposits

     Figure 10. Exploration Data from Different Levels in the System

     Figure 11. Cross Section at Oyu Tolgoi Central Zone Supergene Blanket

     Figure 12. Oyu Tolgoi IP Plot Chargeability in 2 mv/v Contours

     Figure 13. Oyu Tolgoi South Drill Hole and IP Chargeability Map

     Figure 14. Surface Plan, Southwest Oyu Zone

     Figure 15. Geological Section, NE to SW, Southwest Oyu Zone

     Figure 16. Geological Section, NW to SE, Southwest Oyu Zone

ROSCOE POSTLE ASSOCIATES INC.

                                    Figure 1
                               Ivanhoe Mines Ltd.
                               OYU TOLGOI PROJECT
                                    Mongolia
                                  LOCATION MAP


                                 [LOCATION MAP]

ROSCOE POSTLE ASSOCIATES INC.

                                    Figure 2
                               Ivanhoe Mines Ltd.
                               OYU TOLGOI PROJECT
                                    Mongolia
                                 PROPERTY MAP

                                 [PROPERTY MAP]

ROSCOE POSTLE ASSOCIATES INC.

                                    Figure 3
                               Ivanhoe Mines Ltd.
                               OYU TOLGOI PROJECT
                                    Mongolia
                                 TECTONICS AND
                               SELECTED DEPOSITS
                              (after Kirwin, 1999)

                     [TECTONICS AND SELECTED DEPOSITS MAP]

ROSCOE POSTLE ASSOCIATES INC.

                                    Figure 4
                               Ivanhoe Mines Ltd.

                           OYU TOLGOI PROJECT, MONGOLIA
                     SUMMARY DIAGRAM OF TECHNO-STRATIGRAPHIC,
          MAGMATIC AND MINERALIZATION HISTORY OF THE SOUTH GOBI REGION
                        (after Perello et al., in press)

                [SUMMARY DIAGRAM OF TECHNO-STRATIGRAPHIC GRAPH]

ROSCOE POSTLE ASSOCIATES INC.

                                    Figure 5
                               Ivanhoe Mines Ltd.
                               OYU TOLGOI PROJECT
                                    Mongolia
                                 REGIONAL AND
                               DISTRICT GEOLOGY
                        (after Perello et al., in press)

                      [REGIONAL AND DISTRICT GEOLOGY MAP]

ROSCOE POSTLE ASSOCIATES INC.

                                    Figure 6
                               Ivanhoe Mines Ltd.
                               OYU TOLGOI PROJECT
                                    Mongolia
                                   PROPERTY
                                BEDROCK GEOLOGY
                        (after Crane and Planter, 2001)

                         [PROPERTY BEDROCK GEOLOGY MAP]

ROSCOE POSTLE ASSOCIATES INC.

                                    Figure 7
                               Ivanhoe Mines Ltd.
                          OYU TOLGOI PROJECT, MONGOLIA
        GENERALIZED CROSS SECTION OF A WEATHERED PORPHYRY COPPER SYSTEM
                              (after Titley, 1994)

                        [GENERALIZED CROSS SECTION MAP]

ROSCOE POSTLE ASSOCIATES INC.

                                    Figure 8
                               Ivanhoe Mines Ltd.
                         OYU TOLGOI PROJECT, MONGOLIA
                    GOLD AND COPPER CONTENT AND TONNAGES OF
                 PRINCIPAL GOLD RICH PORPHYRY COPPER DEPOSITS
                             (after Sillitoe, 1993)

                   [PRINCIPAL GOLD RICH PORPHYRY COPPER MAP]

ROSCOE POSTLE ASSOCIATES INC.

                                    Figure 9
                               Ivanhoe Mines Ltd.
                         OYU TOLGOI PROJECT, MONGOLIA
                   GENERALIZED SECTION SHOWING INTRUSIVE AND
                   ALTERATION RELATIONSHIPS AROUND GOLD-RICH
                           PORPHYRY COPPER DEPOSITS
                             (after Sillitoe, 1993)

                       [GENERALIZED SECTION SHOWING MAP]

ROSCOE POSTLE ASSOCIATES INC.

                                   Figure 10
                               Ivanhoe Mines Ltd.
                         OYU TOLGOI PROJECT, MONGOLIA
             EXPLORATION DATA FROM DIFFERENT LEVELS IN THE SYSTEM
                             (after Sillitoe, 1993)

                  [EXPLORATION DATA FROM DIFFERENT LEVELS MAP]

ROSCOE POSTLE ASSOCIATES INC.

                                   Figure 11
                               Ivanhoe Mines Ltd.
                               OYU TOLGOI PROJECT
                                    Mongolia
                               CROSS SECTION AT
                            OYU TOLGOI CENTRAL ZONE
                               SUPERGENE BLANKET
                                 Looking North
                             (after Forster, 2000)

                     [CROSS SECTION SUPERGENE BLANKET MAP]

ROSCOE POSTLE ASSOCIATES INC.

                                   Figure 12
                               Ivanhoe Mines Ltd.
                         OYU TOLGOI PROJECT, MONGOLIA
                               OYU TOLGOI IP PLOT
                       CHARGEABILITY IN 2 MV/V CONTOURS
                         (after Delta geoscience, 2001)

                            [OYU TOLGOI IP PLOT MAP]

ROSCOE POSTLE ASSOCIATES INC.

                                   Figure 13
                               Ivanhoe Mines Ltd.
                               OYU TOLGOI PROJECT
                                    Mongolia
                        OYU TOLGOI SOUTHWEST AND SOUTH
                      DRILL HOLE AND IP CHARGEABILITY MAP

                     [DRILL HOLE AND IP CHARGEABILITY MAP]

ROSCOE POSTLE ASSOCIATES INC.

                                   Figure 14
                               Invahoe Mines Ltd.
                               OYU TOLGOI PROJECT
                                    Mongolia
                            SOUTHWEST OYU (NE HALF)
                             COMPILATION OF GEOLOGY
                          AND DRILL HOLES AT SURFACE
                        (after Crane and Panther, 2001)

                          [COMPILATION OF GEOLOGY MAP]

ROSCOE POSTLE ASSOCIATES INC.

                                   Figure 15
                               Invahoe Mines Ltd.
                               OYU TOLGOI PROJECT
                                    Mongolia
                         SOUTHWEST OYU CROSS SECTION
                               Looking Northwest
                              (after Forster 2001)

                              [SOUTHWEST OYU MAP]

ROSCOE POSTLE ASSOCIATES INC.

                                    Figure 16
                               Invahoe Mines Ltd.
                         OYU TOLGOI PROJECT, MONGOLIA
                          SOUTHWEST OYU CROSS SECTION
                               Looking Northeast
                             (after Forster, 2001)

                       [SOUTHWEST OYU CROSS SECTION MAP]

ROSCOE POSTLE ASSOCIATES INC.

APPENDIX 2

ASSAY PROTOCOLS FOR ANALABS MONGOLIA

ROSCOE POSTLE ASSOCIATES INC.

ASSAY PROTOCOLS FOR ANALABS MONGOLIA

ANALABS MONGOLIA

ANALYTICAL METHODS IN USE FOR IVANHOE

     1.  Method F630

         A 30 g sample is taken and mixed with 150 g of fire assay flux. This is then fused at 1100 degrees C in a fusion furnace. The litharge in the flux is reduced to lead and the lead button obtained also contains any precious metals from the sample. After separation from the slag the lead button is cupelled at 950 degrees in a muffle furnace. The lead is oxidized and absorbed into the magnesia cupel using leaving a prill containing the precious metals. Silver is added to the flux to ensure that the prill can be handled easily. The prill is then dissolved in aqua regia and made up to a final volume of 10 ml. After mixing the samples are read for gold on an atomic absorption sprectometer (AAS) using the appropriate calibration standards.

     2.  Method G102/A102

         A 0.3 g sample is digested in a flat bottomed vial with hydrochloric, nitric and perchloric acids to incipient dryness and then made up to a final volume of 15 ml in 20% hydrochloric acid. After mixing, the samples are read for molybdenum on AAS.

     3.  Method G103/A103

         A 0.4 g sample is digested in a beaker with the hydrochloric, nitric and perchloric acids to incipient dryness and then made up to a volume of 100 ml in a volumetric flask with 10% hydrochloric acid. After mixing the samples are read for copper on AAS.

         The method is the same as above except that a 0.25 g sample is taken and the final volume is 500 ml.

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ROSCOE POSTLE ASSOCIATES INC.

     4.   Method G119/A119

          In each rack of 50, 2 standards, 1 blank, 2 replicates and 2 duplicates are used to monitor the quality of the results obtained. Summary.

APPENDIX 3

DOCUMENTS RELATING TO TITLE

          1    BHP Ivanhoe Agreement May 5, 2000.

          2 Original Certificate of Mineral Exploration #210, BHP Minerals International EMI (Amended for renewal to 2004).

          3 Three certificates of Mineral Exploration for the Modified Mineral Concession (Amended for Renewal to 2004).

                    a.   66x1 2001-09-20

                    b.   66x2 2001-09-21

                    c.   66x3 2001-09-20

          4    Certificate of New Mineral Exploration License 3677 X, Jaukhlant
               Uul.

          5 Summary of Mongolian Mining Law, Canning Management Property Ltd.; October 1999.

          6 Lynch Idesh & Mahoney, Legal Opinion of Exploration Licenses, October 22, 2001 (Mongolian Properties Title Report).

          7    Central Oyu Boundary, Letter October 1, 2001 Ivanhoe - BHP.

          8 Lynch Idesh & Mahoney, Supplement to "Mongolia Properties Title Report 22; October, 2001"; February 5, 2002.

          9 Lynch Idesh & Mahoney, Supplement to "Mongolia Properties Title Report dated 22 October 2001"; Water and Surface Rights; February 21, 2002.

                                EARN-IN AGREEMENT

                         (OYU TOLGOI PROJECT, MONGOLIA)

THIS AGREEMENT (the "AGREEMENT") is made effective as of the 5th day of May, 2000 (the "EFFECTIVE DATE"), between:

     IVANHOE MINES LTD., a corporation incorporated under the laws of the Yukon Territory, Canada ("IVANHOE")

     and

     BHP MINERALS INTERNATIONAL EXPLORATION INC. a company incorporated under the laws of Delaware, USA ("BHP")

                                  INTRODUCTION

     A. BHP is the holder of the exploration license (the "LICENSE") for the area described in the License (the "LICENSED AREA") associated with the exploration project commonly referred to as the Oyu Tolgoi Project (the "PROJECT"). A copy of the License and a description of the Licensed Area are attached as Exhibit A.

     B. Ivanhoe desires to evaluate the Project and determine whether to acquire an ownership interest in the License and enter into a joint venture agreement, as provided in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, covenants and agreements herein set forth, the parties covenant and agree with each other as follows:

GENERAL PROVISIONS

PART 1

INTERPRETATION

DEFINITIONS

1.1 As used in this Agreement, the following terms shall have the meanings ascribed thereto:

"Additional Earn-In Obligations" has the meaning assigned to it in Section 3.4;

"Back-in Right" has the meaning assigned to it in Section 4.1;

"BHP Royalty" has the meaning assigned to it in Section 3.6;

"Business Day" means a day on which the commercial banks are generally open for business in Melbourne, Australia and Vancouver, Canada;

"Defaulting Party" has the meaning assigned to it in Section 7.1;

"Dollar" and "$" mean U.S. dollars;

"Earn-in Date" means the last day of the Earn-in Period;

"Earn-in Obligations" means, collectively, the Initial Earn-in Obligations and the Additional Earn-in Obligations;

"Earn-in Period" means a period of three (3) years commencing from the Effective Date;

"Existing Data" means maps, drill logs and other drilling data, core tests, pulps, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other material information developed by BHP in respect of the Project prior to the date of this Agreement;

"Expenditures" means any costs incurred by Ivanhoe in connection with the Licensed Area, whether direct or indirect, and for purposes of:

         (i)      prospecting, exploration, and evaluation of the Licensed Area;

         (ii) payments of fees, duties, or other charges or deductions to acquire or maintain any license, permit, or other documents issued by governmental bodies or other persons granting the right to use mineral resources and surface lands in the Licensed Area, and

         (iii) other expenses incurred in connection with exploration of the Licensed Area, or License, including environmental and other studies, charges incurred for site preparation, engineering, surveying, permits, equipment rental, third-party contractor services, construction of roads, costs of equipment and supplies, labor costs, fees under consulting agreements, and all direct salary and field expenses of exploration personnel, and transportation costs.

"First Phase Exploration Program" has the meaning assigned to it in Section 3.1;

"Initial Earn-in Obligations" has the meaning assigned to it in Section 3.1;

"Joint Venture" has the meaning assigned to it in Section 5.1;

"Joint Venture Agreement" has the meaning assigned to it in Section 5.2;

"License" means the exploration license in respect of the Licensed Area, as more particularly described in Exhibit "A" together with any upgraded mineral tenure in respect thereof (including, but not limited to, any mining license) granted pursuant to the provisions of the applicable mining laws of Mongolia;

"Licensed Area" means, at any particular time, the geographical area which is then subject to the License or other upgraded mineral tenure in respect thereof granted pursuant to the provisions of the applicable mining laws of Mongolia; the current area subject to the License is described by the co-ordinates set forth in Exhibit "A";

"Net smelter return" means the amount received by Ivanhoe from a purchaser in payment for first saleable product mined from the Licensed Area less costs of transportation from the mine to the point where payment from the purchaser is received and less sampling, weighing, treatment, processing, and refining charges borne by Ivanhoe in connection with the sale of such product. In the event the first saleable products are shipped to a treatment facility owned or operated by Ivanhoe, the net smelter returns shall be no less favourable to BHP than if such products had been shipped to a non-affiliated purchaser.

"Non-Defaulting Party" has the meaning assigned to it in Section 7.1;

"Offer" has the meaning assigned to it in Section 6.1;

"Offeror" has the meaning assigned to it in Section 6.1;

"Offeree" has the meaning assigned to it in Section 6.1;

"Operator" has the meaning assigned to it in Section 5.2(a);

"Outside Areas" has the meaning assigned to it in Section 3.1;

"Second Phase Exploration Program" has the meaning assigned to it in Section
3.5;

"Significant Mineralized Occurrence" means a potential resource or concentration of copper mineralization in such quantity and quality that extraction of the mineralization at a profit is reasonably and commercially feasible in the opinion of both BHP and Ivanhoe, acting in a commercially reasonable manner;

"Standard Terms" has the meaning assigned to it in Section 5.2; and "Subject Interest" has the meaning assigned to it in Section 6.1.

INTERPRETATION

1.2 For the purposes of this Agreement, except as otherwise expressly provided:

     (a) "this Agreement" means this Agreement, including the exhibits and schedules hereto, and not any particular part, section or other portion hereof, and includes any agreement, document or instrument entered into, made or delivered pursuant to the terms hereof, as the same may, from time to time, be supplemented or amended and if effect;

     (b) all references in this Agreement to a designated "part", "section", "subsection" or other subdivision or to a schedule are references to the designated part, section, subsection or other subdivision of, or schedule to, this Agreement;

     (c) the words "hereof", "herein", "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular part, section, subsection or other subdivision or schedule unless the context or subject matter otherwise requires;

     (d) the division of this Agreement into parts, sections and other portions and the insertion of headings are for convenience of reference only and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

     (e) unless otherwise provided herein, all references to currency in this Agreement are to lawful money of the United States of America and all amounts to be calculated or paid pursuant to this Agreement are to be calculated in lawful money of the United States of America;

     (f) a reference to a statute in this Agreement includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supercedes such statute or regulations;

     (g) the singular of any term includes the plural, and vice versa, and the use of any term is generally applicable to any gender and, where applicable, a body corporate, firm or other entity, and the word "or" is not exclusive and the word "including" is not limiting whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto; and

     (h) all references to "approval", "authorization" or "consent" in this Agreement means written approval, authorization or consent.

EXHIBITS

1.3      Attached to and forming part of this Agreement is the following
         Exhibit:

1.4      Exhibit "A" - Copy of the License and description of the Licensed Area

1.5      Exhibit "B" - List of Vehicles and Field Equipment

PART 2

EARN-IN RIGHTS

EARN-IN RIGHTS

2.1 BHP hereby grants to Ivanhoe the right to earn a one hundred (100%) participating interest in the License by performing the Earn-in Obligations with in the Earn-in Period. Provided that Ivanhoe performs all of the Earn-in Obligations within the Earn-in Period and is not in material breach of this Agreement, Ivanhoe will be deemed to have earned a one hundred percent (100%) participating interest in the License as of the Earn-in Date.

LICENSE REGISTRATION

2.2 BHP will use commercially reasonable efforts to cause the License to be legally transferred and registered in the name of Ivanhoe as soon as practicable after Ivanhoe has earned its participating interest in the License in accordance with Section 2.1.

LICENSE RELINQUISHMENT

2.3 Provided that Ivanhoe is not in default under any terms of this Agreement, until such time as BHP has complied with its obligation under Section 2.2 or this Agreement is terminated, whichever is earlier, BHP will not:

            (a) voluntarily relinquish any portion of the Licensed Area without first consulting with Ivanhoe; or

            (b) voluntarily surrender the License without first allowing Ivanhoe to exercise its right of first refusal under Section
                  6.1 hereof.

PART 3

EARN-IN OBLIGATIONS

INITIAL EARN-IN OBLIGATIONS

3.1 During the Earn-in Period, Ivanhoe will conduct an exploration program in the Licensed Area involving reconnaissance, diamond drilling and reverse circulation drilling (the "First Phase Exploration Program") to examine the chalcocite blanket and test copper-gold mineralization in the North, South, and Central Oyu and other sections of the Licensed Area. Ivanhoe agrees to incur the following minimum Expenditures in connection with its exploration, prospecting, and evaluation of the Licensed Area within each 12 month work period described below:

           WORK PERIOD                             MINIMUM EXPENDITURES
------------------------------------------         --------------------
#1. Effective Date to First Anniversary of
Effective Date                                         $  500,000

#2. First Anniversary of Effective Date to
Second Anniversary of Effective Date                   $1,000,000

#3. Second Anniversary of Effective Date
to Third Anniversary of Effective Date                 $1,500,000

TOTAL                                                  $3,000,000

     At least one million five hundred thousand dollars, ($1,500,000) of such Expenditures will be allocated to funding exploration in areas outside the Central Oyu chalcocite resource area but within the Licensed Area (the "Outside Areas"), unless the parties agree, based on initial results obtained during this Program, that the prospectivity of the Outside Areas does not justify allocating that level of funds to the Outside Areas.

     The obligations in this section 3.1 are collectively referred to as the "Initial Earn-in Obligations".

EXPENDITURES DURING FIRST PHASE EXPLORATION PROGRAM

3.2 (a) Expenditures incurred by or on behalf of Ivanhoe prior to the end of any designated work period in excess of the minimum required Expenditures for that work period shall be credited against minimum Expenditure requirements for the following period. Under no circumstances shall BHP be obligated to reimburse Ivanhoe for any Expenditures incurred by Ivanhoe pursuant to this Agreement.

                  (c) Upon Ivanhoe's failure to make such Expenditures required during any designated work period, BHP may, by written notice to Ivanhoe, terminate this Agreement effective upon the end of such designated work period, and Ivanhoe shall retain no interest under this Agreement or to the License, but Ivanhoe shall be obligated to pay BHP the unpaid balance of Expenditures for such work period and shall remain liable for its obligations described in this Part 3 (Earn-in Obligations) (except sections 3.4 and 3.5) and Part 7 (Default and Termination) and all other obligations and liabilities that expressly survive the termination of the Agreement.

LICENSE

3.3 During the Earn-in Period, Ivanhoe will, at its sole cost, keep and maintain title to the License in good standing (including, but not limited to, paying in a timely manner all required license fees of any nature and promptly providing copies of all such payments to BHP) and comply with all work programs required to keep the License in good standing. Ivanhoe will manage all exploration programs using sound business judgement and in accordance with generally accepted international mining industry practice. Any necessary expenditures incurred by Ivanhoe to comply with the laws in Mongolia for the purpose of maintaining the License will be considered an Expenditure and credited towards its Initial Earn-in Obligations.

ADDITIONAL EARN-IN OBLIGATIONS

3.4 After fulfilling the Initial earn-in Obligations, Ivanhoe shall fulfil each of the following additional obligations on the Earn-in Date (collectively, the "ADDITIONAL EARN-IN OBLIGATIONS") before it will be vested with a one hundred percent (100%) participating interest in the License, inaccordance with section 2.1:

     (a) pay to BHP the sum of five million dollars ($5,000,000) by wire transfer; and

     (b) deliver to BHP a letter of credit, bank guarantee, or performance bond in a form and substance and from a bank or other financial or bonding institution acceptable to BHP to secure the performance by Ivanhoe of the minimum Expenditures of the Second Phase Exploration Program.

     Ivanhoe shall have the option of fulfilling the payment obligation under clause (a) of this section 3.4 by paying BHP one million dollars ($1,000,000) by wire transfer on the Earn-in Date and contemporaneously providing BHP with a promissory note, in form and substance satisfactory to BHP, in the amount of four million dollars ($4,000,000) payable in full 12 months after the Earn-in Date, together with an irrevocable letter of credit or bank guarantee in favor of BHP and in a form and substance and from a bank or other financial institution acceptable to BHP.

         The security provided under clause (b) of this section 3.4 shall be in the amount of three million dollars ($3,000,000), which amount may, at the request of Ivanhoe, be reduced each year during the Second Phase Exploration Program by the amount of Expenditures incurred by Ivanhoe under such Program during the preceding year.

     SECOND PHASE EXPLORATION PROGRAM

3.5 (a) Upon completion of the Earn-in Obligations but subject to the transfer of the License from BHP to Ivanhoe pursuant to Section 2.2, Ivanhoe will incur additional Expenditures in the aggregate amount of three million dollars ($3,000,000) to conduct further exploration in the Licensed Area (the "Second Phase Exploration Program") over a period of four (4) years, of which one million five hundred thousand dollars ($1,500,000) will be allocated to funding exploration in the Outside Areas, unless the parties agree, based on initial results obtained during this Program, that the prospectivity of the Outside Areas does not justify allocating that level of funds to the Outside Areas.

         (b) If Ivanhoe fails to incur all of the Expenditures required under
         Section 3.4 (a) in a timely manner, the unexpended balance of such minimum Expenditure requirement shall be paid to BHP from the security posted under clause (b) of section 3.4 and BHP shall be entitled to conduct (or contract with a third party to conduct) exploration in the Licensed Area to the extent of costs equal to such unexpended balance.

BHP'S ROYALTY INTEREST

3.6 Upon Ivanhoe's deemed earn-in of a one hundred percent (100%) participating interest pursuant to Section 2.1, BHP will be deemed to have conveyed its entire beneficial interest in the License to Ivanhoe save and except a non-participating two percent (2%) net smelter returns royalty (the "BHP Royalty") and the Back-in Rights described in Part 4.

STAFFING AND EQUIPMENT

3.7 Ivanhoe may, but will not be obliged to (a) offer to employ or contract one or more of those individuals that are or remain under contract to BHP in Mongolia and (b) purchase BHP's vehicles and field equipment associated with the Project described in Exhibit B at fair market value.

DATA AND REPORTS

3.8 (a) BHP will furnish or make available to Ivanhoe copies of all Existing Data in its possession or control, and copies of all licenses or contracts relating to the Licensed Area.

         (b) Ivanhoe will deliver to BHP, within 45 days after the end of each work period referred to in section 3.1 and after each year of the Second Phase Exploration Program, a report in reasonable detail of all operations, technical data, and Expenditures of Ivanhoe in the Licensed Area. Ivanhoe will provide BHP with a general written and oral review of all operations on or before the first day of March, June, September, and December of each year during the term of this Agreement. Ivanhoe will timely deliver to BHP copies of all Ivanhoe internal geological reports in connection with the Project, including such information that is non-factual or interpretive, together with all reports submitted by Ivanhoe to the Government of Mongolia and any security regulators to which Ivanhoe provides reports. Ivanhoe will also promptly notify BHP of significant new discoveries promptly after such information becomes available.

         (c) during the term of this Agreement, Ivanhoe grants to BHP full right and access to geological reports, evaluations, information and other technical and geological data, and other data and information obtained through all operations within the Licensed Area and agrees to forward to BHP all technical data on a timely basis; subject, however, to subsection 3.8 (d).

         (d) Any technical information, geological information, or studies, reports, mining models, drill hole data, or other geological, or concerning any property within the Licensed Area and the existence, location, quantity, or quality of minerals located therein, provided or made available by one Party to the other under this Agreement or prior to the Effective Date hereof, is made without warranty and at the sole risk of the receiving Party, and no warranty, express or implied, is made with respect to such information, all of which is provided "AS IS". Each Party shall make its own determinations with respect to the reliability of such information, and shall have no claim or action against the other with respect to such information.

AUDIT

3.9 Ivanhoe and BHP shall each be entitled to an independent audit of the matters covered by any statement of Expenditures, at the expense of the Party requesting the audit, provided that the audit is conducted by an international accounting firm of recognized standing. Such accounting firm shall have access, during normal business hours and upon 3 days prior notice to the other Party, to all books and records necessary or useful to perform its audit. The statement of Expenditures shall be presumed true and correct after the expiration of 90 days after the date furnished, unless within the 90 day period the Party requests an audit, specifying with particularity the items to which exception is taken and the ground for each exception. If the Party requesting the audit in good faith takes written exception as provided herein, then the 90 day period shall be suspended until the objection has been resolved.

INSURANCE

3.10 During the Earn-in Period, Ivanhoe will provide investigation, defense, and indemnification for BHP against any and all claims and liability of any nature including for damage, loss, or expense arising from damage to property or injury or death of any person arising in any way out of, in connection with, or resulting from the activities, errors or omissions of Ivanhoe, its directors, officers, employees, contractors, agents, representatives and invitees in connection with this Agreement. Ivanhoe will obtain and keep in force comprehensive general liability insurance, including contractual liability and coverage for the indemnity in this Agreement, with a limit of liability of not less than $5,000,000 combined, single limit, written on an occurrence basis, automobile liability insurance of not less than $5,000,000 per accident, and workers compensation insurance including voluntary workers compensation insurance and employer's liability coverages. Each insurance policy shall be endorsed so as to name BHP as an "additional insured". Within ten (10) days after the Effective Date, Ivanhoe will deliver a certificate of such insurance evidencing the naming BHP as an additional insured. The certificate shall provide for a thirty (30) day prior notice to BHP of the non-renewal, cancellation or modification of such insurance.

SAFETY

3.11 Ivanhoe and its authorized representatives will carry out all operations in the Licensed Area with the highest regard for the safety of all persons and property and in accordance with generally accepted international mining industry safety policies and procedures and the requirements of the laws of Mongolia, including, without limitation, the Labour Law, the Minerals Law, and laws with respect to protection of the environment, and Ivanhoe will indemnify and hold harmless BHP, its directors, officers, employees, agents, and attorneys from and against all losses, liabilities, claims, demands, damages, expenses, suits, injury or death arising out of such operations. Failure to do so will be considered a material breach of this Agreement for which BHP may terminate this Agreement during the Earn-in Period without penalty to BHP, and Ivanhoe will have no further rights or interests in the Licensed Area or the License, and Ivanhoe will remain liable for all liabilities which it has incurred or which have accrued prior to termination of this Agreement.

ENVIRONMENTAL

3.12 Ivanhoe and its authorized representatives will carry out all operations in the Licensed Area with the highest regard for the protection of the environment and in accordance with generally accepted international mining industry environmental policies and procedures and the requirements of the laws of Mongolia, and Ivanhoe will indemnify and hold harmless BHP, its directors, officers, employees, agents, and attorneys from and against all losses, liabilities, claims, demands, damages, expenses, suits, injury or death arising out of such operations. Failure to do so will be considered a material breach of this Agreement for which BHP may terminate this Agreement during the Earn-in Period without penalty to BHP, and Ivanhoe will have no further right or interest in the Licenses Area or the License, and Ivanhoe will remain liable for all liabilities which it has incurred or which have accrued prior to termination of this Agreement.

INDEMNIFICATION

3.13 Ivanhoe will indemnify and save BHP, its directors, officers, employees, agents, and attorneys harmless from and against all losses, liabilities, claims, demands, damages, expenses, suits, injury or death arising out of its performance under this Agreement. This indemnification will survive termination of this Agreement.

NO THIRD PARTY BENEFICIARY RIGHTS

3.14 This Agreement is for the benefit of the Parties and their respective successors and assigns only, and is not intended to create third party beneficiary rights in any other Party or in any Government, governmental organization or agency.

RECLAMATION

3.15 Ivanhoe will be solely responsible for any reclamation which may be required by the Government of Mongolia for work done by Ivanhoe under this agreement. Prior to commencing any exploration work in the Licensed Area, Ivanhoe will provide to BHP a bond or other form of security in a form and substance and from an institution acceptable to BHP to cover the first $2 million of any costs for such reclamation.

PART 4

BHP BACK-IN RIGHTS

BACK-IN RIGHTS

4.1 If, at any time prior to the completion of the Second Phase Exploration Program by Ivanhoe pursuant to section 3.4 (a) or by BHP pursuant to section 3.5 (b), Ivanhoe or BHP in good faith believes that, based on exploration results obtained, one or more Significant Mineralized Occurrences have been identified in the Licensed Area, that party will promptly notify the other in writing. BHP will have the right (the "Back-in Right"), exercisable within 60 days after such notice, to repurchase a participating interest in that portion of the Licensed Area hosting any Significant Mineralized Occurrence and any extensions of such Significant Mineralized

         Occurrence based on the nature and scope of the Significant Mineralized Occurrence as follows:

     (a) if the Significant Mineralized Occurrence contains a potential resource of copper mineralization of at least 250 million tonnes grading 1.0% copper or more, which can be processed using the solvent extraction-electrowinning leaching recovery method, BHP will have a right to re-purchase a participating interest therein equal to forty percent (40%);

     (b) if the Significant Mineralized Occurrence contains a potential resource of copper mineralization of at least 300 million tonnes grading 1.0% copper or more, which can be processed using conventional extraction methods with or without also using the SX-EW leaching recovery method, BHP will have a right to repurchase a participating interest therein which will result in BHP having a participating interest in all such Significant Mineralized Occurrences equal to sixty percent (60%).

BACK-IN PURCHASE PRICE

4.2      If BHP exercises its Back-in Right:

     (a) pursuant to section 4.1 (a), BHP will, upon execution by both parties of a Joint Venture Agreement, pay to Ivanhoe a cash sum equal to three times the total amount of Expenditures incurred by Ivanhoe in respect of the Licensed Area to such date under both Exploration Programs, and if the Back-in Right is exercised with respect to a Significant Mineralized Occurrence which lies within the Central Oyu Mineralized portion of the Licensed Area identified by BHP prior to the effective date, BHP will also repay all amounts paid by Ivanhoe to fulfill the Earn-in Obligations under clause (a) of Section 3.4;

     (b) pursuant to section 4.1 (b) BHP will, upon execution by both parties of a Joint Venture Agreement, pay to Ivanhoe a cash sum equal to three times the total amount of Expenditures in respect of the Licensed Area under both Exploration Programs to such date, and if the Back-in Right is exercised with respect to a Significant Mineralized Occurrence which lies within the Central Oyu Mineralized portion of the Licensed Area identified by BHP prior to the effective date, BHP will also repay all amounts paid by Ivanhoe to fulfill the Earn-in Obligations under clause
         (a) of Section 3.4. For purposes of clarification, even if there exists more than one Significant Mineralized Occurrence, BHP will only have to pay such amount one time in order to acquire the participating interest in all such Significant Mineralized Occurrences.

     (c) the following rights or obligations will be terminated:

              (i)   any further Earn-in Obligations of Ivanhoe; and

              (ii)   BHP's right to the BHP Royalty;

And Ivanhoe and BHP will be deemed to have formed the Joint Venture pursuant to
Section 5.1.

PARTS

JOINT VENTURE

FORMATION OF JOINT VENTURE

5.1 If BHP exercises its Back-in Right pursuant to Section 4.1 and re-purchases a participating interest in a Significant Mineralized Occurrence, Ivanhoe and BHP will be deemed to have formed a joint venture (which may, to comply with Mongolian law, need to be a Mongolian legal entity jointly owned by the Parties) to explore and, if warranted, develop and operate one or more mines in, respectively, the Licensed Area or on that portion of the Licensed Area hosting the Significant Mineralized Occurrence and any extensions (the JOINT VENTURE"). For purposes of clarification, if there is more than one Significant Mineralized Occurrence, then the parties contemplate a separate Joint Venture for each such Significant Mineralized Occurrence.

JOINT VENTURE AGREEMENT

5.2 Ivanhoe and BHP will, upon the formation of the Joint Venture pursuant to Section 5.1, execute an agreement (the "JOINT VENTURE AGREEMENT") having such terms as are customary in the mining industry ("Standard Terms") for joint ventures of similar nature and size and which will, in any event, include the following terms:

     (a) the party with the larger participating interest will be the operator of the Joint Venture (the "Operator") provided that if the participating interests of the parties are equal, BHP will be the Operator;

     (b) subject to applicable law, all licenses necessary to operate the Joint Venture will be registered from time to time in the name of the Joint Venture

     (c) each party to the Joint Venture will contribute, from time to time, its pro rata share of any expenditures required to operate the Joint Venture;

     (d) any party that fails to contribute its pro rata share of required expenditures of the Joint Venture will have its participating interest in the Joint Venture diluted in accordance with a specified dilution formula;

     (e) the net proceeds from any commercial production from the Joint Venture will be:

                  (ii) firstly, used to repay any project financing incurred by both parties to develop the Significant Mineralized Occurrence and establish commercial production; and

                  (iii) secondly, distributed to the parties to the Joint Venture pro rata to their respective participating interests therein; and

     (f) if, at any time during the Joint Venture, either party receives an offer to purchase, in whole or in part, directly or indirectly, its participating interest in the Joint Venture, which the recipient intends to accept, or if either party intends to sell, in whole or in part, directly or indirectly, its participating interest in the Joint Venture, such party shall give the other party a right of first refusal in respect of the sale of such interest.

     (g) if the parties agree to jointly develop a mine in the Licensed Area, BHP will allow Ivanhoe a reasonable time to obtain project financing for Ivanhoe's share of the costs of such development.

     (h) If, because of Mongolian law, the Parties are required to form a Mongolian legal entity to pursue exploitation of an Significant Mineralized Occurrence, they will incorporate, to the extent possible, the above-mentioned terms into an agreement at the time of formation of such an entity.

     Unless the parties otherwise agree, and subject to the foregoing, the Standard Terms will be those set out in Form 5A Model Form Exploration, Development and Mine Operating Agreement, 1996 published by the Rocky Mountain Mineral Law Foundation.

PART 6

RIGHTS OF FIRST REFUSAL

RIGHTS OF FIRST REFUSAL

6.1 a) If, before the end of the Earn-in Period, either BHP or Ivanhoe receives an offer to purchase, in whole or in part, directly or indirectly, its interest in the License (the "SUBJECT INTEREST") from a third party who is not an affiliate, which offer the recipient intends to accept, or if either BHP or Ivanhoe intends to and can sell, in whole or in part, directly or indirectly, a Subject Interest to a third party who is not an affiliate, such party ("OFFERER") shall first offer the Subject Interest (the "OFFER") to the other party ("OFFEREE") on terms no less favourable than those in any offer received or intended to be made.

     (c) If, following the end of the Earn-in Period, BHP receives an offer to purchase, or if it intends to sell, the BHP Royalty, in whole or in part, to a third party who is not an affiliate, BHP shall first offer such interest to Ivanhoe on the same terms and conditions as the offer or the proposed sale, provided however, that in the case of an offer from a third party, Ivanhoe's costs to exercise this right of first refusal shall be ten per cent (10%) higher than the offered price including the cash equivalent of any non-cash consideration.

OFFER

6.2      Any Offer pursuant to Section 6.1 shall:

     (a) set out fully and clearly all of the terms and conditions of any transaction;

     (b) if it is made as the result of an offer from a third party, include a true copy of the offer received and the identity of the offering party; and

     (c) contemplate cash consideration and if the Offer is based on an offer from a third party which includes non-cash consideration, in whole or in part, the Offer shall be made on the basis of the cash equivalent of such non-cash consideration, determined on the basis of a bonafide arm's length valuation by a qualified valuator, and a coy of such valuation shall accompany the Offer. If the Offeree, acting reasonably, disputes such valuation, the valuation shall be reviewed by an independent third party acceptable to both BHP and Ivanhoe, and such third party's determination (which shall be delivered with ten (10) Business Days of submission to the valuator for review) shall be final and binding upon both parties.

TIME FOR ACCEPTANCE

6.3 Offer made as contemplated in Section 6.2 shall be open for acceptance by the Offeree for a period of 60 days from the date of receipt of the Offer by the Offeree. If a valuation is being disputed pursuant to
         Section 6.2 (c), the period set forth herein shall not commence until the third party's determination has been made.

"ACCEPTANCE"

6.4      If the Offeree accepts the Offer within the time provided in Section
         6.3 by notice in writing to the Offerer in the manner set forth in
         Section 10.1, then such acceptance shall constitute a binding agreement between the Offeror and the Offeree on terms and conditions as described in Section 6.1, and such transaction shall be completed within 45 days of the date of such acceptance with each party acting in good faith in finalizing the documentation related thereto.

"NON-ACCEPTANCE"

6.5 If the Offeree does not accept the Offer within the sixty (60) day period provided in Section 6.3, the Offeror may complete or proceed with the transaction regarding the Subject Interest on terms and conditions as described in Section 6.1 and, where applicable, only to the party making the original offer to the Offeror as on templated in
         Section 6.1. hereof, and in any event such transaction shall be completed within ninety (90) days from the expiration of rights of the Offeree to accept such offer, failing which the Offeror must again comply with the provisions of this Section 6.

PART 7

DEFAULT AND TERMINATION

DEFAULT

7.1 If any part (a "Defaulting Party") is in default of any requirement herein set forth, the other party may give written notice to the Defaulting Party specifying the default. The Defaulting Party shall not lose any rights under this Agreement unless, within thirty (30) days after the giving of notice of default by the non-defaulting party (the "Non-Defaulting Party"), the Defaulting Party has failed to cure the default by the appropriate performance. Upon such failure, the Non-Defaulting Party shall be entitled to seek any remedy it may have on account of such default or as may otherwise be provided in this Agreement. If BHP terminates this Agreement under the provisions of Section 3.2 (b) or 3.5 (b), Ivanhoe will be released and discharged from all of its liabilities and obligations hereunder except those liabilities and obligations existing on the date of termination of the Agreement and except those liabilities and obligations stated herein to survive termination, including, without limitation, its obligation to complete all reclamation required by law or Governmental authorities in connection with its activities in the Licensed Area or otherwise pursuant to this Agreement.

TERMINATION

7.2 If Ivanhoe elects to terminate this Agreement prior to completing the Earn-in Obligations, Ivanhoe will forfeit any right to earn an interest in the License. In the event that Ivanhoe or BHP elects to terminate this Agreement during the Earn-in Period, Ivanhoe will ensure that the License fees have been paid until the next anniversary date of the License and will remain liable for reclamation of all exploration work undertaken by it or under its direction in the Licensed Area or otherwise pursuant to this Agreement.

PARTS

REPRESENTATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES OF BOTH PARTIES

8.1      Each party warrants and represents to the other that:

         (a) it is a corporation duly organized and in good standing in its jurisdiction of incorporation and is qualified to do business and is in good standing in those jurisdictions where necessary in order to carry out the purposes of this Agreement;

         (b) it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all actions required to authorize it to enter into and perform this Agreement have been properly taken;

         (c) it will not breach any other agreement or arrangement by entering into or performing this Agreement; and

         (d) this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

REPRESENTATIONS OF BHP

8.2      BHP hereby represents and warrants to Ivanhoe that as of the Effective
         Date:

         (a) with respect to the Licensed Area, (i) BHP is in exclusive possession of the exploration rights for copper thereof; (ii) BHP has not received any notice of default of any of the terms or provisions of the License; (iii) BHP has the authority under the License to perform fully its obligations under this Agreement;
              (iv) to BHP's knowledge, the License is valid and is in good standing; and (v) BHP has no knowledge of any act or omission or any condition on the Licensed Area which could be considered or construed as a default under the License;

         (b) BHP has delivered to or made available for inspection by Ivanhoe all Existing Data in its possession or control, and true and correct copies of all licenses or other contract relating to the Licensed Area;

         (c) to BHP's knowledge, there are no ongoing, pending or threatened actions, suits, claims or proceedings, affecting, or which could reasonably be expected to affect, directly or indirectly, the License or the Licensed Area.

PART 9

CONFIDENTIALITY

CONFIDENTIALITY

9.1 All communications between the parties, and all information and other materials supplied to or received by any of them from the others which is either marked "confidential" or is by its nature intended to be for the knowledge of the recipient alone, and all information concerning the business transactions and the financial arrangements of the parties with any person with whom any of them is in a confidential relationship with regard to the matter in question coming to the knowledge of the recipient shall be kept confidential by the recipient unless or until the recipient party can reasonably demonstrate that any such communication, information and material (i) is, or pat of it is, in the public domain through no fault of its own, whereupon to the extent that is in the public domain or (ii) is required to be disclosed by law regulation or stock exchange rules or in pursuance of employment duties, in any of which circumstances this obligation shall cease in relation thereto. The parties shall take all reasonable steps to minimize the risk of disclosure of confidential information, by ensuring that only they themselves and such of their employees, directors and advisers whose functions will require them to possess any of such information or any potential purchaser of an interest of a party shall have access thereto, and that the latter will be instructed to treat the same as confidential. The obligations contained in this Section 9.1 shall endure, even after the termination of this Agreement, without limit in point of time except and until such confidential information enters the public domain as set out above.

PART 10

DISPUTE RESOLUTION

EXPENDITURES IN THE OUTSIDE AREAS

10.1 If there is a difference of opinion between BHP and Ivanhoe as to the prospectivity of the Other Areas after analysis of prior results as provided in section 3.1 or 3.5, the parties agree to submit those results to a mutually acceptable, qualified, independent exploration geologist to make the determination of such prospectivity and to be bound by the determination of that independent expert.

SIGNIFICANT MINERALIZED OCCURRENCE

10.2 If there is a difference of opinion between BHP and Ivanhoe as to the size and/or grade of a Significant Mineralized Occurrence for purposes of section 4.1, the parties agree to submit all relevant exploration results to a mutually acceptable, qualified, independent mining engineer to make the determination of such grade and/or size and to be bound by the determination of that independent expert. In such case, BHP's Back-in Right shall be exercisable within 60 days of the experts determination.

PART 11

GENERAL

NOTICES

11.1 All notices, requests and other communications required or permitted to be given under the terms of this Agreement shall be in writing and shall be sufficiently given to the party to whom it is addressed if delivered or forwarded by telecopier addressed as follows:

         To Ivanhoe:
                  9th Floor, 200 Burrard Street
                  Vancouver, British Columbia
                  Canada V6C 3L6
                  Fax No.: (604)682-2060
                  Attention: President

         To BHP:
                  BHP Minerals 1360 Post Oak Blvd., Suite 500
                  Houston, Texas 77056-3020
                  Attn: Legal Department
                  Fax No.: (713)961-8507

     Any notice, request, demand or other communication aforesaid shall, if delivered or sent by telecopier, be deemed to have been given and received on the day on which it was so received, and if not a Business Day, then on the Business Day next following the day of delivery. Any party may change its address for notice in the manner aforesaid.

GOVERNING LAW

11.2 This Agreement shall be governed by and construed in accordance with the laws of British Columbia, Canada.

HEADINGS

11.3 The headings contained in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

ENTIRE AGREEMENT

11.4 This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes any and all prior agreements, understands, negotiations and discussions, whether oral or written, between the parties with respect thereto.

AMENDMENT

11.5 No amendment or modification of this Agreement shall be binding unless in writing and signed by the parties hereto.

TIME OF THE ESSENCE

11.6     Time shall be of the essence of this Agreement.

ENFORCEABILITY

11.7 In the event that any of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

FURTHER ASSURANCES

11.8 The parties shall do, or cause to be done, all such further acts and things and shall execute, or cause to be executed, all such further deeds, documents and instruments as may be reasonably necessary for the purpose of completing the transactions contemplated by this Agreement.

BINDING EFFECT

11.9 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

FORCE MAJEURE

11.10 If either party because of Force Majeure is unable to perform its obligations under this agreement, that party's obligation to perform which is affected by the Force Majeure shall be suspended to the extent so affected, provided that:

         (a) the non-performing party, within 10 days after the commencement of the Force Majeure, gives the other party written notice describing the particulars of the occurrence;

         (b) the suspension of performance is of no greater scope than is required by the Force Majeure; and

         (c) the non-performing party uses its best efforts to remedy its inability to perform.

     When the non-performing Party is able to resume performance of its obligations under this Agreement, that Party shall give the other Party written notice to that effect

"Force Majeure" means any cause or condition beyond the reasonable control of and without the fault or negligence of the Party claiming Force Majeure which causes the Party to be unable to perform its obligations, which by exercise of due foresight such party could not reasonably have been expected to avoid and which the Party is unable to overcome by the exercise of due diligence. Such an occurrence may include, but is not limited to: acts of God; labor disputes; sudden actions of elements, earthquake, fire; actions or inaction by governmental agencies, inability after diligent effort to obtain workmen or material; or any other similar cause. Insufficiency of funds does not constitute Force Majeure.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first above written.

IVANHOE MINES LTD.

Per: _____________________
     Dan Kunz, C.O.O.
     Authorized Signatory

BHP MINERALS INTERNATIONAL EXPLORATION INC.

Per: ________________________
     Donald J. Schissel
     Vice President
     Authorized Signatory

                                   OYU TOLGOI

                                  EXHIBIT "A"

                         -DESCRIPTION OF LICENSE AREA-

   OYU TOLGOI LICENSE COORDINATES
-------------------------------------
     EAST                 NORTH         BHP LICENSE
-----------------   -----------------    AREA (HA)
DEGREES   MINUTES   DEGREES   MINUTES      MRAM
-------   -------   -------   -------   -----------
  106       30        43         8       135,987.0
  107        0        43         8
  107        0        42        50
  106       30        42        50

[MAP OF OYU TOLGOI]

["MONGOLIAN EXPLORATION LICENSES"]

BHP Minerals International Exploration Inc.                            20-Apr-00
London UK

FIXED ASSETS/ RESERVE LEDGER                AS OF 31-MAY-99
BRANCH: 0757 LONDON

-------------------------------------------------------------------------------------------------------------
                                                                  COST BASIS             RENT DEPRECIAT
ID                                                   ACQRD   --------------------  LIFE  ----------------  X
#      ITEM               ASSET DESCRIPTION          INSTL      Pds         US$     Ms     Pds      US$    Ms
-------------------------------------------------------------------------------------------------------------
               0757-N. EUROPE & RUSSIA
-------------------------------------------------------------------------------------------------------------
                                                                                           0.00      0.00   0
-------------------------------------------------------------------------------------------------------------
               MONGOLIA ASSETS
-------------------------------------------------------------------------------------------------------------
               COMPUTER EQUIPMENT                    Apr-97  18,937.50  30,300.00  36    526.04    841.67  26
               Vendor: Special International Inc.
               PIMA-II Spectrometer Package with
               HP200LX Palmtop Comp.
               SPECIMIN Mineral Identification
               System
-------------------------------------------------------------------------------------------------------------
     E98.07    SATTELITE PHONE                       Jun-97   2,970.82   4,872.14  36     82.52    135.34  24
     57.315    Vendor: World Wide Satellite Rescue
     0.0       Nere World Phone Office
               (Voice, Fax and Data Capable)
-------------------------------------------------------------------------------------------------------------
               COMMERCIAL VEHICLE                    Aug-97  27,967.09  47,264.38  36    776.86  1,312.90  22
               Vendor: Khet Ltd
               Toyota Landcruiser 80 VX
-------------------------------------------------------------------------------------------------------------
               COMPUTER EQUIPMENT                    Oct-97   1,727.95   2,782.00  36     48.00     77.28  20
               Vendor: Entex
               Compaq Dpro 2000 5200/MT
               -$US 1,775.00
               Compaq P50 1024/768.28
               -$US 392.00
               HP Deskjet 692c Photo Quality
               -$US 297.00
               Scanner Keyboard- $US 252.00
               2xHP Colour Cartridge F/DJ/DW
               660C-$US 56.00
               Belkin Cable-$US 10.00
-------------------------------------------------------------------------------------------------------------
               FIELD EQUIPMENT                       Feb-98   1,994.00   3,250.22  36     55.39     90.28  16
               Vendor: Earth Science Systems Ltd.
               2xGeo-instrumental Model GSM-2
               Magnetic Susceptibility Meter
-------------------------------------------------------------------------------------------------------------
               COMPUTER EQUIPMENT                    Jun-98   4,031.60   6,571.51  36    111.99    182.54  12
               Vendor: Technology Direct (TDT)
               Toshiba Tecra 780DVD/8 PII
               266 64/8.IGB DVD 13.3" TFT
               56K & Toshiba Lithium ION Battery
               Pack for Tecra 750CDT
-------------------------------------------------------------------------------------------------------------
               COMMERCIAL VEHICLE                    Jun-98  25,384.62  42,900.00  36    705.13  1,191.67  12
               Vendor: Mongolia Cashbook
               Toyota Land Cruiser Jeep GX-80
-------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     CCUMULATED RESER       NET BOOK VALUE
ID                                                 --------------------   -------------------
#      ITEM               ASSET DESCRIPTION           Pds        US$         Pds       US$                          COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
               0757-N. EUROPE & RUSSIA
------------------------------------------------------------------------------------------------------------------------------------
                                                        0.00       0.00       0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
               MONGOLIA ASSETS
------------------------------------------------------------------------------------------------------------------------------------
               COMPUTER EQUIPMENT                  13,677.04  21,883.42   5,260.46   8,416.58  S. Diatchkov-Delivered in Tuscon
               Vendor: Special International Inc.
               PIMA-II Spectrometer Package with
               HP200LX Palmtop Comp.
               SPECIMIN Mineral Identification
               System
------------------------------------------------------------------------------------------------------------------------------------
     E98.07    SATTELITE PHONE                      1,980.48   3,248.16     990.34   1,623.98
     57.315    Vendor: World Wide Satellite Rescue
     0.0       Nere World Phone Office
               (Voice, Fax and Data Capable)
------------------------------------------------------------------------------------------------------------------------------------
               COMMERCIAL VEHICLE                  17,090.92  28,883.80  10,876.17  18,380.58
               Vendor: Khet Ltd
               Toyota Landcruiser 80 VX
------------------------------------------------------------------------------------------------------------------------------------
               COMPUTER EQUIPMENT                     960.00   1,545.60     767.95   1,236.40  D. Hishigsuren, Ulaanbaataar Mongolia
               Vendor: Entex
               Compaq Dpro 2000 5200/MT
               -$US 1,775.00
               Compaq P50 1024/768.28
               -$US 392.00
               HP Deskjet 692c Photo Quality
               -$US 297.00
               Scanner Keyboard- $US 252.00
               2xHP Colour Cartridge F/DJ/DW
               660C-$US 56.00
               Belkin Cable-$US 10.00
------------------------------------------------------------------------------------------------------------------------------------
               FIELD EQUIPMENT                        886.24   1,444.48   1,107.76   1,805.74
               Vendor: Earth Science Systems Ltd.
               2xGeo-instrumental Model GSM-2
               Magnetic Susceptibility Meter
------------------------------------------------------------------------------------------------------------------------------------
               COMPUTER EQUIPMENT                   1,343.88   2,190.48   2,687.72   4,381.03  Serguei Diatchkov-Tuscon
               Vendor: Technology Direct (TDT)
               Toshiba Tecra 780DVD/8 PII
               266 64/8.IGB DVD 13.3" TFT
               56K & Toshiba Lithium ION Battery
               Pack for Tecra 750CDT
------------------------------------------------------------------------------------------------------------------------------------
               COMMERCIAL VEHICLE                   8,461.56  14,300.04  16,923.06  28,599.96  Barrie Bolton- Ulaanbaataar
               Vendor: Mongolia Cashbook
               Toyota Land Cruiser Jeep GX-80
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                 COMPUTER EQUIPMENT                     Jul-98    3,028.01     4,935.66    36       84.11        137.10        11
                 Vendor: Cravenplan Computers Ltd
                 Compaq Armada 7380 DMT 32 MB/
                 4GB-L2,330.58
                 Compaq Armada Station-L594.03
                 Compaq Armada 7300-32MB RAM
                 Upgrade-L103.40
------------------------------------------------------------------------------------------------------------------------------------
                 FIELD EQUIPMENT                        Aug-98    6,508.88    11,000.00    36      180.80        305.56        10
                 Vendor: Mongolia Cashbook
                 Camp
------------------------------------------------------------------------------------------------------------------------------------
                 COMMERCIAL VEHICLE                     Sep-98      887.57     1,500.00    36       24.65         41.67         9
                 Vendor: Mongolia Cashbook
                 Bull Bar for Toyota LC GX-80
------------------------------------------------------------------------------------------------------------------------------------
                 COMPUTER EQUIPMENT                     Oct-98    1,028.40     1,738.00    36       28.57         48.28         8
                 Vendor: Mongolia
------------------------------------------------------------------------------------------------------------------------------------
                 Acer Power 3200, P233 MMX 32 Mb
                 printer and I-14 Monitor
------------------------------------------------------------------------------------------------------------------------------------
                 COMPUTER EQUIPMENT                     Oct-98    1,440.83     2,435.00    36       40.02         67.64         8
                 Vendor: Mongolian Cashbook
                 Acer Power 6000, PII-266 MNz 64Mb
                 Printer
------------------------------------------------------------------------------------------------------------------------------------
                 COMPUTER EQUIPMENT                     Oct-98    1,272.19     2,150.00    36       35.34         59.72         8
                 Vendor: Mongolia Cashbook
                 I-21 Philips Monitor
------------------------------------------------------------------------------------------------------------------------------------
                 COMPUTER EQUIPMENT                     Nov-98    1,837.28     3,105.00    36       51.04         86.25         7
                 Vendor : Mongolia Cashbook
                 Canon 3020
------------------------------------------------------------------------------------------------------------------------------------
                 SATELLITE PHONE                        Nov-98    2,840.24     4,800.00    36       78.90        133.33         7
                 Vendor: Mongolian Cashbook
                 Nera World Satellite Phone
------------------------------------------------------------------------------------------------------------------------------------
                 MAP CABINETS                           Nov-98    2,230.08     3,657.41    52       42.89         70.33         7
                 Vendor: Capital Links Limited
                 2 Graphitheque Cabinets AC 1300B
------------------------------------------------------------------------------------------------------------------------------------
                 MAP CABINET                            Nov-98      990.00     1,692.90    60       16.50         28.22         7
                 Vendor: GB Office Supplies Limited
                 Metalico Excel Vertical Planfile
                 Cabinet- MXLL/ AO170 A/T
------------------------------------------------------------------------------------------------------------------------------------
                 FIXTURES & FITTINGS                    Aug-98      890.00     1,450.70    60       14.83         24.18        10
                 Vendor: Animagination Ltd.
                 2 Layout tables
------------------------------------------------------------------------------------------------------------------------------------
                 FIELD EQUIPMENT                        Dec-98      807.10     1,364.00    36       22.42         37.89         6
                 Vendor: Mongolia Cashbook
                 Explorer Field Refridgerator
------------------------------------------------------------------------------------------------------------------------------------

                 COMPUTER EQUIPMENT                       925.21   1,508.10     2,102.80     3,427.56   Barrie Bolton- Ulaanbaataar
                 Vendor: Cravenplan Computers Ltd
                 Compaq Armada 7380 DMT 32 MB/
                 4GB-L2,330.58
                 Compaq Armada Station-L594.03
                 Compaq Armada 7300-32MB RAM
                 Upgrade-L103.40
-----------------------------------------------------------------------------------------------------------------------------------
                 FIELD EQUIPMENT                        1,808.00   3,055.60     4,700.88     7,944.40
                 Vendor: Mongolia Cashbook
                 Camp
-----------------------------------------------------------------------------------------------------------------------------------
                 COMMERCIAL VEHICLE                       221.85     375.03       665.72     1,124.97
                 Vendor: Mongolia Cashbook
                 Bull Bar for Toyota LC GX-80
-----------------------------------------------------------------------------------------------------------------------------------
                 COMPUTER EQUIPMENT                       228.56     386.24       799.84     1,351.76
                 Vendor: Mongolia
-----------------------------------------------------------------------------------------------------------------------------------
                 Acer Power 3200, P233 MMX 32 Mb
                 printer and I-14 Monitor
-----------------------------------------------------------------------------------------------------------------------------------
                 COMPUTER EQUIPMENT                       320.16     541.12     1,120.67     1.893.88
                 Vendor: Mongolian Cashbook
                 Acer Power 6000, PII-266 MNz 64Mb
                 Printer
-----------------------------------------------------------------------------------------------------------------------------------
                 COMPUTER EQUIPMENT                       282.72     477.76       989.47     1,672.24
                 Vendor: Mongolia Cashbook
                 I-21 Philips Monitor
-----------------------------------------------------------------------------------------------------------------------------------
                 COMPUTER EQUIPMENT                       357.28     603.75     1,480.00     2,501.25
                 Vendor : Mongolia Cashbook
                 Canon 3020
-----------------------------------------------------------------------------------------------------------------------------------
                 SATELLITE PHONE                          552.30     933.31     2,287.94     3,866.69
                 Vendor: Mongolian Cashbook
                 Nera World Satellite Phone
-----------------------------------------------------------------------------------------------------------------------------------
                 MAP CABINETS                             300.23     492.31     1,929.85     3,165.10   Barrie Bolton-Ulaanbaataar
                 Vendor: Capital Links Limited                                                          (was London ref: Kirby
                 2 Graphitheque Cabinets AC 1300B                                                       Johnson)
-----------------------------------------------------------------------------------------------------------------------------------
                 MAP CABINET                              115.50     197.54       874.50     1,495.36
                 Vendor: GB Office Supplies Limited
                 Metalico Excel Vertical Planfile
                 Cabinet- MXLL/ AO170 A/T
-----------------------------------------------------------------------------------------------------------------------------------
                 FIXTURES & FITTINGS                      148.30     241.80       741.70     1,208.90
                 Vendor: Animagination Ltd.
                 2 Layout tables
-----------------------------------------------------------------------------------------------------------------------------------
                 FIELD EQUIPMENT                          134.52     227.34       672.58     1,136.66
                 Vendor: Mongolia Cashbook
                 Explorer Field Refridgerator
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                 FIELD EQUIPMENT                    Dec-98      807.10   1,1364.00        36    22.42      37.89           6
                 Vendor: Mongolia Cashbook
                 Explorer Field Refridgerator
----------------------------------------------------------------------------------------------------------------------------
                 COMMERCIAL VEHICLE                 Mar-99      920.25    1,500.00        36    25.56      41.67           3
                 Vendor: Mongolia Cashbook
                 Bull Bar for Toyota LC VX-80
----------------------------------------------------------------------------------------------------------------------------
                 SUB TOTAL 07573150                         108,501.51  180,632.92  4,951.41           50,005.95   82,888.23
----------------------------------------------------------------------------------------------------------------------------
                 COMPUTER EQUIPMENT                 May-98    2,840.24    4,800.00     36.00    78.90     133.33          13
                 Vendor: Mongolia Cashbook
                 Satellite Phone
----------------------------------------------------------------------------------------------------------------------------
                 COMPUTER EQUIPMENT                 May-98    2,840.24    4,800.00     36.00    78.90     133.33          13
                 Vendor: Mongolia Cashbook
                 Satellite Phone
----------------------------------------------------------------------------------------------------------------------------
                 COMPUTER EQUIPMENT                 Oct-98    7,769.62   13,052.96        36   215.82     362.58           8
                 Vendor: Cravenplan Computers Ltd
                 HP Designjet 755CM AO Plotter-
                 L5,686.50
----------------------------------------------------------------------------------------------------------------------------
                 HP Superstore 24E External Dat
                 Drive-L857.33
                 Microtek Scanman 6400XL A3
                 Scanner-L956.24
                 Plasmon CDR 480E External SCSI
                 CD Writer-L249.55
                 Carriage-L20.00
----------------------------------------------------------------------------------------------------------------------------
                 COMPUTER EQUIPMENT                 Jan-99    2,831.42    4,785.10        36    78.65     132.92           5
                 Vendor: Cravenplan Computers Ltd.
                 Toshiba Tecra 8000 PII 300/64MB/
                 6GB/13.3 TFT-L2,475.90
                 3 com 10/100 Etherlink PC Card
                 3CCFE 575-BT-L93.51
                 2x3 Com 56K Global Modem PC Card
                 3CCM 156-UK-L242.01
                 Carriage-L20.00
----------------------------------------------------------------------------------------------------------------------------
                 SUB TOTAL 0757 3155                         16,281.52   27,438.06            452.27     762.16
----------------------------------------------------------------------------------------------------------------------------
                                                                                        0.00    0.00          0         0.00
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL N EUROPE & RUSSIA            #REF!     #REF!                   #REF!     #REF!                #REF!
----------------------------------------------------------------------------------------------------------------------------
                                                                                        0.00    0.00          0         0.00
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL N EUROPE & RUSSIA            #REF!     #REF!                   #REF!     #REF!                #REF!
----------------------------------------------------------------------------------------------------------------------------
                 GRAND TOTAL                        #REF!     #REF!                   #REF!     #REF!                #REF!
----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                 FIELD EQUIPMENT                      134.52      227.34      672.58    1,136.66
                 Vendor: Mongolia Cashbook
                 Explorer Field Refridgerator
-------------------------------------------------------------------------------------------------------------
                 COMMERCIAL VEHICLE                    76.68      125.01      843.57    1,374.99
                 Vendor: Mongolia Cashbook
                 Bull Bar for Toyota LC VX-80
-------------------------------------------------------------------------------------------------------------
                 SUB TOTAL 07573150                58,495.56   97,744.69
-------------------------------------------------------------------------------------------------------------
                 COMPUTER EQUIPMENT                 1,025.70    1,733.29    1,814.54    3,066.71  Jamsrandorj
                 Vendor: Mongolia Cashbook
                 Satellite Phone
-------------------------------------------------------------------------------------------------------------
                 COMPUTER EQUIPMENT                 1,025.70    1,733.29    1,814.54    3,066.71  Sanjdorj
                 Vendor: Mongolia Cashbook
                 Satellite Phone
-------------------------------------------------------------------------------------------------------------
                 COMPUTER EQUIPMENT                 1,726.56    2,900.64    6,043.06   10,152.32
                 Vendor: Cravenplan Computers Ltd
                 HP Designjet 755CM AO Plotter-
                 L5,686.50
-------------------------------------------------------------------------------------------------------------
                 HP Superstore 24E External Dat
                 Drive-L857.33
                 Microtek Scanman 6400XL A3
                 Scanner-L956.24
                 Plasmon CDR 480E External SCSI
                 CD Writer-L249.55
                 Carriage-L20.00
-------------------------------------------------------------------------------------------------------------
                 COMPUTER EQUIPMENT                   393.25      664.60    2,438.17    4,120.50
                 Vendor: Cravenplan Computers Ltd.
                 Toshiba Tecra 8000 PII 300/64MB/
                 6GB/13.3 TFT-L2,475.90
                 3 com 10/100 Etherlink PC Card
                 3CCFE 575-BT-L93.51
                 2x3 Com 56K Global Modem PC Card
                 3CCM 156-UK-L242.01
                 Carriage-L20.00
-------------------------------------------------------------------------------------------------------------
                 SUB TOTAL 0757 3155                4,171.21    7,031.82   12,110.31   20,406.24
-------------------------------------------------------------------------------------------------------------
                                                        0.00        0.00        0.00
-------------------------------------------------------------------------------------------------------------
                 TOTAL N EUROPE & RUSSIA               #REF!     #REF!       #REF!       #REF!
-------------------------------------------------------------------------------------------------------------
                                                        0.00        0.00        0.00        0.00
-------------------------------------------------------------------------------------------------------------
                 TOTAL N EUROPE & RUSSIA               #REF!     #REF!       #REF!       #REF!
-------------------------------------------------------------------------------------------------------------
                 GRAND TOTAL                           #REF!     #REF!       #REF!       #REF!
-------------------------------------------------------------------------------------------------------------

BHP Minerals International Exploration Inc.
London UK                                                              20-Apr-00

                                 CERTIFICATE OF

                          MINERAL EXPLORATION LICENSE

                                      #210

February 17, 1997                  Ulaanbaatar

On the basis of January 1, 1997 day's statement A-4 of the Minister of Trade & Industry.

          Umnugobi        province (city)

          Khanbogd        subprovince (district)

          Oyu Tolgoi      location

   With co-ordinates of   1. 106degrees 30' - 42degrees 47'

                          2. 107degrees 00' - 43degrees 08' area with size of
                             1.350 sq. km

The right to explore the land is granted to

                               BHP MINERALS INTERNATIONAL

                               EXPLORATION INC. - CORPORATION'S MONGOLIAN BRANCH

and extended for 2 years period. The size of the exploration area is 135,987 hectare

Extension made by

   DIRECTOR                             S. Enkhtsay/Geology and Mining Cadastral

                June 21, 2000                   Ulaanbaatar

                                       1-1

                   MINERAL EXPLORATION 210 (1997-02-17) NUMBER

                               LICENSE CERTIFICATE

                                   APPENDIX #1

                          (Invalid without Certificate)

The granted area's size and changes to the license

                                       REGISTRATION    THE SIZE OF THE    THE SIZE OF THE
    THE REASONS OF THE CHANGES TO      NUMBER OF THE   SURRENDERED AREA   REMAINING AREA
#             THE LICENSE               APPLICATION       (HECTARE)          (HECTARE)
-----------------------------------------------------------------------------------------
1.                                         X-066                              160000
                                                                            1997-08-08
2.  Second year's license fee was                                             112112
    paid                                                                    1998-09-29
    From 1998-10-01 to 1999-10-01
3.  Certain parts of the license was       107X             22,728            13,598
    returned                                                                1998-09-21

4.  Third year's license fee was paid         -                  -            135,987
                                                                            1999-09-21
5.  The license holder's name was             -                  -          1999-10-20
    changed to BHP Minerals
    International Exploration Inc.
    Corporation's Branch

6.  The license was extended for 2         82X                   -            135,987
    years until February 17, 2002 by                                        2000-06-21
    OGMC director's #259 decision

7.  The certain parts of the area was      196X            112,120            8,496
    returned                                                                2000-09-18

8.  Fourth year's license fee paid
    From 2000-10-01 to 2001-10-01

9.  Fifth year's license fee paid              -                 -             7485
    From 2001 - 10-01 to 2002-10-01                                         2991-09-20

10.  The license was extended for 2        223 X                 -             8496
     years until February 17, 2004 by                                       2002-01-10
     OGMC director's 2002 years
     decision # 06

                                       1-2

                   MINERAL EXPLORATION 210 (1997-02-17) NUMBER
                               LICENSE CERTIFICATE
                                  APPENDIX 2.1

                         (Invalid without Certificate)

The co-ordinate changes of the granted license area

#  THE REASONS FOR THE CO-ORDINATE CHANGES                              VALID CO-ORDINATES
-------------------------------------------------------------------------------------------------------
1. 8,000 (eight thousand) US$ paid as a license fee       1.   106degrees 30'00"      43degrees 08'00"
   The payment taken into account from 1997-10-01         2.   107degrees 00'00"          43degrees
                                                          3.   107degrees 00'00"      42degrees 47'00"
                                                          4.         66X-1            42degrees 47'00"
                                                      Registered                  by Byambaa
                                                               degrees            degrees 1997-08-08

2. Second year's license fee was paid.                The co-ordinates of the license area are the same
   From 1998-10-01 to 1999-10-01                                           1998-09-29

3. Remaining area's coordinates                           1.   106degrees 30'00"    42degrees 50'00"
                                                          2.   106degrees 30'00"    43degrees 08'00"
                                                          3.   107degrees 00'00"    43degrees 08'00"
                                                          4.   107degrees 00'00"    42degrees 50'00"
                                                             1999-09-21            T. Delgermaa

4. Third year's license fee was paid                  The co-ordinates of the license area are the same
                                                                           1999-09-21

5. The license holder's name was changed to BHP                            1999-10-20
   Minerals International Exploration Inc.
   Corporation's Branch

6. The license was extended for 2 years until         The co-ordinates of the license area are the same
   February 17, 2002 by OGMC director's #259
   decision
                                                                           2000-06-21

7. The remaining area's co-ordinates                      1.   106degrees 47'30"    42degrees 58'30"
                                                          2.   106degrees 47'30"    43degrees 03'00"
                                                          3.   106degrees 47'30"    43degrees 03'00"
                                                          4.   106degrees 55'00"    42degrees 58'30"

8. Fourth year's license fee was paid                 The co-ordinates of the license area are the same
   From 2000-10-01 to 2001-10-01

9. Fifth year's license fee paid                      The co-ordinates of the license area are the same
   From 2001-10-01 to 2002-10-01                                           2001-09-20

                                      1-3

                   MINERAL EXPLORATION 210 (1997-02-17) NUMBER
                               LICENSE CERTIFICATE
                                  APPENDIX #2-2
                          (Invalid without Certificate)

The co-ordinate changes of the granted license area

#  THE REASONS FOR THE CO-ORDINATE CHANGES                        VALID CO-ORDINATES
----------------------------------------------------------------------------------------------------
1. The license was extended for 2 years until     The co-ordinates of the license area are the same.
   February 17, 2004 by OGMC director's 2002      2002-01-10
   years decision #06

                                       1-4

                                 CERTIFICATE OF

                           MINERAL EXPLORATION LICENSE

                                     #66X-1

On the basis of Article 14 of the Minerals Law of Mongolia, from Geology and

Cadastral Office

          Umnugobi           province (city)

          Khanbogd           subprovince (district)

          Manakht            location

      4537 hectares contained within the exploration area and permitted by this license in accordance with the conditions & principles of the Minerals Law of Mongolia

    21/457                    number of certificate/passport of

                  BHP MINERALS INTERNATIONAL

                  EXPLORATION INC. - CORPORATION'S BRANCH

                                      FOR

    3   years period

    This certificate has an appendix where any alterations will be recorded, and without this appendix the certificate is invalid.

    OFFICE OF GEOLOGY AND MINING CASASTRAL

    OF THE MINERAL RESOURCE AUTHORITY OF MONGOLIA

    DIRECTOR                        S. Enkhtsay

    February 17, 1997               Ulaanbaatar

                                       1-5

              MINERAL EXPLORATION 66X-1 NUMBER LICENSE CERTIFICATE

                                   APPENDIX #1

                           (valid without Certificate)

                                   the license

                                      REGISTRATION   THE SIZE OF THE   THE SIZE OF THE
#  THE REASONS OF THE CHANGES TO      NUMBER OF THE  SURRENDERED AREA  REMAINING AREA
           THE LICENSE                 APPLICATION      (HECTARE)         (HECTARE)
--------------------------------------------------------------------------------------
1. X-66 (210) license area was            196X                -              4537
   returned.                                                              2000-09-18
   The date when the license was
   first granted
   1997-02-17

2. Fourth year's license fee paid            -                -              4537
                                                                          2000-09-21

3. Fifth year's license fee paid             -                -              4537
                                                                          1001-09-20

4. The license was extended for 2         224X                -              4537
   years until February 17, 2004 by                                       2002-01-10
   OGMC
   director's 2002 years
   decision # 06

                                       1-6

              MINERAL EXPLORATION 66X-1 NUMBER LICENSE CERTIFICATE
                                   APPENDIX #2
                          (Invalid without Certificate)

The co-ordinate changes of the granted license area

#  THE REASONS FOR THE CO-ORDINATE CHANGES                         VALID CO-ORDINATES
-----------------------------------------------------------------------------------------------
1. The co-ordinates of the remaining area              1.  106degrees 38'00"    42degrees 54'00"
                                                       2.  106degrees 38'00"    42degrees 57'00"
                                                       3.  106degrees 44'00"    43degrees 00'00"
                                                       4.  106degrees 44'00"    42degrees 54'00"
                                                       2000-09-18              Kh. Dagvadorj

2. Fourth year's license fee was paid.                 The co-ordinates of the license area are the same.
   From 2000-10-01 to 2001-10-01                                        2000-09-21

3. Fifth year's license fee was paid.                  The co-ordinates of the license area are the same.
   From 2001-10-01 to 2002-10-01                                        2001-09-20

4. The license was extended for 2 years until          The co-ordinates of the license area are the same
   February 17, 2004 by OGMC director's 2002                            2002-01-10
   years decision #06

                                      1-7

                                 CERTIFICATE OF

                           MINERAL EXPLORATION LICENSE

                                     #66X-2

On the basis of Article 14 of the Minerals Law of Mongolia, from Geology and Cadastral Office

        Umnugobi            province (city)

        Khanbogd            subprovince (district)

        Manakht             location

   1764 hectares contained within the exploration area and permitted by this license in accordance with the conditions & principles of the Minerals Law of Mongolia

   21/457                             number of certificate/passport of

                   BHP MINERALS INTERNATIONAL

                   EXPLORATION INC. - CORPORATION'S BRANCH

                                      FOR

 3   years period

This certificate has an appendix where any alterations will be recorded, and without this appendix the certificate is invalid.

 OFFICE OF GEOLOGY AND MINING CASASTRAL

 OF THE MINERAL RESOURCE AUTHORITY OF MONGOLIA

 DIRECTOR                    S. Enkhtsay

                                       1-8

                   MINERAL EXPLORATION 210 (1997-02-17) NUMBER
                               LICENSE CERTIFICATE
                                   APPENDIX #1
                          (Invalid without Certificate)

The granted area's size and changes to the license

                                                      THE SIZE OF THE      THE SIZE OF THE
#   THE REASONS FOR THE       REGISTRATION NUMBER     SURRENDERED AREA     REMAINING AREA
   CHANGES TO THE LICENSE     OF THE APPLICATION          (HECTARE)           (HECTARE)
------------------------------------------------------------------------------------------
1. X-66 (210) license area           196X                     -                    1764
   was returned.                                                             2000-09-18
   The date when the
   license was first granted
   1997-02-17

2. Fourth year's license                -                     -                    1764
   fee paid                                                                  2000-09-21

3. Fifth year's license fee             -                     -                    1764
   paid                                                                      2001-09-20

4. The license was                  225 X                     -                    1764
   extended for 2 years                                                      2002-01-10
   until February 17, 2004
   by OGMC director's
   2002 years decision #06

                                       1-9

              MINERAL EXPLORATION 66X-2 NUMBER LICENSE CERTIFICATE
                                   APPENDIX #2
                          (Invalid without Certificate)

The granted area's size and changes to the license

#  THE REASONS FOR THE CO-ORDINATE CHANGES              VALID CO-ORDINATES
---------------------------------------------------------------------------------------------
1. The co-ordinates of the remaining area          1.   106degrees 51'30"    42degrees 55'30"
                                                   2.   106degrees 51'30"    42degrees 57'30"
                                                   3.   106degrees 51'30"    42degrees 57'30"
                                                   4.   106degrees 55'00"    42degrees 55'30"

                                                        2000-09-28
                                                        K. H. Dagvarlorj

2. Fourth year's license fee was paid.             The co-ordinates of the license area
   From 2000-10-01 to 2001-10-01                   are the same
                                                   2000-09-21

3. Fifth year's license fee was paid               The co-ordinates of the license area
   From 2001-10-01 to 2002-10-01                   are the same.
                                                   2001-09-20

4. The license was extended for 2 years until      The co-ordinates of the license area
   February 17, 2004 by OGMC director's 2002       are the same
   years decision # 06                             2002-02-10

                                      1-10

                                 CERTIFICATE OF

                           MINERAL EXPLORATION LICENSE

                                     #66X-3

On the basis of Article 14 of the Minerals Law of Mongolia, from geologyand Cadastral Office

          Umnugobi            province (city)

          Khanbogd            subprovince (district)

          UlaanUul            location

      9070 hectares contained within the exploration area and permitted by this license in accordance with the conditions & principles of the Mineral Law of Mongolia

               21/457                   number certificate/passport of

                               BHP MINERALS INTERNATIONAL

                               EXPLORATION INC. - CORPORATION'S MONGOLIAN BRANCH

               3                   years period.

This certificate has an appendix where any alterations will be recorded, and without this appendix the certificate is invalid.

                     OFFICE OF GEOLOGY AND MINING CADASTRAL

                 OF THE MINERAL RESOURCE AUTHORITY OF MONGOLIA

     DIRECTOR                          S. Enkhtsay

February 17, 1997                      Ulaanbaatar

                                      1-11

              MINERAL EXPLORATION #66X-3 NUMBER LICENSE CERTIFICATE

                                   APPENDIX #1

                          (Invalid without Certificate)

The granted area's size and changes to the license

                                      REGISTRATION    THE SIZE OF THE    THE SIZE OF THE
#  THE REASONS OF THE CHANGES TO      NUMBER OF THE   SURRENDERED AREA   REMAINING AREA
            THE LICENSE                APPLICATION        (HECTARE)        (HECTARE)
----------------------------------------------------------------------------------------
1. X-66 (210) license area was            196X               -                9070
   returned.
   The date when the license was                                           2000-09-18
   first granted
   1997-02-17

2. Fourth year's license fee payment         -               -                9070
                                                                           2000-09-21
3. Fifth year's license fee payment          -               -                9070
                                                                           2000-09-20
4. The license was extended for 2         226X               -                9070
   years until February 17, 2004 by                                        2002-01-10
   OGMC director's 2002 years
   decision #06

                                      1-12

              MINERAL EXPLORATION 66X-3 NUMBER LICENSE CERTIFICATE
                                   APPENDIX #2
                          (Invalid without Certificate)

The co-ordinate changes of the granted license area

#  THE REASONS FOR THE CO-ORDINATE CHANGES                        VALID CO-ORDINATES
---------------------------------------------------------------------------------------------------
1. The co-ordinates of the remaining area             1.    106degrees 30'00"   42degrees 54'00"
                                                      2.    106degrees 30'00"   43degrees 00'00"
                                                      3.    106degrees 36'00"   43degrees 00'00"
                                                      4.    106degrees 36'00    43degrees 54'00"

                                                 2000-09-18                   Kh. Dagvadorj
                                                 degrees

2. Fourth year's license fee was paid.           The co-ordinates of the license area are the same.
   From 2000-10-01 to 2001-10-01                                     2000-09-21

3. Fifth year's license fee was paid.            The co-ordinates of the license area are the same.
   From 2001-10-01 to 2002-10-01                                     2001-09-20

4. The license was extended for 2 years until    The co-ordinates of the license area are the same.
   February 17, 2004 by OGMC director's 2002                         2002-01-10
   years decision #06

                                      1-13

                                 CERTIFICATE OF
                          MINERAL EXPLORATION LICENSE
                                    #3677 X

On the basis of Article 14 of the Minerals Law of Mongolia, from geology and Cadastral Office

          Umnugobi                  province (city)

          Khanbogd                  subprovince (district)

          Jaukhlant Uul             location

     109145 hectares contained within the exploration area and permitted by this license in accordance with the conditions & principles of the Minerals Law of Mongolia

        21/1380                number certificate/passport of

                        IVANHOE MINES MONGOLIA INC. CO. LTD.
                        for

           3            years period.

This certificate has an appendix where any alterations will be recoded, and without this appendix the certificate is invalid.

                     OFFICE OF GEOLOGY AND MINING CADASTRAL

                 OF THE MINERAL RESOURCE AUTHORITY OF MONGOLIA

     DIRECTOR                  Kh. Kherlen

 September 10, 2001            Ulaanbaatar

                                      1-14

              MINERAL EXPLORATION 3677X NUMBER LICENSE CERTIFICATE
                                   APPENDIX #1

                          (Invalid without Certificate)

The granted area's size and changes to the license

                                                                                  THE SIZE OF
                                                               THE SIZE OF THE   THE REMAINING
#  THE REASONS OF THE CHANGES TO   REGISTRATION NUMBER OF THE  SURRENDERED AREA       AREA
           THE LICENSE                    APPLICATION             (HECTARE)        (HECTARE)
----------------------------------------------------------------------------------------------
1. First granted                           4616X                                     109145
                                                                                   2001-09-10

                                      1-15

              MINERAL EXPLORATION 3677X NUMBER LICENSE CERTIFICATE
                                   APPENDIX #2
                          (Invalid without Certificate)

The co-ordinate changes of the granted license area

#           THE REASONS FOR CO-ORDINATE CHANGES                               VALID CO-ORDINATES
----------------------------------------------------------------------------------------------------------------
1.      The first co-ordinates of the area               1.     106 degrees 30'00"             42 degrees 54'00"
                                                         2.     106 degrees 30'00"             42 degrees 54'00"
                                                         3.     106 degrees 36'00"             42 degrees 55'30"
                                                         4.     106 degrees 38'00              42 degrees 55'30"
                                                         5.     106 degrees 38'00"             42 degrees 54'00"
                                                         6.     106 degrees 44'00"             42 degrees 54'00"
                                                         7.     106 degrees 44'00"             42 degrees 55'30"
                                                         8.     107 degrees 00'00"             42 degrees 55'30"
                                                         9.     107 degrees 00'00"             43 degrees 08'00"
                                                         10.    107 degrees 05'00"             43 degrees 08'00"
                                                         11.    107 degrees 05'00"             43 degrees 04'00"
                                                         12.    107 degrees 02'00"             43 degrees 04'00"
                                                         13.    107 degrees 02'00"             43 degrees 00'00"
                                                         14.    107 degrees 06'00"             43 degrees 00'00"
                                                         15.    107 degrees 06'00"             42 degrees 44'30"
                                                         16.    107 degrees 30'00"             42 degrees 44'30"

                                                                   2001-09-10                     D. Gerelgua

                                      1-16

                              MONGOLIAN MINING LAW

1.61     OVERVIEW

The Mineral Resources Authority of Mongolia (MRAM) carries out the functions of administering mining and mineral related functions for the Government. It is an arm of the Ministry of Agriculture and Industry.

A new Minerals Law for Mongolia was proclaimed on 1 July 1997. It was specifically promulgated and announced at a World Bank sponsored Investors Conference at that time. It provides that all minerals are the property of the state and that the State shall issue exploration and mining licences.

The Law replaced one that was enacted in 1994. The previous Law had been produced locally with the help of overseas experts and an Aid programme. It is understood that it was an United States orientated Law with a bias towards environmental matters.

The new Mining Law was the result of a World Bank funded study by a Canadian lawyer and two US experts. As a result, the law resembles some Canadian provinces' mining laws. On speaking to the Canadian lawyer, he indicated that Western Australia's Mining Act was also referred to in their deliberations. It does not contain matters alien to anybody who has been involved in the Western Australian Mining Act.

1.62     COMMENTS ON THE MINING LAW AND PROCEDURES

The following comments are based on the author's experience and observations. No guarantee can be given to their accuracy, but they are the result of 20 months of observation of the Mongolian system and society.

The workings of the Law seem to be honestly based, with no evidence of corruption. Many "examples" brought to my attention over a period have been proved to be hyperbole and plainly wrong.

The main problems to date seemed to have stemmed from the large number of small Mining Licences (in existence before the current law) that have had to be documented and bought into the new law. The licenses cover placer deposits, generally follow river valleys and are complex shapes and of uncertain actual position.

                                       1-1

The problem of "single ownership only" is overcome by foreign companies by either having good international standard agreements with the original holder, or transferring them to their own name. BHP and most international companies favour the latter, and Rio Tinto have utilised the former method.

October, 1998 will see a large amount of ground become vacant, as the first year of many Exploration Licenses is completed and the rental charge doubles. Mongolian companies that rushed to peg large tracts a year ago will either have to Joint Venture or cut down their holdings to be able to afford to keep them. The registration system will be strained over this period.

1.63 THE MONGOLIAN MINISTRY OF AGRICULTURE AND INDUSTRY IN THE CONTEXT OF MINING MANAGEMENT.

The Mineral Resource Authority of Mongolia (MRAM) is divided into three main work areas viz, the Geological Office, the Mining Office and the Office of Geological and Mining Cadastre (OGMC). The Authority is responsible for the operation and regulation of the entire mining sector in Mongolia. The MRAM operated from Ulaanbaatar and has no regional centres.

                                       1-2

                                STATE SECRETARY
                          Ministry of Agriculture and
                                    Industry
                                 Mr. B. Zrikkan

                                      HEAD
                           Mineral Resource Authority
                                   of Mongolia
                              Mr. D. Jargalsaikhan

    DIRECTOR                        DIRECTOR                        DIRECTOR
  Mining Office             Office of Geological and           Office of Geology
Mr. T. S. Enkhbold                Mining Cadaster                 Mr. O. Chuluun

LICENSE REGISTRY TEAM         CARTOGRAPHIC REGISTRY              TECHNICAL UNIT
     x 2 staff                        TEAM                          x 2 staff
                               x 4 permanent staff
                               x 3 temporary staff

1.64     MINING LEGISLATIVE FRAMEWORK

The following are the main features of the mining Law:

         -        A first come first serve principle applies

         - An individual or legal entity may prospect without a license, however, notification to the OGMC and local administrate body must be given.

         - Exploration Licenses (exploration activities) and Mining Licenses (productive and developmental mining) are the only two tenure types issued in Mongolia.

         - Exploration Licenses can be issued to an individual or legal entity for a three-year period with provision to be renewed for two 2-year periods. Maximum area is 400,000 hectares.

         - Mining Licences can only be issued to a legal entity formed and operating under Mongolian law for a sixty (60) year period with provision to be renewed for a further period of 40 years.

         - Licenses may only be granted to one person and guarantees exclusive mining rights. Licenses can be transferred and pledged (mortgaged) without restrictions.

         - The head of the OGMC shall within ten days after receiving a license application notify the applicant as to whether the application can succeed and where appropriate receive a license fee (rent) and issue license certificate.

                                       1-3

         - No expenditure obligations are applicable, however an annual license (rental) fee is applicable as well as annual reports on work carried out and environmental protection reports.

         -        A 30% maximum corporate tax applies (began in 1998).

         -        A royalty of 2.5% of sales value for all minerals applies.

         - A stability agreement can be made between the Government and a licensee providing for a stable tax regime throughout the term of the agreement.

         - The following classifications of land are not open for license applications:

                     i. Reserved Areas - to bring order and accuracy to the license register or to resolve boundary disputes the authority may establish a reserved area for up to three (3) years.

                     ii. Special Needs Lands - created under the Land law for purposes normally associated with environmental/conservation requirements; in the event an existing license is affected the State has an obligation to compensate the licensee; and

                     iii. an area subject to a valid license.

1.65     REGULATORY AND POLICY ISSUES

SCHEDULE OF FORMS

Some eleven forms are in existence which facilitates the lodgement of applications for exploration and mining licenses, extensions, transfers and surrenders of titles. In some instances, additional forms exist for the purpose of supplying more detailed information relating to applicants, e.g. address in Mongolia, director details and tax information.

SCHEDULE OF FEES

Some nine provisions exist for payment of fees relating to applications for various matters, e.g. license applications, pledge applications, transfer applications, boundary disputes, etc.

The schedule of fees are separated into two categories viz. Exploration Licenses or Mining Licenses. The applicable fees for exploration licenses are dependent upon the nationality of the applicant as rates differ for Mongolian entities to foreign entities whereas mining license fees are the same for both.

                                       1-4

LICENSE REGISTER

The license register comprises various sub-components and is not a single register system. Each time a license is issued, details are recorded in a subsidiary register that only has provision for endorsement of information up until the time of grant.

CARTOGRAPHIC REGISTER

All applications and granted licenses are shown on 1:100,000 working transparencies.

There is an arrangement with a private company to provide computer generated digital data. This is generally up to two months out of date, but is readily available.

The OGMC has plans to introduce a graphic-based digital system, similar to the Western Australian Tengraph system, and is proceeding slowly in that direction.

Topographic maps at the same scale prepared some 20 years ago are used separately by cartographic officers to verify/clarify the applicants' intention to apply for specific land.

LICENSE APPLICATION PROCESS

Specific times and days are set aside by OGMC for viewing public plans and lodging documents (usually Fridays p.m.).

Monies for fees are to be submitted to the OGMC account number at the State central treasury and documentation submitted to the OGMC should be accompanied by a bank receipt (proof of payment).

Annual license fees (rental) are only payable if license application is granted and must be paid within 10 days of receiving notice of intended grant. Fees are:

  EXPLORATION LICENSE                       MINING LICENSE
  -------------------                       --------------
YEARS                                  YEARS
-----                                  -----
 1      US$0.05/nectare                 1-3       US$5.00/hectare

2-3     US$0.10/hectare                 4-5       US$7.50/hectare

4-5     US$1.00/hectare                6-100      US$10.00/hectare

6-7     US$1.50/hectare

                                       1-5

All notification letters from OBMC are hand delivered to addresses in Mongolia (letter boxes do not exist and only limited post boxes are utilised).

Notification of grant of an exploration licence will occur within ten working days following registration and for a mining license twenty working days.

LICENSE TRANSFER PROCESS:

Licenses can be transferred as a result of agreements or through legal processes such as inheritance, merger or bankruptcy.

If a partial transfer is applied for the land being transferred will become the subject of a freshly issued license to the transferee. The retained and transferred coordinates are to be shown in the application for transfer so that license certificates can be appropriately endorsed.

The transfer is effective on its recording which is done within 15 days from lodgment providing no defects exists.

A transfer by pledgee is subjected to this same process however, additional documents are to be submitted in accordance with Article 43(2).

PLEDGE PROCESS

To provide security for the financing of investments license holders may pledge (mortgage) their licenses by civil law.

The pledge agreement becomes effective upon its recording. The same procedure for recording is used as provided for with transfers.

The license certificate is held by the lending party (pledgee) with all transfers being prevented unless the pledgee authorized in writing.

                                       1-6

DISCHARGE OF PLEDGE

The discharge of pledge is recorded and the License Certificate suitably endorsed and returned to the license holder.

LICENSE SURRENDER PROCESS

Surrenders may be lodged in whole or in part. The description used in a partial surrender must conform with normal statutory requirements concerning shape (Articles 13 and 17 refer).

A 'cooling off' period of two years exists whereby the previous license holder cannot reapply for the same ground after lodging a surrender.

A surrender is recorded on the date the license register is endorsed, which should occur promptly after receipt of an application for a surrender.

                                       1-7

                                                                    1-1

                                                      International Trade Centre
Law Offices                                                            Suite 500
LYNCH, IDESH & MAHONEY                                          Baga Toiruu 37 B
                                                         Mail Central PO Box 348
                                                         Ulaanbaatar 13 Mongolia

                                                            Phone 976.11.325.344
                                                              Fax 976.11.325.358

                                                      URL http://mongolialaw.com

                                             Writer's mobile phone 976.9911.5298
                                                Email mongolialaw@magicnet.mn or
                                                          lynch @mongolialaw.com

To: Ivanhoe Mines Ltd
    Ed Rochette

From: Lynch, Idesh & Mahoney

Date: 22 October 2001

Subj: BHP Exploration Licenses - Title Report

You have asked us to furnish you with a title report concerning the minerals exploration license (the Original License) that is the subject of the Earnln Agreement dated 5 May 2000 between Ivanhoe Mines Ltd, a corporation organized under the laws of the Yukon territory, Canada (Ivanhoe), and BHP Minerals International Exploration Inc, a corporation organized under the laws of Delaware, USA (BHP). More specifically, you have asked us to advise you as to the status of the Original License and three other licenses (the Other Licenses) within the area covered by the Original License (the Original License Area) issued to BHP following BHP's relinquishment of certain portions of the Original License. You have also asked us to advise you as to procedures for transferring the Original License and Other Licenses (as well as licenses that may hereafter be issued to BHP covering areas within the Original License Area) from BHP to Ivanhoe pursuant to the Earnln Agreement and any amendments to the Earnln Agreement.

SECTION 1 THE ORIGINAL LICENSE

The Original License (number 210) was issued to "the Mongolian Branch of BHP Minerals, a USA company" by the Minister of Agriculture and Industry of Mongolia
(MAI) on 17 February 1997 based on Order A-4 of the MAI dated 7 January 1997. A copy

                                                                             2-2

of the Original License (and an English translation), showing endorsements through 21 September 2000, is attached hereto as Exhibit A.

The face of the Original License states that the Original License Area covered an area of 1,350 square kilometres (sq km) or 135,000 hectares.

Following the effective date of the present Minerals Law of Mongolia (MLM) on 1 July 1997, and pursuant to the requirements of the Law on Implementation of the MLM that became effective on that same date, BHP re-registered the Original License on 8 August 1997. As of that date the license number of the Original License was changed to 66X. The size of the Original License Area was shown on the first endorsement page of the Original License as 160,000 hectares.

Effective as of 21 September 1999, the first endorsement page of the Original License certificate shows that BHP relinquished 22,728 hectares from the Original License Area and that the balance of hectares remaining was 13,598. It appears that this was a mistake. The next entry on the first endorsement page (also dated 21 September 1999) concerning renewal of the license shows the balance as 135,987 hectares.

On 21 June 2000 the Original License was extended for a term of two years to 17 February 2002. Note that the term of the license was deemed to have commenced on the date the Original License was issued, not the 8 August 1997 date that the license was re-registered.

On 18 September 2000, BHP relinquished an additional 112,120 hectares from the Original License, leaving a balance of 8,496 hectares.

SECTION 2 THE BRANCH VS SUBSIDIARY ISSUE

For home jurisdiction tax reasons, and in accordance with the normal practice of many mining companies with international operations, BHP initially sought to establish two branch offices in Mongolia to hold its exploration licenses. Neither the then Board of Foreign Investment (now known as the Foreign Investment and Foreign Trade Agency (FIFTA)) nor the State Registration Authority (SRA) understood the distinction between a branch and a subsidiary and they each issued certificates evidencing the establishment of BHP Minerals International Exploration Inc (the Delaware corporation) as a Mongolian limited liability company (XXK) with foreign investment from the USA.

In the fall of 1999, following a period of about nine months of discussions and negotiations, FIFTA and the SRA issued certificates evidencing the termination of the status of the two BHP entities in Mongolia as XXKs and the recognition of each such entity as a BHP branch, retroactive to the dates of their respective establishments. In the case of BHP Minerals International Exploration Inc, that date was 11 January 1997.

                                                                             3-3

On 20 October 1999 the Original License was endorsed to show the change of name of the license holder from "the Mongolian Branch of BHP Minerals, a USA company" to "a Branch of BHP Minerals International Exploration Inc Corporation". The change was made retroactive to 11 January 1997. For purposes of our title report, we are assuming that this change involved a clarification, not a transfer of ownership, and that the two names refer to the same entity.

SECTION 3 THE OTHER LICENSES

The Other Licenses are evidenced by certificates issued by the Head of the Office of Geology and Mining Cadastre (OGMC) of the Mineral Resources Authority of Mongolia (MRAM) to reflect areas within the Original License Area remaining after the relinquishment of parts of the Original License on 18 September 2000. We do not have any document evidencing the issuance of anew license to BHP following relinquishment of the 22,728 hectares on 21 September 1999. Copies of each of the three Other Licenses (and English translations), showing endorsements through 21 September 2000, are attached hereto as Exhibits B, C and D, respectively.

The following table shows certain information concerning the Original License and the Other Licenses.

LICENSE     DATE (A)      HECTARES    HECTARES
                        RELINQUISHED  REMAINING
66X       17 Feb 1997                  158,715 (B)
          21 Sep 1999      22,728      135,987
          18 Sep 2000     112,120        8,496
66X-1     18 Sep 2000                    4,537
66X-2     18 Sep 2000                    1,764
66X-3     18 Sep 2000                    9,070

------------------

    (A) All dates, other than the date of the Original License (17 February
        1997), are relinquishment dates. The effective date of each of the Other Licenses is 17 February 1997.

                                                                             4-4

    (B) This figure is fictitious and was arrived at by working backwards from the figure of 135,987 and adding in the 22,728 hectares that were relinquished on 21 September 1999. The Original License shows on the face of the certificate that the License Area was 1,350 sq km or 135,000 hectares. The License Area figure shown in item 1 on the first endorsement of the Original License is 160,000 hectares. We cannot account for these anomalies. We have been advised by Doug McGay that the 135,987 hectare figure shown in item 4 of the first endorsement page of the Original License as of 21 September 1999 is the benchmark figure he is using. All subsequent entries showing relinquishment of parts of the Original License Area, and the parts remaining following such relinquishment (including the areas shown for the Other Licenses), are consistent with this figure.

SECTION 4 SUMMARY

We have not checked the coordinates of the Original License or the Other License for accuracy.

On 19 October 2001 we examined the Original License and Other License records on file at the Cadastre Office. This examination disclosed that, as of that date, neither the Original License nor any of the Other Licenses had any recorded liens or encumbrances. Our examination also disclosed that the applicable license fees with respect to each of the Original License and Other Licenses for the period 1 October 2001 through 1 October 2002 were paid on 20 September 2001.

THE EARN-IN AGREEMENT

For purposes of this report, we will assume that Ivanhoe has earned its participating interest in the Original License and Other Licenses in accordance with Section 2.1 of the Earn-In Agreement and that BHP is obligated to transfer these licenses to Ivanhoe. The Original License and the Other Licenses will hereinafter be referred to collectively as the Licenses.

The Earn-In Agreement is silent regarding assignments. Thus assignments are neither specifically authorized nor prohibited. The laws governing the Earn-In Agreement are the laws of British Columbia. We do not know the extent to which such laws would affect Ivanhoe's assignment rights. Thus BHP may take the position that the transfers may only be made to Ivanhoe Mines Limited. On the other hand BHP may have no problem with agreeing to the transfer being made to an Ivanhoe subsidiary (or even to some other entity). We are assuming that Ivanhoe wishes to have the Licenses transferred to Ivanhoe Mines Mongolia Inc XXK (Ivanhoe Mongolia).

                                                                             4-5

TRANSFER PROCEDURES AND REQUIREMENTS

The Licenses may be transferred pursuant to the terms of the Earn-ln Agreement or BHP and Ivanhoe may enter into a separate agreement with respect to the transfer of the Licenses. Since the relevant agreement must be filed with the OGMC, the parties may prefer to use a separate agreement so as not to make the Earn-In Agreement a matter of public record.

Either BHP or Ivanhoe Mongolia may file an application with the OGMC to record the transfer of the Licenses and the transfer will become effective as of the date and time of recording of the transfer with the OGMC.

The application for transfer must be in a form approved by the OGMC, must contain the following information, and must be accompanied by the following documents:

    - The License number, date of issuance, and the name of the License holder as indicated in the records of the OGMC.

    - A copy of the transfer agreement (presumably a signed copy although the law is not specific in this regard).

    - A document evidencing Ivanhoe Mongolia's eligibility to hold the transferred Licenses in accordance with Article 1.1 of the Minerals Law of Mongolia (MLM), i.e. evidence that Ivanhoe Mongolia has been duly organized as a limited liability company under the laws of Mongolia. Although it is not specifically required, we suggest that the document should also state that Ivanhoe Mongolia is currently in good standing as a limited liability company.

    - A document confirming Ivanhoe Mongolia's acceptance of all rights [sic] and obligations under the Licenses.

    - Evidence of payment of the applicable processing fee (20,000 Mongolian Togrogs with respect to each license). The fee is deposited in the MRAM account at the Trade & Development Bank. The bank then issues a receipt as evidence of payment.

The Head of the OGMC must notify the applicant of acceptance or rejection of the application for transfer within 15 business days following receipt of the application.

Following the recording of the transfer of the Licenses, the relevant authorities will publish a notice of the transfer.

/s/ Lynch, Idesh & Mahoney

                          Ivanhoe Mines (Mongolia) Inc.
                              3rd Floor, Building 8
                           Ikh Zasag Chu[ILLEGIBLE]
                              Sukhbeatar District
                             Ulaanbaatar, Mongolia
              Phone [978] 11-310-785-312-179 Fax (978) 11-312-337
              Email: [ILLEGIBLE]

October 1st 2001

Serger A, Diakov
Asian Geoctative Search Group Leader
BHP World Exploration Inc.
1400-1111 West Gorgia Street.
Vancouver. B.C., Canada
Voc-4M3

         Re:      Central Oyu Boundary
Dear Sergei,

Attached please find a map showing the boundary of Central Oyu per the Ivanhoe Mines BHP Agreement on Oyu Tolgoi and our discussions of October 1st, 2001. The boundary is defined by Northings 4763595N (BHP Line 4+00S) and 4764395N (BHP Line 4+00N) and Eastings 650526E (BHP Line 5+00W) and 651626E (BHP Line 6+00E) The easting and northing coordinates are based upon preliminary GPS survey data converting the BHP coordinates into UTM coordinates using a WGS84 projection. The GPS survey has been redone in the past 6 weeks using survey quality instruments hence new coordinates will be issued for the BHP lines. However, us the BHP lines are physically marked in the field we will define the boundary based on these lines assigning GPS based, UTM coordinates to them at a later date.

If this meets with your approval, please acknowledge by signature one copy of the attached map and this covering letter and return to Ivanhoe Mines Ltd. Attention Beverly Barlett, per the attached card.

Sincerly

Charles N. Forster, P. Geo,

Acknowledged and Accepted;

Sergel A. Dlakov
BHP World Exploration Inc.    Date

[MAP SHOWING THE BOUNDARY OF CENTRAL OYU PER THE IVANHOE MINES]

Supplemental Title Report
Page 4-1 of 56

Law Offices

LYNCH, IDESH & MAHONEY

                                                      International Trade Centre
                                                                       Suite 500
                                                                Baga Toiruu 37 B
                                                                 Mail PO Box 279
                                                           Ulaanbaatar, Mongolia
                                                                        210646-A

                                                           Phone 976.11.325.344
                                                           Fax 976.11.325.358

                                                      URL http://mongolialaw.com

                                             Writer's mobile phone 976.9911.5298
                                             Email mongolialaw@magicnet.mn or
                                                           lynch@mongolialaw.com

         To:      Steve Roberstson David
                  Redford Goodmans

         Copy to:    Beverly Bartlett
                Ed Rochette
                Ivanhoe Mines Limited

         From:       Maury Lynch
                Lynch, Idesh & Mahoney

         Date:       5 February 2002

         Subj: Supplement to Mongolia Properties Title Report dated 22 October 2001

         We refer to the Counsel Questionnaire attached to Beverly Bartlett's email of January 18th and to our title report dated 22 October 2001. Following are the questions presented in the Counsel Questionnaire and our responses. We have broken down some of the questions into two or more parts and numbered all of the questions sequentially.

                                     PREFACE

         Since 1990 Mongolia has been in transition from state socialism and a planned economy to political democracy and a free market economy. Much progress has been made in this transition - but Mongolia still has a long way to go, particularly with respect to the rule of law. There are many laws on the books, but in many instances they are neither understood nor enforced. For decades Mongolians have looked to the Minister (and his clerks) as the sources of the "law". This has changed on paper- but often not in practice.

Supplemental Title Report
Page 4-2 of 57

With respect to most day-to-day activities, the apparatchiksare the law. This situation is gradually changing- but at a slow, evolutionary pace.

We have separated our report into two parts. The first part (this report) covers matters that are basically governed by the Minerals Law of Mongolia (MLM) that was enacted in 1997. The second part concerns water and surface rights. These issues are addressed in the MLM to some extent, but other laws must also be taken into account.

The MLM was drafted by a team headed by a US lawyer, John Williams, with funding provided by the World Bank. The Mongolian side was represented by D Jargalsaikhan, a very able government official who was then (and still is) Head of the Minerals Resources Authority of Mongolia (MRAM). With Jargalsaikhan's guiding hand, John's text was shepherded through the Mongolian Parliament without being torn to shreds by the MPs representing various interest groups. The result is what we consider to be the best law on the books in Mongolia. It is logical and internally consistent (a rare instance in Mongolian laws) and reflects policies that have worked well in Chile and other South American countries.

But the MLM is now under siege. Last year, the apparatchiks at the Ministry of Industry and Trade (MIT - the Ministry to which the MRAM reports), operating in the closet with no input from the private sector, proposed amendments to the MLM that would have been counter-productive, to say the least. The American Mongolian Business Group (AMBG) and the Mongolian National Mining Association
(MNMA), with significant financial support from Ivanhoe, sponsored a conference in August to consider the advisability of amending the MLM, with specific reference to the proposed MIT amendments. John Williams was the principal speaker. John's basic theme was that the MLM was generally regarded as one of the best (if not the best) minerals law in Asia and that it would be counter-productive to adopt the amendments proposed by the MIT. As a result of the conference, which was attended by many government officials and MPs, the proposed amendments were shelved.

Last week, a new set of MIT proposed amendments emerged. We are in the process of translating them.

The MLM has been amended three times. The changes were largely technical and, with one exception, relatively minor. The exception concerns royalty payments. Under the original MLM, the royalty rate with respect to the extraction of all minerals was 2.5%. The government is desperate for money. Alluvial gold placer mining operations (essentially the only gold mining activity in Mongolia at the moment) are very profitable. So the MLM has been amended (effective as of 10 January 2002) to raise the royalty rate with respect to gold extracted from alluvial deposits to 7.5%. The definition of "alluvial deposit" poses some problems but for purposes of this report the issues are academic.

Our responses to the questions are based on the MLM. Many of the more important issues (such as environmental matters, water, and surface rights) will involve dealing with the Governors of aimags and soums (essentially equivalent to states (the aimags)

Supplemental Title Report
Page 4-3 of 58

and counties (the soums) in the US) in the South Gobi region of Mongolia. Many of these Governors will have little, if any, knowledge of the intricacies of the MLM.

With the above-noted factors as background, we respond to your questions as follows.

 1. Please describe the nature and extent of lvanhoe's rights on the property covered by its mining exploration licenses in Mongolia and those BHP exploration licenses covered by the May 5, 2000 Earn-in Agreement.

For purposes of this report we will assume that the BHP exploration licenses have been transferred to Ivanhoe Mines Mongolia Inc XXK, a limited liability company organized under the laws of Mongolia (Ivanhoe Mongolia). Ivanhoe Mongolia is a wholly owned subsidiary of Ivanhoe Mines Mongolia Inc, a corporation organized under the laws of the British Virgin Islands (Ivanhoe
BVI). Ivanhoe BVI is a wholly owned subsidiary of Ivanhoe Mines Ltd, a corporation organized under the laws of the Yukon Territory, Canada (Ivanhoe Yukon).

The four BHP exploration licenses are subject to the terms and conditions of an Earn-In Agreement dated 5 May 2000 between BHP Minerals International Exploration Inc, a corporation organized under the laws of the State of Delaware, USA, and Ivanhoe Yukon.

The Ivanhoe Licenses were all acquired subsequent to 5 May 2000

2. What do the mineral exploration licenses entitle Ivanhoe to do with the property?

An exploration license holder has the following rights:

      - the exclusive right to conduct exploration for minerals within the boundaries of the exploration claim in accordance with the MLM;

      - the exclusive right to obtain a mining license for any part of the exploration area upon fulfilling the terms and conditions of the MLM;

      - the right to transfer or pledge all or part of an exploration license in accordance with the terms and conditions of the MLM;

      - the right to obtain two extensions of the term of the exploration license for two (2) years each, upon fulfilling the terms and conditions of the MLM;

      - the right to have access to, entry on, and transit through, the exploration area and the right to construct temporary structures necessary for conducting exploration activities;

Supplemental Title Report
Page 4-4 of 59

      - the right of entry to and transit through the land adjacent to the exploration area for the purpose of gaining access and entry to the exploration area;

      - the right of entry to and transit through land owned or used by other persons in order to exercise the rights described above. This right shall be determined by a contract between the license holder and the landowner or land-user in accordance with the provisions of the Civil Law of Mongolia.

In addition, exploration license holders must disclose to the State Professional Inspection Organization the quantity and quality of all minerals recovered as a result of preliminary work done during exploration activities and, upon approval by the State Professional Inspection Organization, license holders may sell such minerals. In such case, the exploration license holders must pay royalties and other relevant taxes as if they were mining license holders.

In all other cases, exploration license holders may sell samples and other products recovered during exploration activities only after obtaining a mining license or surrendering the entire exploration claim. The meaning of this latter phrase in this context is not clear but it is so provided in the law.

 3. We understand that there is a minimum annual fee that must be paid in order to keep the exploration license in good standing. Is this correct?

Exploration license fees are payable with respect to each hectare included within the exploration area at the following rates:

      - US$ 0.05 for the first year, and US$ 0.1 for each of the second and third years of the term of the license;

      - US$ 1.00 for each of the fourth and fifth years of the term of the license;

      - US$ 1.50 for each of the sixth and seventh years of the term of the license.

License fees are payable as follows:

      - License fees for the first year must be paid within ten (10) business days after the license holder receives the notice of approval of the licerse application.

      - License fees for subsequent years are payable annually in advance, on or before the anniversary date of the issuance of the license.

      - The amount of the license fee is calculated on the basis of the measurements of the license area as registered in the register of licenses of the Office of the geological Mining Cadastre (OGMC) and the amount of the fee does not change for the particular year.

Supplemental Title Report
Page 4-5 of 60

      - No exploration license fees are payable with respect to a mining area located within an exploration area .

      - The license fee is deemed paid upon receipt by the OGMC of documents certifying the payment of the fees.

      - A license holder is obliged to timely pay applicable license fees and no notice or invoice with respect to such fees is sent to the licenseholder.

4. Are there any other minimum requirements to be met in order to keep the licenses?

A license holder may not commence exploration or mining operations without first obtaining written approvals from relevant environmental protection authorities.

After consultation with the environmental inspection agency and local administrative bodies, exploration license holders must prepare an environmental protection plan within thirty (30) days following receipt of an exploration license.

The environmental protection plan must provide for measures to ensure that pollution of the environment as a result of the exploration activity does not exceed maximum limits and that the exploration area will be rehabilitated by means of backfilling, plugging and cultivation to allow future utilization of the disturbed land for public purposes.

The environmental protection plan must be submitted to and approved by the Governor of the relevant soum or district where the exploration claim is located. The Governor of the soum or district must make a decision with respect to the plan within ten (10) business days following receipt of the plan, and notify the license holder of the decision by an official letter.

Upon approval of the environmental protection plan, the license holder must provide a copy of the plan to the local environmental inspection organization and State Professional Inspection Organization.

The license holder must record all instances of adverse environmental impact resulting from the exploration activity and submit annual reports with respect to the environmental protection plan to the Governor of the relevant aimag or capital city and soum or district. These reports must contain information on measures taken to protect the environment and on the possible impact on the environment of new exploration machinery and technology, and proposed amendments to the environmental protection plan. All amendments to the environmental protection plan must be approved by the Governor of the relevant soum or district.

A license holder must provide officials in charge of monitoring implementation of the laws on environmental protection, and local administrative body representatives, with an opportunity to enter the exploration area to conduct monitoring activities on the site.

Supplemental Title Report
Page 4-6 of 61

To ensure the discharge of its responsibilities with respect to environmental protection, an exploration license holder must deposit an amount equal to 50 % of its environmental protection budget in a special bank account established by the Governor of the relevant soum or district. This deposit will be refunded to the license holder upon full implementation of its environmental protection plan.

If a license holder fails to fully implement the measures provided for in the environmental protection plan, the Governor of the relevant soum or district shall use the deposit as a source of funds to enable the license holder to complete these measures, and if the deposit is not enough to cover the costs of environmental protection and rehabilitation activities, the license holder must provide the required additional funds.

License Extensions

Exploration license holders applying for a license extension must submit for approval to the Governor of the relevant soum or district, prior to the expiration of the exploration license, either their revised environmental protection plan or a new environmental protection plan.

Mining license holders applying for a license extension must submit to the State central administrative body in charge of environment a new environmental impact assessment and a new environmental protection plan.

The State central administrative body in charge of environment may require the license holder to amend the environmental impact assessment and environmental protection plan to reflect impacts from the use of new machinery or technology or environmental impact not foreseen in the approved environmental impact assessment or environmental protection plan.

Local Buildings and Structures

License holders must fully compensate owners and users of private and public residential dwellings, wells, winter huts, other structures, and historic and cultural landmarks, for damages caused to these structures by exploration or mining operations, including, if necessary, relocation costs.

Relations with local administrative bodies

License holders must consult with, and coordinate their activities with, local administrative bodies in connection with environmental protection, infrastructure development and employment development. If a licaise holder deems it necessary, it may request the local administrative body to organize a public debate in furtherance of these objectives.

A license holder may select and employ a representative from among the local residents to coordinate all matters involving the local administrative body.

Supplemental Title Report
Page 4-7 of 62

License holders shall employ citizens of Mongolia in their exploration and mining operations on a priority basis.

In conducting their operations license holders must comply with applicable health and safety laws.

5. Your memorandum of October 22, 2001 indicates that the original license will expire on February 17, 2002. Does this same expiration date apply to the new licenses?

The BHP Licenses were deemed to have been granted on 17 February 1997. The first extension of these licenses will expire on 17 February 2002. It is our understanding that Ivanhoe personnel have extended the terms of these licenses to 17 February 2004. Unless the MLM is amended, there will be no further extension of these licenses available

The expiration dates of the Ivanhoe Licenses will depend on their respective dates of issuance.

6. We understand that exploration licenses can be extended in two year increments up to an aggregate maximum of seven years.

That is correct. The initial term is 3 years. The 2 permitted extension terms are for 2 years each.

7. Are there any requirements that must be met in order for the government to grant a renewal of the licenses and what, if any, additional limitations would be added to a renewal license?

Not less than thirty (30) days prior to the expiration of an exploration license, the license holder may apply for an extension of the term of the license by filing with the OGMC an application for such extension on the standard form published by the OGMC The following documents must be attached to the application:

      -     the exploration license certificate;

      -     receipts for license fee payments made by the license holder;

      - a certificate of inspection evidencing implementation of the license holder's environmental protection plan.

Within ten (10) business days following the receipt of an application for extension, the OGMC must verify whether the license holder has complied with conditions for maintaining its eligibility to hold a license and shall record this fact in the license register book. If the OGMC determines that the license holder has complied with these conditions, it will extend the term of the exploration license and record the extension in

Supplemental Title Report
Page 4-8 of 63

the license register book. The license that has been extended will then be returned to the license holder.

Immediately following the grant of an extension of an exploration license, the OGMC must notify the Geological and Mining Development Agency (GMDA) and publish an official notice informing the public of the granting of the extension.

Environmental Matters

Exploration license holders applying for a license extension must submit for approval to the Governor of the relevant soum or district, prior to the expiration of the exploration license, either their revised environmental protection plan or a new environmental protection plan.

As for "additional limitations", do you mean "would" or "could"?

The MLM presently in effect strictly limits the extent to which the government may impose new requirements or limitations on renewals. As noted in the Preface, last summer there were proposed amendments to the MLM that would have given the apparatchiks more discretionary power in this regard. We are closely monitoring this issue.

8. We understand that an exploration license can be converted into a mining license. What requirements must be met in order to obtain a mining license?

The holder of an exploration license has an exclusive right to obtain a mining license for any part of the exploration area upon fulfilling the terms and conditions of the MLM.

A mining license may only be held by a legal person formed and operating under the laws of Mongolia.

The applicant must set forth the coordinates of all corners of the requested mining area in degrees, minutes and seconds on a standard map approved by the OGMC and attach the map to the application.

A requested mining area must meet the following requirements:

      - it must have the shape of a polygon with borders that are straight lines, not less than 500 meters in length, oriented north-south and east-west;

      -     it must not overlap with a reserved area or special needs land;

      - it must not overlap with an area covered by a valid license or an area requested in a pending application for a license.

Supplemental Title Report
Page 4-9 of 64

The borders of a mining license area may deviate from straight lines in the case of borders that intersect with:

      -     national borders;

      -     a reserved area; or

      -     a special needs land area,

Natural geographic features, such as lakes and ponds, may be excluded from the mining area.

An applicant for a mining license must submit an application to the OGMC on the standard form approved by the OGMC. The following documents must be attached to the application:

      - the applicant's name, mailing address for official correspondence, phone and fax numbers and a certificate containing the name of its officer authorized to make decisions;

      - a certificate of valid existence as a business entity in Mongolia issued by the appropriate registration agency;

      - a map of the area prepared in accordance with the requirements of the MLM;

      - a document showing that the applicant has paid the application processing fee.

Upon the receipt of a complete application, the OGMC official responsible for the application register shall register the application in the application register and specify the record number, date, hour and minute of filing on each page, and issue the applicant a receipt acknowledging the filing of the application and payment of the applicable fee.

Immediately following the recording of an application, the OGMC must determine by a preliminary screening whether the application and attached documents meet the requirements of the MLM. If an application fails to meet the requirements, the OGMC must notify the applicant of the defects in the application and record the notice in the application register book, whereupon the application will be deemed to be removed from the application register.

Within two (2) business days after the registration of an application for a mining license, the OGMC shall determine:

     - in the case of an application submitted by an exploration license holder covering the requested mining area, whether such area is located entirely within the boundaries of the area covered by the exploration license;

Supplemental Title Report
Page 4-10 of 65

      - whether the requested mining area overlaps with any area already subject to a valid license or any area that is the subject of a pending license application; and

      - whether the requested mining area overlaps with a reserved area or a special needs land.

Within twenty (20) business days following the registration of an application for a mining license, the head of the OGMC must make one of the following decisions and notify the applicant accordingly:

      - in the case of an application submitted by the exploration license holder covering the requested area, that an exclusive mining license has been granted to the applicant and require the applicant to timely pay the applicable fee for the first year of the license as provided in this law;

      - if the requested area does not overlap with any part of a special needs land with prohibition on mining, or any area subject to a valid license, or any area requested in a pending application for a license filed and registered prior to the application, that the requested mining area is granted and the applicant is required to pay the applicable fee for the first year of the license;

      - if the requested area overlaps in any way with a special needs land with prohibition on mining, or any area subject to a valid license, or any area requested in a pending application for a license filed and registered prior to the application, that the application is rejected and deemed to be removed from the register.

Within three (3) business days following payment of the license fee for the first year, the OGMC must issue a mining license to the applicant for a term of sixty (60) years and shall register the license and mining area in the license register.

A license certificate shall contain date of issuance, the name of the license holder, the coordinates of the granted area, and an attachment in which all subsequent changes with respect to the license shall be recorded.

Within seven (7) business days following the decision to grant a mining license, the OGMC shall notify the State Professional Inspection Organization and GMDA and publish an official notice informing the public of the granting of the license.

Environmental Matters

An environmental impact assessment and an environmental protection plan may be prepared by a mining license holder before and must be prepared as soon as possible after receiving a mining license.

The environmental impact assessment must identify the possible adverse environmental impact from the proposed mining operations on land, water, air, plant, animal, and human

Supplemental Title Report
Page 4-11 of 66

life and include preventive measures to avoid and minimize such adverse impact.

The environmental protection plan must contain measures to ensure that mining operations are conducted in ways least damaging to the environment. The plan must also identify preventive measures to protect air and water quality, and human, animal and plant life from the adverse effects of mining operations in accordance with the regulations adopted by the State central administrative body in charge of the environment.

The environmental protection plan must include measures with the respect to the following issues:

      - storage and control of toxic and potentially toxic substances and materials;

      - protection, utilization and conservation of surface water and groundwater;

      - if necessary, construction, utilization and safekeeping of tailings dams; and

      - other measures as may be appropriate for the particular type of a mining operation.

The environmental protection plan must also provide for post-mining rehabilitation measures through backfilling, plugging, and cultivation to allow future utilization of the disturbed land for public purposes.

The environmental impact assessment and environmental protection plan must be submitted to the State central administrative body in charge of environment and to the Governor of the relevant soum or district. The State central administrative body in charge of environment shall review these documents and notify the license holder of its decision within thirty (30) days after receiving such documents.

Upon approval of the environmental impact assessment and the environmental protection plan, the license holder must deliver the documents to the local environmental monitoring organization where the mineral deposit is located.

Mining license holders must record all instances of adverse environmental impact resulting from mining activity and prepare and send a copy of annual reports on the implementation of the environment protection plan to the State central administrative body in charge of environment, the Governor of any relevantaimag or capital city and soum or district, and the State Professional Inspection Organization, respectively. These reports must contain information on measures taken to protect the environment and on the possible impact on the environment of new machinery and technology, or the expansion of mining operations, and proposed amendments to the environmental impact assessment and environmental protection plan.

Amendments to the environmental protection plan may be made only after approval by

Supplemental Title Report
Page 4-12 of 67

the State central administrative body in charge of environment.

A mining license holder must provide local and State central administrative bodies and officials in charge of monitoring implementation of legislation on environmental protection, an opportunity to enter the mining claim area and to conduct monitoring activities on the site.

To ensure the discharge of its responsibilities with respect to environmental protection, a mining license holder must deposit an amount equal to 50% of its environmental protection budget for a particular year in a special bank account established by the Governor of the relevant soum or district. This deposit shall be refunded to the license holder upon full implementation of the environmental protection plan.

If a mining license holder fails to fully implement the measures provided for in the environmental protection plan, the Governor of the relevant soum or district may use the deposit to enable the license holder to complete these measures, and if the deposit is not enough to cover the costs of environmental protection and rehabilitation activities, the license holder must provide the required additional funds.

9. What are the likely limitations attached to such a license - for instance will certain minerals be excluded from the licenses?

The MLM does not apply to water, petroleum or natural gas. To our knowledge, there are no other limitations with respect to the minerals that may be extracted.

10. We understand that an initial mining license will typically be granted for an initial term of 60 years. Please verify.

That is correct.

11. What restrictions are there on the use of the property, eg. environmental limitations, that could affect Ivanhoe's ability to conduct exploration on the property?

In addition to the general obligations described above, if a special needs land overlaps entirely or in part with a territory covered by a valid license, thus precluding further exploration or mining in such overlapping area, the State administrative body that decided to establish the special needs land must compensate the license holder.

The amount of such compensation, and the time for payment, must be agreed to by the State administrative body that decided to establish the special needs land that affected license holder. If the parties fail to reach agreement, then the amount of compensation and time for payment shall be determined by a neutral party in accordance with "internationally recognized methods". The license holder has the right to resume its activities if the compensation is not timely paid in full.

Supplemental Title Report
Page 4-13 of 68

Although not strictly a restriction, we are including in response to this question information with respect to the reporting requirements of an exploration license holder.

An exploration license holder must submit a plan of exploration activities within thirty (30) days after the grant of the exploration license.

An annual report on exploration activities for the previous year must be submitted in the form approved by the Office of Geology within thirty (30) days following the year end The report must contain information on the amount of work completed and expenses incurred in prospecting, geophysical and geochemical work, drilling and other activities, information with respect to the labor force, and the results of the exploration work. A map showing where the work was done must be attached to the report.

The GMDA will accept estimates of ore reserves submitted in the report based on an opinion from a qualified expert and shall record such ore reserves in the national register of reserves.

An exploration license holder must also submit information reports with respect to safe operations. It is not clear what the specific requirements are in this connection.

12. Will there be any royalties payable to or other rights in favour of the Mongolian Government in respect of minerals mined from the property?

A mining license holder must pay royalties to the treasuries of central and local administrative bodies on the sales value of all products extracted from the mining claim that are sold, shipped for sale, or used.

The sales value will be determined as follows:

      - with respect to exported products, sales value is the average monthly price of the products, or similar products, based on regularly published international market prices or on "recognized principles of international trade";

      - with respect to products sold or used on the domestic market, the sales value is based on the domestic market price for the particular or similar product; and

      - with respect to products sold on international or domestic markets, where it is impossible to determine market prices, the sales value shall be based on the revenue derived from the sale of the products as declared by the license holder.

Except for the royalty applicable to gold extracted from alluvialdeposits (7.5%), royalties are payable at the rate of 2.5 percent of the sales value of all products extracted from a mining claim that are sold, shipped for sale, or used.

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Supplemental Title Report
Page 4-14 of 69

Royalties with respect to extracted products that are sold, shipped for sale or used during a calendar quarter are payable before the end of the next succeeding quarter.

A mining license holder must submit to the State Professional Inspection Organization a quarterly report indicating the quantity of products extracted and sold, shipped for sale, or used during the relevant quarter, the total value of the sales, and the basis of evaluation.

Supplemental Title Report
Page 4-15 of 70

                                                      International Trade Centre
                                                                       Suite 500
                                                                Baga Toiruu 37 B
Law Offices                                                      Mail PO Box 279
LYNCH, IDESH & MAHONEY                                     Ulaanbaatar, Mongolia
                                                                        210646-A

                                                           Phone  976.11.325.344
                                                           Fax    976.11.325.358

                                                      URL http://mongolialaw.com

                                             Writer's mobile phone 976.9911.5298
                                             Email mongolialaw@magicnet.mn or
                                                           lynch@mongolialaw.com

To:    Steve Roberstson
       David Redford
       Goodmans

Copy to:  Beverly Bartlett
       Ed Rochette
       Ivanhoe Mines Limited

From:     Maury Lynch
       Lynch, Idesh & Mahoney

Date:     21 February 2002

Subj: Supplement to Mongolia Properties Title Report dated 22 October 2001 - Water and Surface Rights

WATER RIGHTS - BACKGROUND

Mongolia's size is approximately three times the size of France. The population of Mongolia is approximately 2.6 million, of which 800,000 to 1 million live in the capitol, Ulaanbaatar. The country is divided into 21 aimags (roughly equivalent to provinces in Canada). The aimags, in turn, are subdivided into soums (roughly equivalent to Canadian townships). The largest aimag in area- and the smallest in population- is Omnigovi. Omnigovi is located in the heart of the Gobi desert in the southern part of Mongolia that borders on China. The Turquoise Hill property is located in Omnigovi aimag.

Omnigovi lies in the heart of what may be described as a highly sensitive ecologida environment. The area is semi-arid and hosts a wide variety of wildlife, including camels, wild horses and antelope. The ecosystem is both fragile and high profile and is one of Mongolia's major tourist attractions as well as a prime exploration target for paleontologists. In sum, activities that may impact this sensitive environment must be conducted with great care and will be monitored by interested parties and organizations from around the world.

It is our understanding (subject to confirmation) that there are a number of underground aquifers within a radius of about 400Km of Turquoise Hill and that it is anticipated that these aquifers have sufficient water to supply the requirements of the proposed mining facilities. We will assume for present purposes that this is the case. The legal question presented is who will control and regulate the access to, and exploitation of, these water reserves.

WATER RIGHTS - THE LEGAL FRAMEWORK

We start with Article 16.10 of the Minerals Law of Mongolia (1991) which provides that the holder of a mining license has "the right to use water, subject to compliance with applicable laws". Water rights are governed by the Water Law of Mongolia (1995). Control and regulation of access to, and exploitation of, water reserves are exercised at three levels:

     -    the Government of Mongolia (GOM);

     -    the Government of the aimag in which the water reserves are located;
          and

     -    the Governments of the soums in which such water reserves are located.

Before proceeding, we should put certain aspects of the relationships among these governing entities in perspective in our context. The population of Omnigovi aimag is roughly 46,000. The population of this aimag's capitol city, Dalanzadgad, is roughly 13,000. The average population of the soums is more likely than not to be measured in the hundreds. The governments of the aimags and soums are essentially equivalent to town meetings (Hurals).

The Water Law has detailed provisions governing the respective rights of the aimag and soum governors to control various aspects of water use. We have concluded that it would serve no useful purpose to outline these micro details in this context. The critical overriding provision is Article 19.4 of the Water Law which provides in effect that decisions with respect to the use of water by "business entities of national or regional significance" shall be made by the Ministry of the Environment in consultation with the relevant aimag Hural (in this case the Omnigovi Hural). It seems clear that use of the limited water resources from available aquifers (both under and outside of the mining claim) will be decided on the basis of comprehensive studies by qualified professionals and negotiations among Ivanhoe, the GOM, and relevant local authorities conducted within the framework of Article 19.4 of the Water Law.

SURFACE RIGHTS

Article 16.7 of the Minerals Law provides in effect that the holder of a mining license has the right of entry to and transit through the mining claim area and the right to construct necessary structures and to conduct other activities related to its mining operations. Article 16.10 provides that the license holder has the right of entry to and transit through land used by others pursuant to contracts between the license holder and such other parties concluded in accordance with the provisions of the Civil Law of Mongolia.

The Land Law of Mongolia (1995) governs land use rights. As in the case of water rights, there is a similar three tier hierarchy of control over various aspects of land use (GOM, aimag and soum). Although there is no functional equivalent in the Land Law of Article 19.4 of the Water Law, in our view it seems clear that, in the case of "business entities of national or regional significance" (and Turquoise Hll certainly qualifies as such), the regulatory powers of the aimag and soum authorities will be subordinated to the overriding national or regional interest. We expect that appropriate land use rights will be granted pursuant to contracts negotiated with relevant local authorities. We also expect that representatives of the GOM will participate in these negotiations to ensure that the national interest is taken into account.

Fee simple ownership rights in land are not recognized in Mongolia. Land use rights may be granted for up to a period of 60 years, with subsequent extensions of up to (in the aggregate) an additional 40 years.

ROSCOE POSTLE ASSOCIATES INC.

APPENDIX 4 SAMPLING ASSAYS
AND VERIFICATION

TABLE OF CONTENTS - APPENDIX 4

                                                                             PAGE
INTRODUCTION...............................................................    1

SAMPLING METHOD AND APPROACH...............................................    1

SAMPLE PREPARATION, ANALYSES AND SECURITY..................................    9

DATA VERIFICATION..........................................................   11
     RPA Samples and Assays................................................   11
     Rejects from RC Samples...............................................   17
     CHECK ASSAYS ON PULPS BY OTHER LABORATORIES...........................   18
         FIRST SET OF OUTSIDE CHECK ASSAYS.................................   18
         SECOND SET OF OUTSIDE CHECK ASSAYS................................   18
         THIRD SET OF OUTSIDE CHECK ASSAYS.................................   19

LIST OF TABLES

                                                                                               PAGE
TABLE 4.1 Ivanhoe Mines Ltd. - Oyu Tolgoi  Project Assays From Hole OTRCD 150................    3
TABLE 4.2 Ivanhoe Mines Ltd. - Oyu Tolgoi  Project Comparisons of Specific Gravity...........   l2
TABLE 4.3 Ivanhoe Mines Ltd. - Oyu Tolgoi Project Check Assays For Copper....................   13
TABLE 4.4 Ivanhoe Mines Ltd. - Oyu Tolgoi Project Check Assays For Gold......................   14
TABLE 4.5 Ivanhoe Mines Ltd. - Oyu Tolgoi  Project Check Assays for  Molybdenum..............   15
TABLE 4.6 Ivanhoe Mines Ltd. - Oyu Tolgoi  Project 32 Element ICP
                  Scan of the Pulp Samples...................................................   16
Table 4.7 Ivanhoe Mines Ltd.- Oyu Tolgoi Project Check Assays of RC..........................
                  Rejects for Copper and Gold................................................   17

ROSCOE POSTLE ASSOCIATES INC.

LIST OF FIGURES

                                                                                                          AFTER PAGE
FIGURE 4.1   Duplicate Assays at Analabs for Copper.....................................................      19
FIGURE 4.2   Duplicate Assays at Analabs for Gold.......................................................      19
FIGURE 4.3   First Set of Re-Assays for Cu at Chemex....................................................      19
FIGURE 4.4 (a)    First Set of Re-Assays for Au at Chemex...............................................      19
FIGURE 4.4 (b)    First Set of Re-Assays for Au at Bondar Clegg.........................................      19
FIGURE 4.5   First Set of Re-Assays for Mo at Chemex....................................................      19
FIGURE 4.6   Second Set of Re-Assays for Cu at Bondar Clegg.............................................      19
FIGURE 4.7   Second Set of Re-Assays for Au at Bondar Clegg.............................................      19
FIGURE 4.8   Third Set of Re-Assays for Cu at Bondar Clegg..............................................      19
FIGURE 4.9    Third Set of Re-Assays for Au at Bondar Clegg.............................................      19

                                       ii

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ROSCOE POSTLE ASSOCIATES INC.

INTRODUCTION

     Appendix 4 covers three topics. For ease of reading, these are listed below with material included in each section.

Sampling Method and Approach

     -    Sampling methods

     -    Sample Quality

     -    Factors used to establish sample intervals

     -    Individual samples with values and estimated true width

Sample Preparation, Analyses and Security

     -    Aspects of sample preparation carried out by employees of Ivanhoe.

     -    Details on sample preparation and laboratory methods.

     -    Summary of Quality Control measures.

     - Statement of author's opinion on sampling, sample preparation and analytical procedures.

Data Verification

     -    RPA Samples and Assays

     -    Rejects from RC Samples

     -    Check Assays on Pulps by Other Laboratories

     -    First set of Outside Check Assays

     -    Second Set of Outside Check Assays

     -    Third Set of Outside Check Assays

SAMPLING METHOD AND APPROACH

     Both diamond drilling and RC drilling have been done in the Oyu Tolgoi Project. Diamond drill core provides the most significant samples from the property and forms the bulk of all of the database to date. The drilling strategy/approach (pattern) at Southwest Oyu is changing from an exploration pattern to a deposit delineation pattern. At the moment most of the holes are drilled as angle holes at about 100 m spacing on sets of sections at right angles to each other. A diamond drill hole starts with very large diameter core (PQ and NTW) and is reduced about 100 m below the collar to smaller diameter core (HQ and BTW). Core recoveries are usually >90% so the core is providing a good sample

ROSCOE POSTLE ASSOCIATES INC.

of the rock. Core sampling is routinely a 2 m core length, an industry standard for a porphyry deposit. Ivanhoe occasionally takes 1 m samples at points where core sizes change to accommodate contact with barren post-ore rhyolite dikes.

     The first steps in core handling are to clean the core, fit the core back together, measure core recovery, and take RQD measurements. Fracture types and orientations are measured for the oriented core. Specific gravity measurements are taken for each rock type and all mineralization types in the drill hole. Magnetic susceptibility measurements are taken for each sample interval. The geologist logging the gedogy of a specific hole is responsible for ensuring that the geotechnical data are accurate and complete.

     Core is cut along a line marked on the core by the geotechnical team. The sampler removes 2 m intervals of half core cut from the same side and places samples into bags with sample book tickets. The sample number is marked on a block placed in the core box at the beginning of each sample interval. After sampling, the core is washed and placed on tables for logging and photography.

     One geologist is responsible for geological logging of each drill hole. There are boards with specimens representing all rock types, alteration assemblages and various stages of mineralization to use for reference and consistency. The geologists collect specimens showing different grades of copper mineralization of individual mineralization types. Uniformity of logging is the responsibility of Garamjav, the senior Mongolian geologist. Each geologist is responsible for entering his data into the digital database and for ensuring it is correct. In RPA's opinion the core recovery, logging and sampling meets or exceeds industry standards.

     Table 4.1 is a list of all the assays from the "Discovery Hole" OTRCD 150 included as an example of the type of data being generated. RPA has examined the assays from OTRCD 150 to OTRCD 183 as well as most of the assays from OTRCD 184. Ivanhoe has a summary of every diamond drill hole drilled by BHP or by Ivanhoe in 2000, 2001 and up to 2002 presented on their website (www.ivanhoemines.com).

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ROSCOE POSTLE ASSOCIATES INC.

               TABLE 4.1 IVANHOE MINES LTD. - OYU TOLGOI PROJECT
                           ASSAYS FROM HOLE OTRCD 150

                                            DEPTH
                                            FROM       DEPTH TO        Au            Cu
HOLE NO.               SAMPLE                (m)         (m)          (g/t)          (%)
-----------------------------------------------------------------------------------------
OTRCD150              MO11761                 0           1            0.15         0.614
OTRCD150              MO11762                 1           2            0.13         0.396
OTRCD150              MO11763                 2           3            0.11         0.274
OTRCD150              MO11764                 3           4            0.08         0.378
OTRCD150              MO11765                 4           5            0.38         0.518
OTRCD150              MO11766                 5           6            0.96         0.426
OTRCD150              MO11767                 6           7            1.45         0.347
OTRCD150              MO11768                 7           8             0.5         0.413
OTRCD150              MO11769                 8           9            0.57         0.406
OTRCD150              MO11770                 9          10            0.36         0.308
OTRCD150              MO11771                10          11            0.35         0.241
OTRCD150              MO11772                11          12            0.19         0.352
OTRCD150              MO11773                12          13            0.52         0.397
OTRCD150              MO11774                13          14            0.66         0.344
OTRCD150              MO11775                14          15            0.33         0.311
OTRCD150              MO11776                15          16            0.47         0.345
OTRCD150              MO11777                16          17            0.58         0.418
OTRCD150              MO11778                17          18             0.7         0.588
OTRCD150              MO11779                18          19            0.38         0.287
OTRCD150              MO11780                19          20            0.15         0.398
OTRCD150              MO11781                20          21            0.08         0.345
OTRCD150              MO11782                21          22            0.05         0.275
OTRCD150              MO11783                22          23            0.07         0.321
OTRCD150              MO11784                23          24             0.1         0.404
OTRCD150              MO11785                24          25            0.08         0.318
OTRCD150              MO11786                25          26            0.11         0.488
OTRCD150              MO11787                26          27            0.07         0.329
OTRCD150              MO11788                27          28            0.24         0.468
OTRCD150              MO11789                28          29            0.33          0.37
OTRCD150              MO11790                29          30             0.2         0.381
OTRCD150              MO11791                30          31            1.43         0.354
OTRCD150              MO11792                31          32            0.45         0.365
OTRCD150              MO11793                32          33            0.17         0.367
OTRCD150              MO11794                33          34            0.03        0.0893
OTRCD150              MO11795                34          35            0.09        0.0293
OTRCD150              MO11796                35          36            0.03        0.0201
OTRCD150              MO11797                36          37            0.03        0.0267
OTRCD150              MO11798                37          38            0.03        0.0878
OTRCD150              MO11799                38          39            0.03        0.0257
OTRCD150              MO11800                39          40            0.03        0.0292
OTRCD150              MO11801                40          41            0.04        0.0498
OTRCD150              MO11802                41          42            0.03        0.0791
OTRCD150              MO11803                42          43            0.01        0.0292
OTRCD150              MO11804                43          44            0.02        0.0376
OTRCD150              MO11805                44          45           -0.01        0.0173
OTRCD150              MO11806                45          46            0.02        0.0873
OTRCD150              MO11807                46          47            0.01        0.0495
OTRCD150              MO11808                47          48            0.03        0.0811
OTRCD150              MO11809                48          49            0.01        0.0242
OTRCD150              MO11810                49          50            0.01        0.0194

ROSCOE POSTLE ASSOCIATES INC.

               TABLE 4.1 IVANHOE MINES LTD. - OYU TOLGOI PROJECT
                           ASSAYS FROM HOLE OTRCD 150

                                            DEPTH
                                            FROM      DEPTH TO         Au           Cu
HOLE NO.               SAMPLE               (m)         (m)           (g/t)         (%)
-----------------------------------------------------------------------------------------
OTRCD150              MO11811                50          51            0.03        0.0907
OTRCD150              MO11812                51          52            0.01         0.039
OTRCD150              MO11813                52          53           -0.01        0.0127
OTRCD150              MO11814                53          54            0.01        0.0332
OTRCD150              MO11815                54          55           -0.01        0.0107
OTRCD150              MO11816                55          56            0.01        0.0318
OTRCD150              MO11817                56          57           -0.01        0.0085
OTRCD150              MO11818                57          58             0.3         0.353
OTRCD150              MO11819                58          59            0.32         0.456
OTRCD150              MO11820                59          60            0.14        0.1745
OTRCD150              MO11821                60          62            0.08        0.0888
OTRCD150              MO11822                62          64            1.18        0.0013
OTRCD150              MO11823                64          66            0.04        0.0429
OTRCD150              MO11824                66          68            0.12         0.109
OTRCD150              MO11825                68          70            0.11        0.1535
OTRCD150              MO11826                70          72            0.29         0.343
OTRCD150              MO11827                72          74            0.32         0.662
OTRCD150              MO11828                74          76            0.31         0.598
OTRCD150              MO11829                76          78            0.57         0.652
OTRCD150              MO11830                78          80             0.4         0.614
OTRCD150              MO11831                80          82            0.29         0.463
OTRCD150              MO11832                82          84            0.01        0.0019
OTRCD150              MO11833                84          86            0.66         0.954
OTRCD150              MO11834                86          88            0.32         0.382
OTRCD150              MO11835                88          90            0.26         0.332
OTRCD150              MO11836                90          92            0.65         0.835
OTRCD150              MO11837                92          94            0.29         0.406
OTRCD150              MO11838                94          96            0.24         0.361
OTRCD150              MO11839                96          98            0.56         0.837
OTRCD150              MO11840                98         100            0.61         0.678
OTRCD150              MO11841               100         102            0.49         0.507
OTRCD150              MO11842               102         104            0.72         0.738
OTRCD150              MO11843               104         106             0.6         0.463
OTRCD150              MO11844               106         108            0.44         0.447
OTRCD150              MO11845               108         110            0.38         0.482
OTRCD150              MO11846               110         112            0.47         0.478
OTRCD150              MO11847               112         114            0.65         0.592
OTRCD150              MO11848               114         116            0.82         0.574
OTRCD150              MO11849               116         118            0.56         0.409
OTRCD150              MO11850               118         120            0.55          0.43
OTRCD150              MO11851               120         122             0.4          0.28
OTRCD150              MO11852               122         124            0.41          0.32
OTRCD150              MO11853               124         126            0.73          0.74
OTRCD150              MO11854               126         128            0.43          0.41
OTRCD150              MO11855               128         130            0.94          1.13
OTRCD150              MO11856               130         132            0.75          0.53
OTRCD150              MO11857               132         134            0.53          0.38
OTRCD150              MO11858               134         136            1.08          0.82
OTRCD150              MO11859               136         138            0.83           0.7
OTRCD150              MO11860               138         140            0.85          0.97
OTRCD150              MO11861               140         142             0.8          0.54

ROSCOE POSTLE ASSOCIATES INC.

               TABLE 4.1 IVANHOE MINES LTD. - OYU TOLGOI PROJECT
                           ASSAYS FROM HOLE OTRCD 150

                                            DEPTH
                                            FROM       DEPTH TO         Au             Cu
HOLE NO.               SAMPLE               (m)          (m)           (g/t)          (%)
------------------------------------------------------------------------------------------
OTRCD150              MO11862               142          144           0.71           0.55
OTRCD150              MO11863               144          146           0.77           0.84
OTRCD150              MO11864               146          148           0.65           0.49
OTRCD150              MO11865               148          150           0.99           0.94
OTRCD150              MO11866               150          152           0.42           0.37
OTRCD150              MO11867               152          154            0.6           0.56
OTRCD150              MO11868               154          156           0.69           0.72
OTRCD150              MO11869               156          158           0.67           0.54
OTRCD150              MO11870               158          160           1.13           1.14
OTRCD150              MO11871               160          162           1.24           1.41
OTRCD150              MO11872               162          164           1.04           0.82
OTRCD150              MO11873               164          166            2.1           0.52
OTRCD150              MO11874               166          168           1.11           0.82
OTRCD150              MO11875               168          170           0.64           0.38
OTRCD150              MO11876               170          172           0.96           0.55
OTRCD150              MO11877               172          174           0.94           0.67
OTRCD150              MO11878               174          176           1.09           0.66
OTRCD150              MO11879               176          178            0.8           0.48
OTRCD150              MO11880               178          180           1.47           0.76
OTRCD150              MO11881               180          182           0.55           0.35
OTRCD150              MO11882               182          184           0.68            0.4
OTRCD150              MO11883               184          186           0.96           0.48
OTRCD150              MO11884               186          188           0.97           0.43
OTRCD150              MO11885               188          190           2.35           0.43
OTRCD150              MO11886               190          192            1.4            0.6
OTRCD150              MO11887               192          194           1.86           0.84
OTRCD150              MO11888               194          196           1.19           0.45
OTRCD150              MO11889               196          198            1.9            0.4
OTRCD150              MO11890               198          200            2.7           1.41
OTRCD150              MO11891               200          202           1.47           0.51
OTRCD150              MO11892               202          204           1.41           0.59
OTRCD150              MO11893               204          206           1.36           0.57
OTRCD150              MO11894               206          208           1.76           0.71
OTRCD150              MO11895               208          210           1.11           0.58
OTRCD150              MO11896               210          212           2.45            0.8
OTRCD150              MO11897               212          214            2.1           0.69
OTRCD150              MO11898               214          216           1.59            0.4
OTRCD150              MO11899               216          218           1.12            0.3
OTRCD150              MO11900               218          220           1.55           0.47
OTRCD150              MO11901               220          222           1.54           0.64
OTRCD150              MO11902               222          224           2.25           0.71
OTRCD150              MO11903               224          226            1.9           0.83
OTRCD150              MO11904               226          228            3.5           1.98
OTRCD150              MO11905               228          230           1.02           0.45
OTRCD150              MO11906               230          232           1.69           0.82
OTRCD150              MO11907               232          234           1.12           0.54
OTRCD150              MO11908               234          236           1.03           0.64
OTRCD150              MO11909               236          238           0.33           0.44
OTRCD150              MO11910               238          240           1.41           0.67
OTRCD150              MO11911               240          242           1.61           1.14
OTRCD150              MO11912               242          244            1.6           0.85

ROSCOE POSTLE ASSOCIATES INC.

               TABLE 4.1 IVANHOE MINES LTD. - OYU TOLGOI PROJECT
                           ASSAYS FROM HOLE OTRCD 150

                                            DEPTH
                                            FROM       DEPTH TO         Au             Cu
HOLE NO.               SAMPLE               (m)          (m)           (g/t)          (%)
------------------------------------------------------------------------------------------
OTRCD150              MO11913               244          246            0.84           0.4
OTRCD150              MO11914               246          248            1.75          0.81
OTRCD150              MO11915               248          250             2.6          1.25
OTRCD150              MO11916               250          252             2.5          1.08
OTRCD150              MO11917               252          254            1.05          0.44
OTRCD150              MO11918               254          256             1.4          0.58
OTRCD150              MO11919               256          258            1.07          0.44
OTRCD150              MO11920               258          260            1.77          0.74
OTRCD150              MO11921               260          262            3.45          1.47
OTRCD150              MO11922               262          264               1          0.64
OTRCD150              MO11923               264          266            1.55          0.93
OTRCD150              MO11924               266          268            0.31          0.29
OTRCD150              MO11925               268          270            1.75          1.31
OTRCD150              MO11926               270          272            1.31          0.83
OTRCD150              MO11927               272          274            0.91          0.49
OTRCD150              MO11928               274          276            0.95          0.55
OTRCD150              MO11929               276          278            1.06          0.53
OTRCD150              MO11930               278          280            1.63          0.79
OTRCD150              MO11931               280          282            1.48          0.88
OTRCD150              MO11932               282          284            1.81           0.9
OTRCD150              MO11933               284          286            1.69          1.24
OTRCD150              MO11934               286          288            1.78          1.22
OTRCD150              MO11935               288          290               2          1.56
OTRCD150              MO11936               290          292             1.4          1.06
OTRCD150              MO11937               292          294            1.38          1.11
OTRCD150              MO11938               294          296            1.62          1.18
OTRCD150              MO11939               296          298            1.89          2.77
OTRCD150              MO11940               298          300             2.3          2.33
OTRCD150              MO11941               300          302            0.83          1.28
OTRCD150              MO11942               302          304            0.36          1.31
OTRCD150              MO11943               304          306            0.54          1.28
OTRCD150              MO11944               306          308            0.28          1.32
OTRCD150              MO11945               308          310            0.04           0.1
OTRCD150              MO11946               310          312            3.35          1.78
OTRCD150              MO11947               312          314            1.34          1.11
OTRCD150              MO11948               314          316            1.93          1.29
OTRCD150              MO11949               316          318            2.85          1.81
OTRCD150              MO11950               318          320            1.47          0.91
OTRCD150              MO11951               320          322            2.05          1.08
OTRCD150              MO11952               322          324            1.49          1.05
OTRCD150              MO11953               324          326             3.2          1.24
OTRCD150              MO11954               326          328             2.4          1.36
OTRCD150              MO11955               328          330            1.54          1.56
OTRCD150              MO11956               330          332            1.67          1.78
OTRCD150              MO11957               332          334            0.64           0.7
OTRCD150              MO11958               334          336            1.18          0.77
OTRCD150              MO11959               336          338            1.17          1.06
OTRCD150              MO11960               338          340            0.86          1.28
OTRCD150              MO11961               340          342            0.39          1.55
OTRCD150              MO11962               342          344            0.97          1.46
OTRCD150              MO11963               344          346            1.65          1.28

ROSCOE POSTLE ASSOCIATES INC.

               TABLE 4.1 IVANHOE MINES LTD. - OYU TOLGOI PROJECT
                           ASSAYS FROM HOLE OTRCD 150

                                            DEPTH
                                            FROM       DEPTH TO         Au             Cu
HOLE NO.               SAMPLE               (m)          (m)           (g/t)           (%)
------------------------------------------------------------------------------------------
OTRCD150              MO11964               346          348            1.81          1.14
OTRCD150              MO11965               348          350            0.96          1.22
OTRCD150              MO11966               350          352            1.32          1.02
OTRCD150              MO11967               352          354             1.4          0.86
OTRCD150              MO11968               354          356            1.87          1.19
OTRCD150              MO11969               356          358            1.16           0.7
OTRCD150              MO11970               358          360             2.1          1.55
OTRCD150              MO11971               360          362             2.9          1.54
OTRCD150              MO11972               362          364             4.2          2.59
OTRCD150              MO11973               364          366             2.3          1.84
OTRCD150              MO11974               366          368            1.93          1.49
OTRCD150              MO11975               368          370            2.25          1.97
OTRCD150              MO11976               370          372            1.11           1.5
OTRCD150              MO11977               372          374            1.18          1.21
OTRCD150              MO11978               374          376            1.01          1.04
OTRCD150              MO11979               376          378            1.25          1.09
OTRCD150              MO11980               378          380            0.75          1.04
OTRCD150              MO11981               380          382            2.15           1.5
OTRCD150              MO11982               382          384            0.48          1.04
OTRCD150              MO11983               384          386            0.74           0.8
OTRCD150              MO11984               386          388            1.98           0.7
OTRCD150              MO11985               388          390            0.75          1.08
OTRCD150              MO11986               390          392            1.18           1.2
OTRCD150              MO11987               392          394            0.91          1.34
OTRCD150              MO11988               394          396            1.16          0.95
OTRCD150              MO11989               396          398            0.92          0.82
OTRCD150              MO11990               398          400            0.61          0.72
OTRCD150              MO11991               400          402            0.89          1.06
OTRCD150              MO11992               402          404            1.08          1.09
OTRCD150              MO11993               404          406            1.81          1.27
OTRCD150              MO11994               406          408            0.29          0.97
OTRCD150              MO11995               408          410            1.25          0.91
OTRCD150              MO11996               410          412             1.4          0.99
OTRCD150              MO11997               412          414            1.48          1.07
OTRCD150              MO11998               414          416            2.45          1.65
OTRCD150              MO11999               416          418             2.1          1.19
OTRCD150              MO12000               418          420             2.2          1.37
OTRCD150              MO12001               420          422            1.71          1.03
OTRCD150              MO12002               422          424             1.5          0.86
OTRCD150              MO12003               424          426            1.87          1.17
OTRCD150              MO12004               426          428            1.27          0.76
OTRCD150              MO12005               428          430            1.54          0.99
OTRCD150              MO12006               430          432             2.3          1.08
OTRCD150              MO12007               432          434            1.43          0.68
OTRCD150              MO12008               434          436            1.45          0.84
OTRCD150              MO12009               436          438             2.1          1.22
OTRCD150              MO12010               438          440             3.3          1.36
OTRCD150              MO12011               440          442             2.5          1.12
OTRCD150              MO12012               442          444            3.35          1.34
OTRCD150              MO12013               444          446            0.75          0.66
OTRCD150              MO12014               446          448            1.81          0.97

ROSCOE POSTLE ASSOCIATES INC.

               TABLE 4.1 IVANHOE MINES LTD. - OYU TOLGOI PROJECT
                           ASSAYS FROM HOLE OTRCD 150

                                            DEPTH
                                            FROM       DEPTH TO         Au             Cu
HOLE NO.               SAMPLE               (m)          (m)           (g/t)           (%)
-------------------------------------------------------------------------------------------
OTRCD150              MO12015               448          450             2.8           1.64
OTRCD150              MO12016               450          452            1.07           0.57
OTRCD150              MO12017               452          454            0.36            0.2
OTRCD150              MO12018               454          456            3.25           0.79
OTRCD150              MO12019               456          458             2.4           0.65
OTRCD150              MO12020               458          460               2           0.81
OTRCD150              MO12021               460          462            2.85           1.55
OTRCD150              MO12022               462          464            1.56           0.65
OTRCD150              MO12023               464          466            1.68           0.83
OTRCD150              MO12024               466          468            0.89           0.42
OTRCD150              MO12025               468          470            0.94           0.52
OTRCD150              MO12026               470          472            0.67           0.53
OTRCD150              MO12027               472          474            0.73            0.5
OTRCD150              MO12028               474          476            1.01           0.97
OTRCD150              MO12029               476          478            1.42           1.21
OTRCD150              MO12030               478          480            0.62           0.54
OTRCD150              MO12031               480          482            0.55           0.39
OTRCD150              MO12032               482          484            1.11           0.68
OTRCD150              MO12033               484          486            1.03           0.85
OTRCD150              MO12034               486          488             0.7           0.52
OTRCD150              MO12035               488          490            1.84           1.17
OTRCD150              MO12036               490          492            0.98           0.58
OTRCD150              MO12037               492          494            0.68           0.46
OTRCD150              MO12038               494          496            0.93           0.72
OTRCD150              MO12039               496          498            1.12           0.74
OTRCD150              MO12040               498          500            0.16           0.03
OTRCD150              MO12041               500          502            0.51           0.31
OTRCD150              MO12042               502          504            0.01           0.01
OTRCD150              MO12043               504          506            0.31           0.17
OTRCD150              MO12044               506          508            0.54           0.37
OTRCD150              MO12045               508          510            1.87           1.02
OTRCD150              MO12046               510          512            1.21           1.21
OTRCD150              MO12047               512          514            0.91           0.82
OTRCD150              MO12048               514          516            0.46           0.46
OTRCD150              MO12049               516          518            0.45           0.36
OTRCD150              MO12050               518          520            0.33           0.33
OTRCD150              MO12051               520          522            0.41           0.31
OTRCD150              MO12052               522          524            0.38           0.34
OTRCD150              MO12053               524          526           -0.01           0.01
OTRCD150              MO12054               526          528            0.03          -0.01
OTRCD150              MO12055               528          530            0.27           0.15
OTRCD150              MO12056               530          532             0.7           0.48
OTRCD150              MO12057               532          534            0.35           0.27
OTRCD150              MO12058               534          536            0.57            0.5
OTRCD150              MO12059               536          538            0.93           1.07
OTRCD150              MO12060               538          540            0.41           0.46
OTRCD150              MO12061               540          542            0.44           0.36
OTRCD150              MO12062               542          544             0.6           0.66
OTRCD150              MO12063               544          546            0.84           0.75
OTRCD150              MO12064               546          548            0.53          -0.01
OTRCD150              MO12065               548          550            0.27           0.36

ROSCOE POSTLE ASSOCIATES INC.

               TABLE 4.1 IVANHOE MINES LTD. - OYU TOLGOI PROJECT
                           ASSAYS FROM HOLE OTRCD 150

                                            DEPTH
                                            FROM        DEPTH TO          Au           Cu
HOLE NO.               SAMPLE               (m)           (m)            (g/t)         (%)
-------------------------------------------------------------------------------------------
OTRCD150              MO12066               550            552            0.4          0.51
OTRCD150              MO12067               552            554           0.32          0.57
OTRCD150              MO12068               554            556           0.32          0.63
OTRCD150              MO12069               556            558           0.28           0.5
OTRCD150              MO12070               558            560           0.22          0.38
OTRCD150              MO12071               560            562            0.7          0.83
OTRCD150              MO12072               562            564           0.31           0.7
OTRCD150              MO12073               564            566           0.24          0.69
OTRCD150              MO12074               566            568           0.34          0.53
OTRCD150              MO12075               568            570           0.19           0.6
OTRCD150              MO12076               570            572            0.5          0.67
OTRCD150              MO12077               572            574           0.34          0.57
OTRCD150              MO12078               574            576           0.37          0.51
OTRCD150              MO12079               576            578           0.38          0.62
OTRCD150              MO12080               578            580           0.05           0.1
OTRCD150              MO12081               580            582           0.03          0.07
OTRCD150              MO12082               582            584           0.03          0.05
OTRCD150              MO12083               584            586           0.03          0.04
OTRCD150              MO12084               586            588           0.04          0.03
OTRCD150              MO12085               588          590.7           0.02         -0.01

SAMPLE PREPARATION, ANALYSES AND SECURITY

     At the time of RPA' s visit Ivanhoe' s procedure was to ship samples of half core from the site to Ulaanbaatar for additional preparation in Analab's facility. All sampling and preparation at the exploration site was done by Ivanhoe employees. For quality control at the exploration site, blanks and duplicate samples are inserted so that 1 sample in 20 is either a blank or a duplicate, alternately. Blanks are made from core of a post ore rhyolii dike. Duplicates are made from quartered core from a previously assayed interval.

     The entire sample is crushed to a coarse sand size. This material is split with a riffle splitter to provide a 500 g sample which is pulverized to 90%<70 microns. One sample in 20 is wet sieved to ensure that the particle size stays constant. Analabs uses a computer program to select random samples for duplicate assays. Ivanhoe plans to move the sample preparation step from Ulaanbaatar to the exploration site when the necessary machinery

ROSCOE POSTLE ASSOCIATES INC.

arrives at the site.

     From the 500 g pulverized sample, a 30 g sample is split out for fire assay and smaller samples are digested in acid for Atomic Absorption analysis of copper, molybdenum and other metals. The complete assay protocols used by Analabs are included in Appendix 2.

     Analabs Mongolia is a branch of Analabs Pty. Ltd., an Australian analytical Laboratory with twenty-six laboratories in Australia and Southeast Asia. It is RPA's understanding that Analabs has subsequently been purchased by SGS Group, a large international analytical company.

     Analabs maintains its internal accuracy by repeating analyses on a routine basis. It utilizes a randomizing computer program for duplicating samples. The laboratory produces QA/AC reports on a monthly basis so clients can have an ongoing check of the quality of their assays. This laboratory also participates in round robin assaying by all of the Analabs laboratories to maintain an internal check on accuracy.

     Ivanhoe had not requested the QA/QC reports at the time of RPA's visit, so they were not available for inspection. The most recent Analabs round robin in May 2001 assayed two standard samples of gold: IRR48/A with a fire assay value of 2.56 ppm (standard deviation (SD) 0.09) and a Aqua Regia value of 2.56 ppm (SD 0.18), and IRR48/B with a fire assay value of 0.87 ppm (SD 0.05) and an Aqua Regia value of 0.85 ppm (SD 0.05). Analabs Mongolia obtained average values of
2.85 ppm for IRR48/A and 0.94 ppm for IRR48/B using fire assays. Both values were too high to be acceptable to Analabs at that time. Since then, subsequent batches of gold check assays at other labs from the Southwest Oyu drilling, have been acceptable, as discussed later. It would be useful to have standard samples analyzed by Analabs on a routine basis.

     RPA examined a set of 101 duplicate copper analyses and 96 duplicate gold analyses done by Analabs of samples from Oyu Tolgoi. Figure 4.1 shows the distribution of the values of both copper and gold on a Thompson-Howarth plot. The values for variance and the distribution on the graph indicate that the Analabs reproducibility for both

ROSCOE POSTLE ASSOCIATES INC.

copper and gold is acceptable, in RPA's view.

     RPA believes that sampling and sample preparation methods are consistent with industry standards. Analytical procedures obtain reproducible values for copper and gold. When the values obtained by Analabs are compared to values obtained by other laboratories from the same pulps (next section) the copper results are good, the gold results are acceptable and the molybdenum results need additional work.

DATA VERIFICATION

     RPA approached data verification in three ways. First, we collected samples of drill core and the corresponding pulps and sections in Mongolia and brought them to Canada for analyses at XRAL in Toronto. Second, RPA obtained rejects of RCD samples and brought them to Canada to be re-analyzed. Third, RPA reviewed the results of check assays done on pulps of RC or diamond drill core samples done by Bondar-Clegg and Chemex Laboratories in Vancouver.

RPA SAMPLES AND ASSAYS

     At the site, RPA collected seven samples of drill core, each about 15 cm long, from seven, 1 m and 2 m sample intervals in OTRCD 149, 150 and OTD 159. From the Analabs warehouse in Ulaanbaatar, RPA obtained reject and pulp samples corresponding to five of the core samples. In two instances the reject and pulp samples were for intervals close to the core sample interval. At XRAL (SGS) in Toronto the specific gravity was measured using water displacement for each core sample. All core samples, reject samples and pulp samples were assayed for Au, Cu and Mo. In addition the pulp samples were analyzed for 32 elements using an ICP process.

     RPA specific gravity measurements are compared with Ivanhoes in Table 4.2.

ROSCOE POSTLE ASSOCIATES INC.

TABLE 4.2 IVANHOE MINES LTD. - OYU TOLGOI PROJECT COMPARISONS OF SPECIFIC
                                    GRAVITY

                      RPA SAMPLES    IVANHOE SAMPLES
                         n = 7           n = 930
----------------------------------------------------
Range                 2.71 - 2.94      2.64 - 2.90
Average                  2.82             2.77
Standard Deviation       n/a              0.13

Without weighing the 930 samples by rock type, this is a good correspondence.

         Tables 4.3, 4.4 and 4.5 list the XRAL assay values for the RPA core rejects and pulp samples along with the values obtained by Analabs. For the copper assays the XRAL values are close to the Analabs assays values for the pulps and for the rejects. For core samples the XRAL values are the same order of magnitude as the Analabs assays but do not correspond as well with them. This is to be expected since RPA core samples are 15 cm long half core sample and the samples Ivanhoe submitted to Analabs are 1 m or 2 m long half core samples.

         Except for one sample, the XRAL gold assays of the reject and pulp samples correspond with the Analabs value, although the Analabs gold values tend to be somewhat higher. For Sample 11886, the Analabs value for the reject is double the XRAL assays.

         The XRAL values for core are in the same order of magnitude as the Analab values, except for Sample 11849, but differ due to different core sample sizes, as noted above for copper.

         The molybdenum values are too low for a meaningful comparison among the XRAL assays and there are no Analabs Mo assays to compare with.

         The RPA check samples confirm that copper and gold are present in the Ivanhoe core in the amounts indicated in the Analabs assays.

ROSCOE POSTLE ASSOCIATES INC.

TABLE 4.3 IVANHOE MINES LTD. - OYU TOLGOI PROJECT CHECK ASSAYS FOR COPPER

                                                                IVANHOE
                                                               SAMPLES AT
                                 RPA SAMPLES AT XRAL CANADA     ANALABS

DRILL HOLE NO. AND     SAMPLE    Cu %       Cu %      Cu %
     INTERVAL            NO.     CORE      REJECT     PULP        Cu %
-------------------------------------------------------------------------
OTRCD 150

116 - 118 m            11849      0.29         -         -        0.41
124 - 126 m            11853         -      0.60      0.74        0.74
190 - 192 m            11886      0.44      0.59      0.68        0.60
336 - 338 m            11959      0.84      0.87      1.10        1.06

OTD 159

55 - 56 m              13050      1.79      1.13      1.27        1.23
115 - 116 m            13110      1.02      0.86      0.86        0.76
180 - 182 m            13149      0.89      0.62      0.60        0.55

OTRCD 149

73 - 75 m              11595      2.81         -         -        1.96
62 - 63 m              11589         -      0.40      0.43        0.42

ROSCOE POSTLE ASSOCIATES INC.

TABLE 4.4 IVANHOE MINES LTD. - OYU TOLGOI PROJECT CHECK ASSAYS FOR GOLD

                                                                     IVANHOE
                                                                    SAMPLES AT
                                   RPA SAMPLES AT XRAL CANADA        ANALABS

DRILL HOLE NO. AND    SAMPLE    Au (ppb)    Au (ppb)    Au (ppb)
     INTERVAL           NO.       CORE       REJECT       PULP       Au (ppb)
------------------------------------------------------------------------------
OTRCD 150

116 - 118 m           11849       242           -            -         6,560
124 - 126 m           11853         -         450          624           730
190 - 192 m           11886       693         668          618         1,400
336 - 338 m           11959       514         775        1,070         1,170

OTD 159

55 - 56 m             13050       251          71          152           220
115 - 116 m           13110        62         119           97           140
180 - 182 m           13149        45          34           52            60

OTRCD 149

62 - 63 m             11589         -          14           34            30
73 - 75 m             11595       171           -            -           310

ROSCOE POSTLE ASSOCIATES INC.

TABLE 4.5 IVANHOE MINES LTD. - OYU TOLGOI PROJECT CHECK ASSAYS FOR MOLYBDENUM

                             INDEPENDENT ASSAYS      ANALABS
                                XRAL TORONTO          ASSAY

DRILL HOLE NO.   SAMPLE   Mo (%)   Mo (%)   Mo (%)
    ASSAY          NO.     CORE    REJECT    PULP    Mo (%)
------------------------------------------------------------
OT 150

116 - 118 m       11849   <0.01         -       -         -
124 - 126 m       11853       -     <0.01   <0.01         -
190 - 192 m       11886   <0.01     <0.01   <0.01         -
336 - 338 m       11959    0.02      0.02    0.02         -

OT 159

55 - 56 m         13050    0.03      0.01    0.01         -
115 - 116 m       13110   <0.01      0.01    0.01         -
180 - 182 m       13149   <0.01     <0.01   <0.01         -

OT 149

73 - 75 m         11595    0.01         -       -         -
62 - 63 m         11589       -     <0.01   <0.01         -

         Table 4.6 lists the ICP analyses of 7 pulp samples for 32 elements. Three of the seven samples contain significant amounts of arsenic, ranging from 29 ppm to 588 ppm. The samples with the As anomalies are all from Hole OTRCD 159.

         All of the pulps are geochemically anomalous in molybdenum. In addition to its possible commercial value, molybdenum might make a useful tracer for copper-gold mineralization in soil and/or rock samples away from zones of known mineralization as an exploration tool.

         All the pulps were also anomalous in silver but it is probably too mobile to serve as a tracer element.

          TABLE 4.6 IVANHOE MINES LTD. - OYU TOLGOI PROJECT 32 ELEMENT
                          ICP SCAN OF THE PULP SAMPLES

ELEMENT   Mo 11853   Mo 11886   Mo 11959   Mo 13050   Mo 13110   Mo 13149   Mo 11589
------------------------------------------------------------------------------------
Be ppm      <0.5       <0.5       <0.5       <0.5        <0.5      <0.5       <0.5
  Na %      0.08       0.05       0.04       0.02        0.01      0.02       0.04
  Mg %       3.6       3.67       0.18      <0.01       <0.01      0.02       0.29
  Al %      2.96       2.75       0.59        0.3        0.33      0.58       1.61
   P %      0.14       0.13      <0.04      <0.01       <0.01     <0.01       0.05

ROSCOE POSTLE ASSOCIATES INC.

   K %      0.48       0.44       0.43       0.19       0.13       0.36       0.32
  Ca %      2.12       1.61       0.21       0.02      <0.01       0.01       0.17
Sc ppm      20.3       18.1       <0.5       <0.5       <0.5        0.8       <0.5
  Ti %      0.12       0.25      <0.01      <0.01      <0.01      <0.01      <0.01
 V ppm       265        229          6         20         22         11         19

Cr ppm       131         60        107        100         91         61         23
Mn ppm       922        912         43         15         11         13        930
  Fe %      8.61       6.81       2.57       8.84       4.43        4.1       4.86
Co ppm        41         34          5         27         63         40         10
Ni ppm        44         25          4         12         19         23          6

Cu ppm      7100       6330     >10000     >10000       8780       5970       4200
Zn ppm      97.9       83.9        189       30.1       22.6       62.2        134
As ppm        <3         <3         <3         29        588         97         <3
Sr ppm      49.5       25.2       23.3       30.4       13.2        8.2       22.6
 Y ppm      11.4       11.9        2.7        0.5        0.6        0.8        3.4

Zr ppm       2.5        1.3        1.7        1.3        0.8        1.9          7
Mo ppm        32         23        165        139        114         42         21
Ag ppm       2.1        1.9        2.1        >10        2.7        1.6        1.5
Cd ppm        <1         <1         <1         <1          5         <1         <1
Sn ppm       <10        <10        <10        <10        <10        <10        <10

Sb ppm        <5         <5         <5         <5         <5         <5         <5
Ba ppm         7          8         27          4          6        132         97
La ppm       0.7        0.7        5.3       <0.5       <0.5       <0.5        1.6
 W ppm       <10        <10        <10        <10        <10        <10        <10
Pb ppm         8          8         35         29         16          8         25

Bi ppm      *INF       *INF       *INF       *INF       *INF       *INF       *INF
Li ppm        33         32          2         <1         <1          1         13

Note: *INF Composition of Sample makes detection impossible with this method.

ROSCOE POSTLE ASSOCIATES INC.

REJECTS FROM RC SAMPLES

         RPA obtained rejects from 14 samples from the RC portion of RCD OTRCD
159. These samples were assayed for Cu, Au and Mo at XRAL in Toronto. All of the samples had corresponding values from Analabs for copper and 11 of the samples had been previously assayed for gold at Analabs. Results are shown in Table 4.7. While the small number of samples does not allow meaningful statistical comparison, the values from Analabs and XRAL appear to correspond very well.

             TABLE 4.7 IVANHOE MINES LTD. - OYU TOLGOI PROJECT CHECK
                    ASSAYS OF RC REJECTS FOR COPPER AND GOLD

                Au (ppb)          Cu (%)           Mo (%)
SAMPLES      XRAL   ANALABS   XRAL   ANALABS   XRAL    ANALABS
--------------------------------------------------------------
Mo5887        13      ND      0.19   0.104      0.01     ND
Mo5888        15      ND      0.23   0.182      0.01     ND
Mo5889        13      ND      0.29    0.29      0.02     ND
Mo5911        95      ND      1.25    1.27     <0.01     ND
Mo5912       238      ND       1.4    1.42     <0.01     ND
Mo5922        99      ND      1.04    1.03     <0.01     ND
Mo5923        82      ND      0.77   0.691     <0.01     ND
Mo5928        87      ND      0.75   0.659     <0.01     ND
Mo5929       114      ND      0.75   0.658      0.04     ND
Mo5935        44      ND      0.56   0.482      0.02     ND
Mo5936        74      ND      0.76    0.72      0.01     ND
Mo9901        18      30       0.3   0.285     <0.01     ND
Mo9902         6      30      0.27   0.265      <001     ND
Mo9903         7      10       0.5   0.516     <0.01     ND

DUP-Mo5887    12              0.19              0.01
DUP-M09902     7              0.27             <0.01

ROSCOE POSTLE ASSOCIATES INC.

CHECK ASSAYS ON PULPS BY OTHER LABORATORIES

         Ivanhoe sent batches of pulps to Bondar Clegg and Chemex Laboratories in Vancouver for check assays on the original Analabs assays. RPA has examined the results of three batches of pulps that were check assayed in Vancouver.

         The initial comparison was made on 56 pulps from RC samples, which were assayed at Analabs, Bondar Clegg and Chemex for gold and molybdenum and at Analabs and Chemex for copper.

FIRST SET OF OUTSIDE CHECK ASSAYS

         The results of these analyses are shown in Figures 4.2, 4.3, and 4.4. Copper analyses at Analabs, Chemex and Bondar Clegg gave essentially the same results. The gold values at Analabs are systematically higher than either Chemex or Bondar Clegg. The gold values at Bondar Clegg and Analabs are closer compared to those at Chemex.

         For molybdenum, Bondar Clegg and Chemex give similar results, however, both sets are very different from those at Analabs. There is so much variance in the molybdenum assays between Analabs and the Vancouver labs that RPA wonders if the pulps were thoroughly mixed before they were re-sampled in Mongolia. If the pulp samples were not thoroughly mixed, but the split sent to Vancouver was carefully mixed by the first lab before a split was sent to the second lab the Vancouver labs would have similar results, but may be different from those obtained in Mongolia. More work is needed on the molybdenum assays at Analabs.

SECOND SET OF OUTSIDE CHECK ASSAYS

         The second set of assay comparisons was made with 26 pulp samples from diamond drill core analyzed at Analabs and Bonder Clegg. Results are summarized in Figure 4.6. Analabs tends to get higher gold assays for values >1 g/t but most sample pairs show little variance. Copper assays are evenly distributed above and below zero difference some 91% of the values show less than" 10% variance.

ROSCOE POSTLE ASSOCIATES INC.

         Molybdenum assays for these samples are widely scattered. Once again incomplete sample mixing could contribute to the problem or it may be just an inappropriate assay technique. More work is needed.

THIRD SET OF OUTSIDE CHECK ASSAYS

         The third set of duplicate samples consists of 81 pulps from split core samples assayed at Analabs in Mongolia and Bondar Clegg in Vancouver for copper and gold. The correlation coefficients for gold and copper are 0.71 and 0.78. Figures 4.8 and 4.9 show Thompson and Howarth Plots of the copper and gold duplicates. Copper values show a symmetrical distribution around zero difference. Although there are a few outliers the bulk of the samples fit into an acceptable distribution. The gold values show an tight distribution around zero.

         In the three sets of outside check assays for gold the correlation between the values obtained by Analabs and the outside laboratories has steadily improved.

ROSCOE POSTLE ASSOCIATES INC.

                 [GRAPH OF DUPLICATE COPPER ASSAYS AT ANALABS]

ROSCOE POSTLE ASSOCIATES INC.

                 [GRAPH OF DUPLICATE GOLD ASSAYS AT ANALABS]

ROSCOE POSTLE ASSOCIATES INC.

                 [GRAPH OF FIRST SET OF 54 Cu RE-ASSAYS, CHEMEX]

ROSCOE POSTLE ASSOCIATES INC.

                [GRAPH OF FIRST SET OF 56 Au RE-ASSAYS, CHEMEX]

ROSCOE POSTLE ASSOCIATES INC.

            [GRAPH OF FIRST SET OF 56 Au RE-ASSAYS AT BONDAR CLEGG]

ROSCOE POSTLE ASSOCIATES INC.

               [GRAPH OF FIRST SET OF 26 Mo RE-ASSAYS AT CHEMEX]

ROSCOE POSTLE ASSOCIATES INC.

            [GRAPH OF SECOND SET OF 23 Cu RE-ASSAYS AT BONDAR CLEGG]

ROSCOE POSTLE ASSOCIATES INC.

            [GRAPH OF SECOND SET OF 23 Au RE-ASSAYS AT BONDAR CLEGG]

ROSCOE POSTLE ASSOCIATES INC.

            [GRAPH OF THIRD SET OF 72 Cu RE-ASSAYS AT BONDAR CLEGG]

ROSCOE POSTLE ASSOCIATES INC.

            [GRAPH OF THIRD SET OF 72 Au RE-ASSAYS AT BONDAR CLEGG]

ROSCOE POSTLE ASSOCIATES INC.

APPENDIX 5 DRILLING SUMMARY TABLES

LIST OF TABLES

                                                                                    PAGE
TABLE 3  BHP DIAMOND DRILL HOLES Ivanhoe Mines Ltd. Oyu Tolgoi Project ..........     1
TABLE 4  REVERSE CIRCULATION DRILLING PROGRAM ...................................
         Ivanhoe Mines Ltd. Oyu Tolgoi Project...................................     2
TABLE 5  "IVANHOE 2001 REVERSE CIRCULATION, .....................................
         REVERSE CIRCULATION / DIAMOND, AND DIAMOND .............................
         DRILLING PROGRAMS" Ivanhoe Mines Ltd. Oyu Tolgoi Project ...............     4

ROSCOE POSTLE ASSOCIATES INC.

TABLE 3 BHP DIAMOND DRILL HOLES IVANHOE MINES LTD. OYU TOLGOI PROJECT

                                   ELEVATION   LENGTH
HOLE NUMBER   EASTING   NORTHING     m AMSL     (m)
  OTD001      651028    4763885       1126      136
  OTD002      650357    4764995       1136       99
  OTD003      651029    4764044       1129      186
  OTD004      651258    4762854       1130      251
  OTD005      650309    4762668       1128      208
  OTD006      651026    4764990       1124      121
  OTD007      651046    4762641       1126      280
  OTD008      651642    4763034       1122      100
  OTD009      650525    4763000       1132      243
  OTD010      650826    4763300       1125      153
  OTD011      650381    4763196       1133      100
  OTD012      651080    4763411       1122      142
  OTD013      651275    4764296       1121      201
  OTD014      651275    4764695       1121      145
  OTD015      651774    4764295       1115      101
  OTD016      650630    4763995       1129       76
  OTD017      650633    4764392       1129      121
  OTD018      651271    4763739       1119      200
  OTD019      650830    4762697       1128      157
  OTD020      651026    4763092       1123      250
  OTD021      651626    4762541       1120      134
  OTD022      651629    4762299       1119      160
  OTD023      651325    4762496       1122      251

ROSCOE POSTLE ASSOCIATES INC.

TABLE 4 REVERSE CIRCULATION DRILLING PROGRAM IVANHOE MINES LTD. OYU TOLGOI
                                    PROJECT

                                   ELEVATION   LENGTH
HOLE NUMBER   EASTING   NORTHING     m AMSL     (m)
 OTRC024      650386    4763542       1131       85
 OTRC025      651038    4764046       1127      133
 OTRC026      651026    4764093       1125      108
 OTRC027      651026    4764292       1125       79
 OTRC028      651025    4764492       1124      103
 OTRC029      651231    4764493       1122      108
 OTRC030      651224    4764297       1122      115
 OTRC031      651223    4764096       1120      100
 OTRC032      651224    4763893       1120      111
 OTRC033      651225    4763692       1120      123
 OTRC034      651026    4763693       1122      113
 OTRC035      650828    4763692       1124       86
 OTRC036      650827    4763889       1127       60
 OTRC037      650824    4764092       1125      133
 OTRC038      650826    4764293       1127       69
 OTRC039      650825    4764492       1126      108
 OTRC040      651022    4764579       1128      100
 OTRC041      651429    4764492       1121       70
 OTRC042      651473    4764294       1119       48
 OTRC043      651425    4764093       1118       48
 OTRC044      651424    4763892       1118       63
 OTRC045      651422    4763691       1118       60
 OTRC046      650726    4764092       1126       78
 OTRC047      650822    4763994       1129       88
 OTRC048      650829    4764190       1125       68
 OTRC049      650936    4764093       1126       88
 OTRC050      650935    4763988       1132      100
 OTRC051      651024    4764191       1123       86
 OTRC052      651120    4764103       1123       83
 OTRC053      651006    4763876       1127      108
 OTRC054      651022    4763800       1124       83
 OTRC055      651398    4763246       1120       80
 OTRC056      650420    4763392       1131       58
 OTRC057      650724    4763891       1129       73
 OTRC058      650722    4763992       1128      108
 OTRC059      650526    4764793       1132       53
 OTRC060      650527    4764993       1132       93
 OTRC061      650527    4765192       1129       78
 OTRC062      650328    4765195       1133       80
 OTRC063      650325    4764999       1137       80
 OTRC064      650326    4764793       1134       78
 OTRC065      650125    4764791       1137       58
 OTRC066      650120    4764992       1137       68
 OTRC067      650116    4765195       1138       58
 OTRC068      650526    4763593       1130       78
 OTRC069      650723    4763592       1125      118
 OTRC070      651268    4763556       1119       53
 OTRC071      651430    4763594       1118       48
 OTRC072      651907    4763917       1118       48
 OTRC073      650427    4762688       1131      133
 OTRC074      650424    4762495       1127       83
 OTRC075      650226    4762495       1123       64

ROSCOE POSTLE ASSOCIATES INC.

TABLE 4 REVERSE CIRCULATION DRILLING PROGRAM IVANHOE MINES LTD. OYU TOLGOI
                                    PROJECT

                                   ELEVATION   LENGTH
HOLE NUMBER   EASTING   NORTHING     m AMSL     (m)
 OTRC076      650029    4762693       1124       86
 OTRC077      650424    4762890       1132      131
 OTRC078      650029    4762494       1123       54
 OTRC079      650226    4762892       1129       88
 OTRC080      650026    4762889       1126       58
 OTRC081      650014    4762272       1124       58
 OTRC082      651026    4764692       1124      118
 OTRC083      651025    4764892       1125      102
 OTRC084      651227    4764887       1122       88
 OTRC085      651423    4764894       1121       58
 OTRC086      651424    4764685       1170       73
 OTRC087      651025    4764128       1124       69
 OTRC088      651023    4763831       1124       60
 OTRC089      651110    4763875       1123       73
 OTRC090      651122    4763984       1125       73
 OTRC091      650827    4764694       1128      123
 OTRC092      650822    4764884       1129      103
 OTRC093      650935    4764190       1124       88
 OTRC094      651127    4764193       1122      130
 OTRC095      651224    4764194       1121      103
 OTRC096      650723    4764188       1127       78
 OTRC097      650930    4763884       1126       73
 OTRC098      650925    4764889       1126       38
 OTRC099      650724    4764695       1130       30
 OTRC100      650822    4764787       1127      108
 OTRC101      650826    4764992       1129       60
 OTRC102      650621    4764781       1131       88
 OTRC103      651945    4765165       1117       38
 OTRC104      651881    4764683       1117       48
 OTRC105      650956    4762866       1126      108
 OTRC106      651249    4762575       1124       68
 OTRC107      650830    4762499       1129       58
 OTRC108      650652    4762694       1130       87
 OTRC109      650923    4763805       1125       60
 OTRC110      651222    4763800       1120       88
 OTRC111      651119    4763803       1122       98
 OTRC112      651334    4763896       1118       63
 OTRC113      650875    4764048       1127       83
 OTRC114      651010    4763993       1133      108
 OTRC115      651174    4763998       1122       58
 OTRC116      652039    4763415       1127       58
 OTRC117      650724    4764695       1130       67
 OTRC118      650697    4764998       1129       78
 OTRC119      650603    4764684       1132      113
 OTRC120      650695    4765394       1127       53
 OTRC121      651003    4765392       1126       48
 OTRC122      651299    4765400       1121       48
 OTRC123      650603    4763893       1129       58
 OTRC124      650402    4762293       1124       63
 OTRC125      651998    4762745       1118       60
 OTRC126      650532    4764704       1133      108
 OTRC127      650304    4764701       1133       73

ROSCOE POSTLE ASSOCIATES INC.

TABLE 4 REVERSE CIRCULATION DRILLING PROGRAM IVANHOE MINES LTD. OYU TOLGOI
                                    PROJECT

                                   ELEVATION   LENGTH
HOLE NUMBER   EASTING   NORTHING     m AMSL     (m)
 OTRC128      651320    4764195       1120      110
 OTRC129      651323    4764090       1119       83
 OTRC130      651321    4763791       1118       83
 OTRC131      650336    4764184       1137       73
 OTRC132      650154    4763852       1137       58
 OTRC133      652023    4762576       1118      108

TABLE 5 "IVANHOE 2001 REVERSE CIRCULATION, REVERSE CIRCULATION / DIAMOND, AND
        DIAMOND DRILLING PROGRAMS" IVANHOE MINES LTD. OYU TOLGOI PROJECT

                                                   ELEVATION   LENGTH
               HOLE NUMBER   EASTING   NORTHING      m AMSL      (m)
 RC DRILLING     OTRC137      650889    4762792       1126      122
                 OTRC138      650881    4762932       1125      155
                 OTRC139      650815    4762859       1127      134
                 OTRC140      650750    4762781       1129       95
                 OTRC141      651178    4762986       1124      135
                 OTRC142      651340    4762939       1125      100
                 OTRC143      651410    4763015       1123      145
                 OTRC144      651522    4762917       1124      145
                 OTRC145      651456    4762841       1125      125
                 OTRC146      651572    4762974       1123      150
                 OTRC147      651634    4762826       1123      175
                 OTRC148      651328    4762688       1124      114
                 OTRC151      651141    4762759       1128      105
                 OTRC152      651438    4762821       1126      107
                 OTRC153      651603    4762785       1124      134
                 OTRC154      650843    4762965       1126      138
                 OTRC155      650907    4763042       1125       78
                 OTRC156      650931    4763152       1125       78
                 OTRC157      650672    4762845       1129       91
                 OTRC158      650533    4762831       1131      176

RCD DRILLING    OTRCD149      651290    4762900       1129      405
                OTRCD150      650621    4763038       1131      591
                OTRCD169      650553    4762940       1132      751

  D DRILLING      OTD159      651132    4764193       1121      450
                  OTD160      650694    4763140       1129      461
                  OTD161      650774    4763082       1127      472
                  OTD162      650629    4763187       1130      363
                  OTD163      650550    4762936       1132      489
                  OTD164      651376    4762983       1124      517
                  OTD165      650384    4762700       1131      531
                  OTD166      650712    4762980       1130      600
                  OTD167      650086    4762520       1121      415

ROSCOE POSTLE ASSOCIATES INC.

TABLE 5 "IVANHOE 2001 REVERSE CIRCULATION, REVERSE CIRCULATION / DIAMOND, AND
        DIAMOND DRILLING PROGRAMS" IVANHOE MINES LTD. OYU TOLGOI PROJECT

                                     ELEVATION  LENGTH
HOLE NUMBER   EASTING    NORTHING     m AMSL     (m)
  OTD168        650183      4762853      1175      550
  OTD170        650890      4762680      1127      535
  OTD171        650556      4763084      1131      614
  OTD172        650484      4762991      1130      600
  OTD173        650635      4762886      1130      700
  OTD174        650845      4763184      1126      600
  OTD175     650739.20   4763193.50   1129.10    461.3
  OTD176     650625.89   4763267.60   1126.90    674.9
  OTD177     650518.00   4763218.00   1130.20    591.6
  OTD178     650742.00   4763193.00   1129.00    488.8
  OTD179     650762.30    476238.70   1126.20    490.4
  OTD180     640334.00   4762766.80   1129.10     1000
  OTD181     650912.00   4763279.10   1122.10      700
  OTD182     649928.00   4763015.00    1130.0      600
  OTD183     650871.81   4763100.60   1125.00     1000
  OTD184     640545.20   4763103.20   1130.60      600
  OTD185     650395.00   4763304.00   1131.00      ?